Filed Pursuant to Rule 424(b)(2)
Registration No.: 333-283477

The information in this preliminary prospectus supplement is not complete and may be changed. An effective registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in anystate or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 29, 2026

PROSPECTUS SUPPLEMENT

To the Prospectus dated November 26, 2024

$

MORGAN STANLEY DIRECT LENDING FUND

% Notes due

We are offering for sale $    in aggregate principal amount of    % Notes due    , which we refer to as the Notes. The Notes will mature on ,    . We will pay interest on the Notes semi-annually in arrears on    and    of each year, beginning on    , 20 . We may redeem the Notes in whole or in part at any time, or from time to time, at the applicable redemption price discussed under the caption “Specific Terms of the Notes and the Offering — Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase some or all of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date upon the occurrence of a Change of Control Repurchase Event (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by us, rank effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. None of our current indebtedness is subordinated to the Notes and we do not presently expect to issue any such subordinated debt.

We are a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. We have elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940, as amended, or the 1940 Act. We are externally managed by MS Capital Partners Adviser Inc., and indirect, wholly owned subsidiary of Morgan Stanley, or the Adviser.

For U.S. federal income tax purposes, we have elected to be treated, and intend to comply with the requirements to qualify annually, as a regulated investment company, or a RIC, under Subchapter M of the Internal Revenue code of 1986, as amended, or the Code.

Our investment objective is to achieve attractive risk-adjusted returns via current income and, to a lesser extent, capital appreciation by investing primarily in directly originated senior secured term loans issued by U.S. middle-market companies in which private equity sponsors have a controlling equity stake in the portfolio company. For the purposes of this prospectus supplement, “middle-market companies” refers to companies that, in general, generate annual earnings before interest, taxes, depreciation and amortization, or EBITDA, in the range of approximately $15 million to $200 million, although not all of our portfolio companies will meet this criterion.

Investing in our securities involves a high degree of risk, including credit risk and the risk of the use of leverage, and is highly speculative. The middle-market loans in which we invest are typically not rated by any rating agency, but we believe if they were rated, they would be below investment grade. These investments, which may be referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Before buying any of our securities, you should read the discussion of the material risks of investing in our securities in “Risk Factors” beginning on page S-8 of this prospectus supplement and page 8 of the accompanying prospectus or otherwise incorporated by reference in the accompanying prospectus, or included herein or in any related free writing prospectus that we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference herein.

This prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, contain important information about us that a prospective investor should know before investing in our securities. Please read this prospectus supplement, the accompanying prospectus, and any related free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before investing and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information about us with the SEC. We maintain a website at https://www.msdl.com and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available on or through our website. Information on our website is not incorporated into or a part of this prospectus supplement, any related free writing prospectus or the accompanying prospectus. You may also obtain such information, free of charge, by contacting us at Morgan Stanley Direct Lending Fund, 1585 Broadway, 23rd Floor, New York, NY 10036, by calling us at (212) 761-4000 or by email at msdl@morganstanley.com. The SEC also maintains a website at http://www.sec.gov that contains this information. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discounts (sales load)		%	$
Proceeds to us before expenses(2)		%	$

(1)	Plus accrued interest, if any, from , 2026 if settlement occurs after that date.
(2)	Before deducting estimated offering expenses of $ payable by us in connection with this offering. See “Underwriting” in this prospectus supplement.

THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Delivery of the Notes in book-entry form through The Depository Trust Company, or DTC, will be made on or about    , 2026.

Joint Book-Running Managers

Truist Securities	BNP PARIBAS	MUFG	RBC Capital Markets	SMBC Nikko

The date of this prospectus supplement is     , 2026.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information and disclosure. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. The information contained in this prospectus supplement, the accompanying prospectus, and any free writing prospectuses is complete and accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or any other information which we have referred you when considering whether to purchase any securities offered by this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information from that contained in this prospectus supplement, the accompanying prospectus, or any free writing prospectus. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT

PROSPECTUS

SUMMARY OF KEY TERMS

In this prospectus supplement, unless context suggests otherwise:

•	the terms “we,” “us,” “our” and the “Company” refer to Morgan Stanley Direct Lending Fund, a Delaware corporation, and its consolidated subsidiaries, where applicable;

•

the terms “Morgan Stanley” or the “Firm” refer to Morgan Stanley (NYSE: MS) and its consolidated subsidiaries. For the avoidance of doubt, we are not a subsidiary of or consolidated with Morgan Stanley.

•	the term “IM” refers to the Morgan Stanley Investment Management platform, which is Morgan Stanley’s investment management unit and represents one of Morgan Stanley’s three business segments;

•	the term “MS Private Credit” refers to the North America private credit strategies within the private credit platform of IM;

•	the terms “Adviser” or “Investment Adviser” refer to MS Capital Partners Adviser Inc., our investment adviser, an indirect, wholly owned subsidiary of Morgan Stanley;

•	the term “Administrator” refers to MS Private Credit Administrative Services LLC, our administrator, an indirect, wholly owned and consolidated subsidiary of Morgan Stanley; and

•	The terms “MS BDCs” refers to the Company and the other business development companies, or BDCs, advised by our Adviser.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein. You should carefully read the entire prospectus supplement, the accompanying prospectus, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Morgan Stanley Direct Lending Fund

We are a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. We have elected to be regulated as a BDC under the Investment Company Act of 1940, as amended, or the 1940 Act. We are externally managed by the Adviser, an indirect, wholly owned subsidiary of Morgan Stanley.

As of March 31, 2026, we had an investment portfolio of $3.7 billion measured by fair value, and a net asset value of $1.7 billion. As of March 31, 2026, first lien debt represented 93.8%, second lien debt represented 2.0%, other debt investments represented 0.2%, equity securities, such as preferred and common equity, represented 1.5%, and our investment in Capstone Lending LLC, our joint venture, represented 2.5% of our investment portfolio as measured by fair value.

For U.S. federal income tax purposes, we have elected to be treated, and intend to comply with the requirements to qualify annually, as a regulated investment company, or a RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code.

Our investment objective is to achieve attractive risk-adjusted returns via current income and, to a lesser extent, capital appreciation by investing primarily in directly originated senior secured term loans issued by U.S. middle-market companies in which private equity sponsors have a controlling equity stake in the portfolio company. For purposes of this prospectus supplement, “middle-market companies” refers to companies that, in general, generate annual earnings before interest, taxes, depreciation and amortization, or EBITDA, in the range of approximately $15 million to $200 million, although not all of our portfolio companies will meet this criterion.

We invest primarily in directly originated senior secured term loans including first lien senior secured term loans (including unitranche loans) and second lien senior secured term loans, with the balance of our investments expected to be in higher-yielding assets such as mezzanine debt, unsecured debt, equity investments and other opportunistic asset purchases. Typical middle-market senior loans may be issued by middle-market companies in the context of leveraged buyouts, or LBOs, acquisitions, debt refinancings, recapitalizations, and other similar transactions. We generally expect our debt investments to have a stated term of five to eight years and typically bear interest at a floating rate usually determined on the basis of a benchmark, such as the Secured Overnight Financing Rate, or SOFR.

We generate revenues primarily in the form of interest income from investments we hold. In addition, we generate income from dividends or distributions of income on any direct equity investments, capital gains on the sale of loans and equity investments and various other loan origination and other fees, including commitment, origination, amendment, structuring, syndication or due diligence fees, fees for providing managerial assistance and consulting fees.

The debt instruments in which we generally invest are typically not rated by any rating agency, but we believe that if such investments were rated, they would be below investment grade (rated lower than “Baa3” by

Moody’s Investors Service, lower than “BBB–” by Fitch Ratings or lower than “BBB–” by Standard & Poor’s Ratings Services), which under the guidelines established by these entities is an indication of having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Bonds that are rated below investment grade are sometimes referred to as “high yield bonds” or “junk bonds.” Therefore, our investments may result in an above average amount of risk and volatility or loss of principal.

The Adviser

We have entered into an amended and restated investment advisory agreement with our Adviser, or the Investment Advisory Agreement. Pursuant to the Investment Advisory Agreement with our Adviser, we pay the Adviser a fee for investment advisory and management services consisting of two components–a base management fee and an incentive fee. The Investment Advisory Agreement will continue from year to year if approved annually by a majority of our stockholders or a majority of our Board of Directors, or the Board, including a majority of the directors who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act, or the Independent Directors. The Investment Advisory Agreement was most recently re-approved in August 2025.

The Administrator

Our Administrator, an indirect, wholly owned subsidiary of Morgan Stanley, provides the administrative services necessary for us to operate pursuant to an administration agreement, dated November 25, 2019, or the Administration Agreement. The Administration Agreement was most recently renewed by our Board of Directors in August 2025.

We do not currently have any employees. Our day-to-day investment operations are managed by our Adviser, and our Administrator provides services necessary to conduct our business. We pay no compensation directly to any interested director or executive officer of the Company. We pay our Administrator our allocable portion of certain expenses incurred by our Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer. Our Administrator is reimbursed for certain expenses it incurs on our behalf. Our Administrator reserves the right to waive all or part of any reimbursements due from the Company at its sole discretion. See “Item 1. Business-Administration Agreement” in our most recent Annual Report on Form 10-K for a discussion of the expenses that we reimburse to the Administrator (subject to the review and approval of our Independent Directors).

Company Information

Our principal executive offices are located at 1585 Broadway, 23rd Floor, New York, New York 10036, and our telephone number is (212) 761-4000. We maintain a website at www.msdl.com. Information on our website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus.

SPECIFIC TERMS OF THE NOTES AND THE OFFERING

This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and the accompanying prospectus that is attached to the back of this prospectus supplement. This section outlines the specific legal and financial terms of the Notes. You should read this section together with the description of the Notes in this prospectus supplement under the heading “Description of the Notes” and the more general description of the Company’s debt securities in the accompanying prospectus under the heading “Description of Debt Securities” before investing in the Notes.

Issuer	Morgan Stanley Direct Lending Fund

Title of the securities	% Notes due

Initial public offering price	% of the aggregate principal amount of the Notes.

Interest rate	% per year

Yield to Maturity	%

Trade Date	, 2026

Maturity Date	,

Interest payment dates	Each and , commencing , 20 . If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Ranking of Notes	The Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all of our existing and future senior liabilities that are not so subordinated, effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness (including unsecured indebtedness that we later secure), and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. The Notes are not obligations of, nor are they guaranteed by, Morgan Stanley.

As of March 31, 2026, our total consolidated indebtedness was approximately $2.07 billion, approximately $939.01 million of which was secured indebtedness, approximately $660.00 million of which was indebtedness of our consolidated subsidiaries and approximately $1.13 billion was our direct unsecured indebtedness.

Denominations	We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption

Prior to    , 20 (    month(s) prior to the maturity date of the Notes) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points less (b) interest accrued to the date of redemption, or (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case accrued and unpaid interest thereon to the redemption date of the Notes.

Notwithstanding the foregoing, at any time on or after the Par Call Date, we may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date of the Notes.

Sinking Fund	The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Notes.

Offer to Purchase upon a Change of Control Repurchase Event	If a Change of Control Repurchase Event (as defined in the indenture) occurs prior to maturity, holders of the Notes will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Defeasance	The Notes are subject to legal and covenant defeasance by us.

Form of Notes	The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book- entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

Trustee, Paying Agent, Registrar and Transfer Agent	U.S. Bank Trust Company, National Association

Events of Default	If an event of default (as described in this prospectus supplement under the caption “Description of the Notes”) on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving us.

Other Covenants	The following covenants shall apply to the Notes:

•	We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by

Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•

If at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with United States generally accepted accounting principles, or GAAP, as applicable.

No Established Trading Market	The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. Although certain of the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so, and may discontinue any such market making at any time without notice.

Accordingly, we cannot assure you that an active and liquid market for the Notes will develop or be maintained.

Use of Proceeds	We estimate that net proceeds we will receive from the sale of the Notes in this offering will be approximately $ , after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to repay outstanding secured indebtedness under our financing arrangements.

See “Use of Proceeds” in this prospectus supplement for more information.

Risk Factors	Investing in the Notes involves risk. See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in the Notes.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference herein and therein, contains, and any free writing prospectus may contain forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and you should not place undue reliance on such statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs and opinions and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “potential,” “predicts,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	risk associated with possible disruptions in our operations or the economy generally, including disruptions from the impact of global health events and natural disasters;

•	uncertainty and changes in the general interest rate environment;

•

general economic, political and industry trends and other external factors, including government shutdowns and uncertainty surrounding the financial and political stability of the United States and other countries;

•	the effect of an inflationary economic environment on our portfolio companies, our financial condition and our results of operations;

•	the impact of interruptions in the supply chain on our portfolio companies;

•	disruptions related to tariffs and other trade or sanctions issues;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the Adviser and its affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	the timing and amount of cash flows, distributions and dividends, if any, from the operations of our portfolio companies;

•	the use of borrowed money to finance a portion of our investments;

•	the adequacy of our financing sources and working capital;

•	the ability of our Adviser to locate suitable investments for us and to monitor and administer our investments;

•	the ability of our Adviser and its affiliates to attract and retain highly talented professionals;

•	our ability to maintain our qualification as a BDC and as a RIC under the Code;

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•

currency fluctuations, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars, could adversely affect the results of our investments in foreign companies;

•	the effect of changes in tax laws and regulations and interpretations thereof; and

•	the risks, uncertainties and other factors we identify under “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of the assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus supplement and the accompanying prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. This discussion contains forward-looking statements, which relate to future events or our future performance or financial condition and involves numerous risks and uncertainties, including, but not limited to, those described or identified in the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference herein and therein. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus supplement. Moreover, we assume no duty and do not undertake to update the forward-looking statements. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the Securities and Exchange Commission (the “SEC”), including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

RISK FACTORS

Investing in our securities involves a number of significant risks. In addition to the other information in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, you should consider carefully the following information and the risk factors incorporated herein by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, before making an investment in our securities. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. Each of the risk factors could materially and adversely affect our business, financial condition and results of operations. In such case, the value of the Notes may decline, and investors may lose all or part of their investment.

Risks Relating to the Notes

The Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we may incur. Additionally, the Notes are not guaranteed by Morgan Stanley.

The Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes are effectively subordinated to any secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus supplement or that we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured in respect of which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of March 31, 2026, our total consolidated indebtedness was approximately $2.07 billion, approximately $939.01 million of which was secured indebtedness, approximately $660.00 million of which was indebtedness of our consolidated subsidiaries and approximately $1.13 billion was our direct unsecured indebtedness. The Notes are not obligations of Morgan Stanley nor are they guaranteed by Morgan Stanley and Morgan Stanley has no obligation to pay any amounts due on the Notes. The Company is not a subsidiary of or consolidated with Morgan Stanley. Furthermore, Morgan Stanley has no obligation, contractual or otherwise, to financially support us. Morgan Stanley has no history of financially supporting any of the MS BDCs on the MS Private Credit platform, even during periods of financial distress.

The Notes are subordinated structurally to the indebtedness and other liabilities of our subsidiaries.

The Notes are obligations exclusively of the Company, and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. As of March 31, 2026, approximately $660.00 million of the indebtedness required to be consolidated on our balance sheet was held through subsidiary financing vehicles. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority over our claims (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims (and therefore the claims of our creditors, including the holders of the Notes) would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes are subordinated structurally to all indebtedness and other liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. All of the existing indebtedness of our subsidiaries is structurally senior to the Notes. In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.

Our amount of debt outstanding may increase as a result of this offering. Our current indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.

The use of debt could have significant consequences on our future operations, including:

•	making it more difficult for us to meet our payment and other obligations under the Notes and our other outstanding debt;

•

resulting in an event of default if we fail to comply with the financial and other restrictive covenants contained in our financing arrangements, which event of default could result in substantially all of our debt becoming immediately due and payable;

•	reducing the availability of our cash flow to fund investments, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	subjecting us to the risk of increased sensitivity to interest rate increases on our indebtedness with variable interest rates, including borrowings under our financing arrangements; and

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we operate and the general economy.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the Notes and our other debt.

Our ability to meet our payment and other obligations under our financing arrangements depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our financing arrangements or otherwise, in an amount sufficient to enable us to meet our payment obligations under the Notes and our other debt and to fund other liquidity needs. Morgan Stanley does not guarantee the Notes nor any other financial obligation of ours. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, including the Notes, sell assets, reduce or delay capital investments, or seek to raise additional capital. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Notes and our other debt.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes, if any, could cause the liquidity or market value of the Notes to decline significantly.

Our credit ratings are an internal assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes or other debt securities we may issue. Our credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed above on the market value of or trading market of our debt securities, if any. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes or an investment in other debt securities we may issue. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any underwriter undertakes any obligation to maintain our credit ratings or to advise holders of the Notes of any changes in our credit ratings.

The Notes are rated by certain credit rating agencies. There can be no assurance that the respective credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the applicable ratings agency if in its judgment future circumstances relating to the basis of the credit rating, such as adverse changes in our business, financial condition and results of operations, so warrant.

An increase in market interest rates could result in a decrease in the market value of the Notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices, if any, or values of the Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if an investor purchases Notes bearing interest at fixed rates and market interest rates increase, the market prices, if any, or values of those Notes may decline. We cannot predict the future level of market interest rates.

The indenture governing the Notes contains limited protection for holders of the Notes.

The indenture governing the Notes offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on a holder’s investment in the Notes. In particular, the terms of the indenture and the Notes do not place any restrictions on our or our subsidiaries’ ability to:

•

issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC;

•	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;

•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	enter into transactions with affiliates;

•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•	make investments; or

•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity other than certain events of default under the indenture governing the Notes as described under the “Description of the Notes — Events of Default” in this prospectus supplement.

Our ability to recapitalize, incur additional debt and take a number of other actions are not limited by the terms of the Notes and may have important consequences for holders of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. See “Risk Factors – Risks Relating to Our Business and Structure – We intend to finance our investments with borrowed money, which will magnify the potential for gain or loss on amounts invested and may increase the risk of investing in us” in our most recent Annual Report on Form 10-K. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes. The indenture governing the Notes does not place any restrictions on the operations of Morgan Stanley or its subsidiaries.

The optional redemption provision for the Notes may materially adversely affect your return on the Notes.

The Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Notes at times when prevailing interest rates are lower than the interest rate paid on the Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Notes being redeemed.

There is currently no public market for the Notes. If an active trading market for the Notes does not develop or is not maintained, you may not be able to sell your Notes.

The Notes are a new issue of debt securities for which there currently is no trading market. We do not currently intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If no active trading market develops, you may not be able to resell your Notes at their fair market value or at all. If the Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. Certain of the underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market-making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that an active and liquid trading market will develop or continue for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event (as defined in the Description of Notes) because we may not have sufficient funds. Upon a Change of Control Repurchase Event, holders of the Notes may require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. Our failure to purchase such tendered Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the indenture governing the Notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. Our and our subsidiaries’ current and future financing facilities may contain similar restrictions and provisions. If a Change of Control Repurchase Event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness and/or to make the required repurchase of the Notes. See “Description of the Notes — Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus supplement for additional information. For the avoidance of doubt, Morgan Stanley does not have any obligation to provide us with funding to repurchase the Notes upon a Change of Control Repurchase Event or otherwise.

USE OF PROCEEDS

We estimate that net proceeds we will receive from the sale of the Notes in this offering will be approximately $ million, after deducting the underwriting discounts and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering to repay secured indebtedness (which may include the Truist Credit Facility and the BNP Funding Facility, each as defined below) under our financing arrangements. We may reborrow under the credit facilities described below for general corporate purposes, which include investing in portfolio companies in accordance with our investment objectives.

As of March 31, 2026, the aggregate principal balance of our senior secured revolving credit agreement with Truist Bank, or, as amended, the Truist Credit Facility, was approximately $279.0 million. As of March 31, 2026, the availability period of the Truist Credit Facility will terminate on February 23, 2029. Borrowings under the Truist Credit Facility bear interest at a per annum rate equal to, (x) for loans for which the Company elects the base rate option, the “alternate base rate” (which is the highest of (a) the prime rate as publicly announced by Truist Bank, (b) the sum of (i) the weighted average of the rates on overnight federal funds transactions, as published by the Federal Reserve Bank of New York plus (ii) 0.5%, and (c) Term SOFR (as defined in the Truist Credit Facility) plus 1% per annum) plus either (A) 0.65% or (B) 0.775%, based on certain borrowing base conditions and (y) for loans for which the Company elects the term benchmark option, Term SOFR, for borrowings denominated in U.S. dollars, or the applicable term benchmark rate for borrowings denominated in certain foreign currencies, in each case for the related interest period for such borrowing plus (A) 1.65% or (B) 1.775%, based on certain borrowing base conditions or such other applicable margin as is applicable to such foreign currency borrowings. As of March 31, 2026, the Truist Credit Facility had a maturity date of February 25, 2030.

As of March 31, 2026, the aggregate principal balance of the senior secured revolving credit facility between our wholly owned subsidiary, DLF Financing SPV LLC, or Financing SPV, and BNP Paribas, as the administrative agent and lender, us, as the equity holder and as the servicer, and U.S. Bank National, as collateral agent, or, as amended, the BNP Funding Facility, was approximately $351.0 million. The applicable margin on borrowings during the reinvestment period, which ends on August 21, 2027, is 1.95% and, after the reinvestment period through the maturity date, which is August 21, 2029, is 2.45%. The obligations Financing SPV under the BNP Funding Facility are secured by the assets held by Financing SPV.

Affiliates of certain underwriters are lenders under our financing arrangements. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent the proceeds are used to pay down a portion of the outstanding indebtedness under our financing arrangements. See “Underwriting—Other Relationships” in this prospectus supplement for additional information regarding potential payments to certain underwriters or their affiliates.

CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2026:

(1)	on an actual basis; and

(2)

on an as adjusted basis giving effect to the offering of the Notes and the application of net proceeds from this offering as described in this prospectus supplement under the caption “Use of Proceeds.”

You should read this table together with “Use of Proceeds” set forth in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes thereto included in our most recent Annual Report on Form 10-K.

	As of March 31, 2026
Dollar amounts are presented in thousands, except share data.	Actual	As Adjusted
Assets
Non-controlled/non-affiliated investments, at fair value (amortized cost of $3,662,649)	$3,565,757
Non-controlled/affiliated investments, at fair value (amortized cost of $11,242)	10,121
Controlled/affiliated investments, at fair value (amortized cost of $94,532)	93,072

Total investments, at fair value (cost of $3,768,423)	3,668,950
Cash and cash equivalents (restricted cash of $3,820)	80,657
Investments in unaffiliated money market fund (cost of $19,856)	19,856
Deferred financing costs	15,917
Interest and dividend receivable from non-controlled/non-affiliated investments	28,410
Interest receivable from non-controlled/affiliated investments	142
Interest receivable from controlled/affiliated investments	1,165
Receivable for investments sold/repaid	4,543
Other assets	5,163

Total assets	$3,824,803

Liabilities
Revolving Credit Facilities(1)	$630,010
CLO 2025-1 Issued Debt (net of unamortized debt issuance costs of $2,897)	306,103
2027 Notes (net of unamortized debt issuance costs of $1,024 and unamortized original issuance discount of $185)	423,790
2029 Notes (net of unamortized debt issuance costs of $2,433 and unamortized original issuance discount of $2,430)	349,200

	As of March 31, 2026
Dollar amounts are presented in thousands, except share data.	Actual	As Adjusted
2030 Notes (net of unamortized debt issuance costs of $3,756 and unamortized original issuance discount of $3,101)	343,950
% Notes due (net of unamortized debt issuance costs of $ and unamortized original issuance discount of $ )	—
Payable for investment purchased	7
Payable to affiliates	83
Dividend payable	38,485
Management fees payable	9,430
Income based incentive fee payable	5,800
Interest payable	24,847
Accrued expenses and other liabilities	2,631

Total liabilities	2,134,336
Commitments and Contingencies
Net Assets
Common stock, par value $0.001 per share (500,000,000 shares authorized; 85,335,813 shares issued and outstanding as of March 31, 2026)	85
Preferred stock, $0.001 par value (1,000,000 shares authorized; no shares issued and outstanding)	—
Paid-in capital in excess of par value	1,752,913
Distributable earnings (loss)	(62,531)

Total net assets	1,690,467

Total liabilities and net assets	$3,824,803

Net asset value per share	19.81

(1)	Represents outstanding indebtedness under the Truist Credit Facility and the BNP Funding Facility.

DESCRIPTION OF THE NOTES

The following description of the terms of the    % Notes due    supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

We will issue the Notes under the base indenture between us and U.S. Bank Trust Company, National Association, as trustee, dated as of February 11, 2022, as supplemented by a separate fourth supplemental indenture between us and the trustee to be dated as of the settlement date for the Notes. As used in this section, all references to the indenture mean the base indenture as supplemented by the fourth supplemental indenture. The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. You may request a copy of the indenture from us by making a written request to Morgan Stanley Direct Lending Fund, 1585 Broadway, New York, NY 10036, by calling us at (212) 761-4000 or by email at msdl@morganstanley.com.

For purposes of this description, references to “we,” “our” and “us” refer only to Morgan Stanley Direct Lending Fund and not to any of its current or future subsidiaries and references to “subsidiaries” refer only to our consolidated subsidiaries and exclude any investments held by Morgan Stanley Direct Lending Fund in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of Morgan Stanley Direct Lending Fund and its subsidiaries.

General

The Notes:

•	will be our general unsecured, senior obligations;

•	will initially be issued in an aggregate principal amount of $ ;

•	will mature on , , unless earlier redeemed or repurchased, as discussed below;

•	will bear cash interest from , 2026, at an annual rate of % payable semi-annually in arrears on and of each year, beginning on , 20 ;

•	will be subject to redemption at our option as described in this prospectus supplement under the caption “— Optional Redemption;”

•

will be subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event (as defined in this prospectus supplement under the caption “— Offer to Repurchase Upon a Change of Control Repurchase Event”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase;

•	will be issued in denominations of $2,000 and integral multiples of $1,000 thereof; and

•

will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “— Book-Entry, Settlement and Clearance” in this prospectus supplement.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or distributions or issuing or repurchasing our other securities. Other than restrictions described under “— Offer to Repurchase Upon a Change of Control Repurchase Event” and “— Covenants — Merger, Consolidation or Sale of Assets” in this prospectus supplement, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, issue additional Notes under the indenture with the same terms (except for the issue date, public offering price, and, if applicable, the initial interest payment date) as the Notes offered hereby in an unlimited aggregate principal amount; provided that, if such additional Notes are not fungible with the Notes offered hereby (or any other tranche of additional Notes) for U.S. federal income tax purposes, then such additional Notes will have different CUSIP numbers from the Notes offered hereby (and any such other tranche of additional Notes).

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

Payments on the Notes; Paying Agent and Security Registrar; Transfer and Exchange

We will pay the principal of, and interest on, the Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).

Payment of principal (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at our option payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register.

A holder of Notes may transfer or exchange Notes at the office of the security registrar in accordance with the indenture. The security registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the security registrar for any registration of transfer or exchange of Notes, but we or the trustee may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.

The registered holder of a Note will be treated as its owner for all purposes.

Interest

The Notes will bear cash interest at a rate of    % per year until maturity. Interest on the Notes will accrue from    , 2026. Interest will be payable semi-annually in arrears on    and    of each year, beginning on    , 20    .

Interest will be paid to the person in whose name a Note is registered at 5:00 p.m. New York City time, or the close of business, on    or    , as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, redemption date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event (defined below) of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

Ranking

The Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes rank equally in right of payment with all of our existing and future liabilities that are not so subordinated. The Notes will rank effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The Notes will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

As of March 31, 2026, our total consolidated indebtedness was approximately $2.07 billion, approximately $939.01 million of which was secured indebtedness, approximately $660.00 million of which was indebtedness of our consolidated subsidiaries and approximately $1.13 billion was our direct unsecured indebtedness.

Optional Redemption

Prior to    , 20 (    month(s) prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

Notwithstanding the foregoing, on or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

For purposes of calculating the redemption price in connection with the redemption of the Notes, on any redemption date, the following terms have the meanings set forth below:

“Treasury Rate” means, with respect to any redemption date of the Notes, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, the trustee shall have no duty to calculate the redemption price nor shall it have any duty to review or verify the Company’s calculations of the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair and subject to and otherwise in accordance with the procedures of the applicable depository. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC, the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and upon receipt of written instruction from the Company, the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of certain of our and our subsidiaries’ financing arrangements provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our and our subsidiaries’ financing arrangements at that time and to terminate the financing arrangements. Our and our subsidiaries’ future financing arrangements may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our and our subsidiaries’ future financing arrangements, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our and our subsidiaries’ other debt. See “Risk Factors — Risks Relating to the Notes — We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus supplement for more information.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the Notes:

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control will have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries will not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or

(3)	the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any subsidiary of the Company, 50% or more of the outstanding equity interests of which are owned by the Company and its direct or indirect subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) (or, in each case, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service or any successor thereto.

“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) the Adviser, any affiliate of the Adviser or any entity that is managed by the Adviser that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.

“Rating Agency” means:

(1)	one or both of Fitch and Moody’s; and

(2)

if both of Fitch and Moody’s cease to rate the Notes or fail to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for either of Fitch or Moody’s, as the case may be.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Covenants

In addition to the covenants described in the base indenture, the following covenants will apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants will govern:

Merger, Consolidation or Sale of Assets

The indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Morgan Stanley Direct Lending Fund or its Controlled Subsidiaries will not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:

•

we are the surviving person, or the Surviving Person, or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a statutory trust, corporation or limited liability company organized and existing under the laws of the United States or any state or territory thereof;

•

the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture and registration rights agreement to be performed by us;

•	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default will have occurred and be continuing; and

•

we will deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, will be deemed to be the transfer of all or substantially all of our property.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions may be permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.

An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Other Covenants

•

We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Events of Default

Each of the following will be an event of default:

(1)	default in the payment of any interest upon any Note when such interest becomes due and payable and the continuance of such default for a period of 30 days;

(2)	default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date;

(3)

default by us in the performance, or breach, of any covenant or agreement in the indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture;

(4)

default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with Morgan Stanley Direct Lending Fund for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5)

pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, on the last business day of each of 24 consecutive calendar months, any class of securities must have an asset coverage (as such term is used in the 1940 Act and the rules and regulations promulgated thereunder) of less than 100% giving effect to any exemptive relief granted to us by the SEC; or

(6)	certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days.

If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the trustee or the holders of at least 25% in principal amount of the Notes may declare the entire principal amount of the outstanding Notes to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal or specified portion thereof will become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

(i)	such holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes;

(ii)	the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the trustee to institute proceedings in respect of such event of default;

(iii)

such holder or holders have offered to the trustee indemnity, security, or both, satisfactory to the trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)	the trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(v)	no direction inconsistent with such written request has been given to the trustee during such 60- day period by the holders of a majority in principal amount of the outstanding Notes.

Notwithstanding any other provision in the indenture, the holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.

The trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the trustee security and/or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction may not be in conflict with any rule of law or with the indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting (it being understood that the Trustee shall have no duty or obligation to determine if such action is unjustly prejudicial to such holders).

The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose, but no such waiver may extend to any subsequent or other default or event of default or impair any right consequent thereto.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to the knowledge of the signers whether we are in compliance with all terms, provisions or conditions of the indenture.

Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee must transmit notice of such default known to the trustee, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee will be protected in withholding such notice if and so long as the Board, the executive committee or a trust committee of directors of the trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.

Satisfaction and Discharge; Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the security registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the indenture.

Trustee

U.S. Bank Trust Company, National Association is the trustee, security registrar and paying agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information. U.S. Bank Trust Company, National Association’s address is 100 Wall Street, 6th Floor, New York, New York 10005, USA.

We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture provides that it and the Notes will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.

Book-Entry, Settlement and Clearance

Global Notes

The Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons, or the Global Notes. Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC, or the DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a Global Note with DTC’s custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have Notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•

will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the trustee to DTC’s nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a general summary of the material U.S. federal income tax considerations (and, in the case of a non-U.S. holder (as defined below), certain material U.S. federal estate tax considerations) applicable to purchasing, owning, and disposing of the Notes. This summary addresses only those holders who purchase Notes in this offering at the public offering price. Moreover, this summary does not purport to be a complete description of the income tax considerations applicable to such an investment and does not address any state, local or non-U.S. income or other tax considerations. The discussion is based upon the Code, the regulations promulgated thereunder by the U.S. Department of the Treasury, or the Treasury Regulations, and administrative and judicial interpretations, each as of the date of this prospectus supplement and all of which are subject to change, potentially with retroactive effect. Investors should consult their own tax advisors with respect to tax considerations that pertain to their investment in the Notes.

This discussion deals only with Notes held as capital assets within the meaning of Section 1221 of the Code and does not cover possible income tax considerations to beneficial owners (referred to in this discussion as “holders”) with special circumstances, including the U.S. federal income tax consequences applicable to holders such as financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies and regulated investment companies (and stockholders of such corporations), dealers in securities or currencies, traders in securities, former citizens of the United States, persons holding the Notes as a hedge against currency risks or as a position in a “straddle,” “hedge,” “constructive sale transaction” or “conversion transaction” (as those terms are defined under the Code), entities that are tax-exempt for U.S. federal income tax purposes, retirement plans, individual retirement accounts, tax-deferred accounts, persons subject to the alternative minimum tax, pass-through entities (including partnerships and other entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of such pass-through entities, or persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar. This discussion also does not deal with holders of the Notes other than original purchasers of the Notes who acquire the Notes in this offering for a price equal to their original issue price (i.e., the first price at which a substantial amount of the Notes is sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriter, placement agents or wholesalers). Investors considering purchasing the Notes should consult their own tax advisors concerning the application of the U.S. federal, state and local tax laws to their individual circumstances, as well as any consequences to such investors relating to purchasing, owning and disposing of the Notes under the laws of any non-U.S. taxing jurisdiction.

For purposes of this discussion, the term “U.S. holder” means a holder of a Note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) a trust (a) subject to the control of one or more United States persons (as defined under the Code) and the primary supervision of a court in the United States, or (b) that has in force a valid election (under applicable Treasury Regulations) to be treated as a United States person, or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source. The term “non-U.S. holder” means a holder of a Note that is neither a U.S. holder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds any Notes, the U.S. federal income tax treatment of a partner, member or owner of such entity generally will depend upon the status of such partner, member or owner, the activities of such entity and certain determinations made at the partner, member or owner level. Such entities holding Notes, and persons holding interests in such entities, should each consult their own tax advisors as to the consequences of investing in the Notes in their individual circumstances.

Taxation of U.S. Holders

Payments or accruals of interest on a Note generally will be taxable to a U.S. holder as ordinary interest income at the time they are received (actually or constructively) or accrued, in accordance with the U.S. holder’s regular method of tax accounting.

If the issue price of a Note is less than its stated principal amount by an amount greater than or equal to a specified de minimis amount, the Note will be considered as having been issued for U.S. federal income tax purposes with original issue discount (“OID”) in an amount equal to the difference between the issue price and the stated principal amount. If the Note is issued with OID, a U.S. holder generally will be required to include the OID in gross income as ordinary interest income as the OID accrues, in advance of the receipt of cash attributable to that income and regardless of such holder’s regular method of tax accounting.

Such OID will be included in gross income for each day during each taxable year in which a Note is held by a U.S. holder using a constant yield to maturity method that reflects the compounding of interest. This means that a U.S. holder will be required to include increasingly greater amounts of OID over time.

If a U.S. holder purchases a Note in this offering at a price that exceeds the stated principal amount of the Note, such holder will be considered to have purchased the Note with amortizable bond premium equal to the amount of that excess. A U.S. holder generally may elect to amortize the premium using a constant yield method over the remaining term of the Note as an offset to interest when included in income in accordance with such holder’s regular method of tax accounting. This election to amortize premium on a constant yield method will apply to all debt obligations (other than debt obligations the interest on which is excludable from gross income) held by such holder as of the beginning of, or acquired during or after, the first taxable year for which the election applies and may not be revoked without the consent of the Internal Revenue Service, or the IRS. If a U.S. holder makes the election to amortize bond premium with respect to a Note, such holder will be required to reduce its adjusted tax basis in such Note by the amount of the premium amortized. If a U.S. holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss such holder would otherwise recognize on the sale, exchange, redemption, retirement or other taxable disposition of the Note. Prospective investors should consult their own tax advisors regarding this election.

Upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (excluding amounts representing accrued and unpaid interest, which are treated as ordinary income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will equal the U.S. holder’s initial investment in the Note, increased by OID previously included in income with respect to the Note and reduced by the amount of any bond premium previously amortized by the U.S. holder with respect to the Note as well as any cash payments on the Note other than qualified stated interest. Capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in the Note was more than one year. Long-term capital gains generally are taxed at reduced rates for individuals and certain other non-corporate U.S. holders, and the deductibility of capital losses is subject to limitations.

Taxation of Non-U.S. Holders

A non-U.S. holder generally will not be subject to U.S. federal income or withholding taxes on payments of principal or interest on a Note, provided that (i) income on the Note is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, (ii) in the case of interest income, the non-U.S. holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, does not own (actually or constructively) 10% or more of the total combined voting power of all classes of our stock and is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership and (iii) the non-U.S. holder provides a statement on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) signed under penalties of perjury that includes the non-U.S. holder’s name and address and certifies that it is not a United States person in compliance with applicable requirements, or satisfies documentary evidence requirements for establishing that it is a non-U.S. holder. The amount of interest paid to a non-U.S. holder on the Notes will be reported to the non-U.S. holder and the IRS annually on IRS Form 1042-S even if the non-U.S. holder is exempt from the U.S. federal income or withholding taxes described above. Copies of the information returns reporting those payments and the amounts withheld also may be made available to the tax authorities in the country where the non-U.S. holder is resident under the provisions of an applicable income tax treaty or agreement.

A non-U.S. holder that is not exempt from tax under these rules generally will be subject to U.S. federal income tax withholding on payments of interest on the Notes at a rate of 30% unless (i) the income is effectively connected with the conduct of a U.S. trade or business, in which case the interest will be subject to U.S. federal income tax on a net income basis in the same manner as U.S. holders generally, or (ii) an applicable income tax treaty provides for a lower rate of, or exemption from, such withholding tax. To claim the benefit of an applicable income tax treaty, the non-U.S. holder must timely provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and, to claim exemption from withholding tax because the interest income is effectively connected with a U.S. trade or business, the non-U.S. holder must timely provide a properly executed IRS Form W-8ECI (or other applicable form).

In the case of a non-U.S. holder that is a corporation and receives income that is effectively connected with the conduct of a U.S. trade or business, such income may also be subject to a branch profits tax (which is generally imposed on a non-U.S. corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to a U.S. trade or business) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if the non-U.S. holder is eligible for benefits under an applicable income tax treaty.

Generally, a non-U.S. holder will not be subject to U.S. federal income or withholding taxes on any amount that constitutes capital gain upon the sale, exchange, redemption, retirement or other taxable disposition of a Note, unless the gain is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder (and, if an income tax treaty applies, is attributable to a United States “permanent establishment” maintained by the non-U.S. holder). However, if an individual non-U.S. holder is present in the United States for 183 or more days during the taxable year in which the sale, exchange, redemption, retirement or other taxable disposition of a Note occurs, and certain other conditions exist, such non-U.S. holder will be subject to a flat 30% U.S. federal income tax on any resulting gain (except to the extent otherwise provided by an applicable income tax treaty), which may be offset by certain U.S. losses. Non-U.S. holders should consult their own tax advisors with regard to whether taxes will be imposed on capital gain in their individual circumstances.

A Note that is held by an individual who, at the time of such individual’s death, is not a citizen or resident of the United States, for U.S. federal estate tax purposes, generally will not be subject to the U.S. federal estate tax, unless, at the time of death, (i) such individual owns (actually or constructively) 10% or more of the total combined voting power of all classes of our stock or (ii) such individual’s interest in the Notes is effectively connected with the individual’s conduct of a U.S. trade or business.

Information Reporting and Backup Withholding

A U.S. holder (other than an “exempt recipient,” including a corporation and certain other persons who, when required, demonstrate their exempt status) may be subject to backup withholding on, and information reporting requirements with respect to, payments of principal or interest on, and proceeds from the sale, exchange, redemption, retirement or other taxable disposition of, the Notes. In general, if a non-corporate U.S. holder subject to information reporting fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, backup withholding at the applicable statutory rate may apply. Non-U.S. holders generally are exempt from information reporting and backup withholding, provided, if necessary, that they demonstrate their qualification for exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder generally would be allowed as a refund or a credit against such holder’s U.S. federal income tax provided the required information is timely furnished to the IRS.

Tax Shelter Reporting Regulations

Under applicable U.S. Treasury Regulations, if a U.S. holder recognizes a loss with respect to the Notes of $2 million or more for a non-corporate U.S. holder or $10 million or more for a corporate U.S. holder in any single taxable year (or a greater loss over a combination of taxable years), the U.S. holder may be required to file with the IRS a disclosure statement on IRS Form 8886. Direct U.S. holders of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, U.S. holders of an interest in a RIC are not exempt from such reporting. Future guidance may extend the current exception from this reporting requirement to U.S. holders of interests issued by most or all RICs. The fact that a loss is reportable under these U.S. Treasury Regulations does not affect the legal determination of whether a taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. holders of the Notes should consult their own tax advisors to determine the applicability of these U.S. Treasury Regulations in light of their individual circumstances.

Medicare Tax on Net Investment Income

A 3.8% tax is imposed under Section 1411 of the Code on the “net investment income” of certain U.S. citizens and residents and on the undistributed net investment income of certain estates and trusts. Among other items, net investment income generally includes payments of interest on, and net gains recognized from the sale, exchange, redemption, retirement or other taxable disposition of, the Notes, less certain deductions. Prospective investors in the Notes should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the Notes.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act provisions of the Code, or FATCA, the related Treasury Regulations and other IRS administrative guidance promulgated thereunder, when applicable, generally impose a U.S. federal withholding tax of 30% on interest on a debt obligation that produces U.S.-source interest that is paid to certain non-U.S. entities (including, in some circumstances, where such an entity is acting as an intermediary) that fail to comply with certain certification and information reporting requirements. Prospective investors in the Notes should consult their own tax advisors regarding the effect, if any, of the FATCA rules to them based on their particular circumstances.

THE PRECEDING DISCUSSION IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL THE APPLICABLE TAX CONSEQUENCES TO A HOLDER OF PURCHASING, OWNING OR DISPOSING OF THE NOTES, NOR IS IT INTENDED TO CONSTITUTE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES IN THEIR INDIVIDUAL CIRCUMSTANCES.

UNDERWRITING

Truist Securities, Inc., BNP Paribas Securities Corp., MUFG Securities Americas Inc., RBC Capital Markets, LLC, and SMBC Nikko Securities America, Inc., are acting as the representatives of the several underwriters. Subject to the terms and conditions set forth in an underwriting agreement between us and the representatives on behalf of the several underwriters, we have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, the aggregate principal amount of Notes set forth below.

Underwriter	Principal Amount
Truist Securities, Inc.	$
BNP Paribas Securities Corp.	$
MUFG Securities Americas Inc.	$
RBC Capital Markets, LLC	$
SMBC Nikko Securities America, Inc.	$
Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts

The following table shows the total underwriting discounts that we are to pay to the underwriters in connection with this offering.

	Per Note	Total
Public offering price	%	$
Underwriting discount (sales load)%		$
Proceeds, before expenses, to us	%	$

The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to certain other Financial Industry Regulatory Authority (FINRA) members at the public offering price less a concession not in excess of % of the aggregate principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of % of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The expenses of the offering, not including the underwriting discount, are estimated at $    and are payable by us.

No Sales of Similar Securities

Subject to certain exceptions, we have agreed not to sell, offer to sell, contract or agree to sell, transfer, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by us or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by us or file or cause to be declared effective a registration statement under the Securities Act with respect to any of the foregoing, without the consent of the underwriter, until the settlement date of this offering. This consent may be given at any time without public notice.

Listing

The Notes are a new issue of securities with no established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system. We have been advised by certain of the underwriters that certain of the underwriters presently intend to make a market in the Notes after completion of this offering as permitted by applicable laws and regulations. Such underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of such underwriters without any notice. Accordingly, no assurance can be given that an active and liquid public trading market for the Notes will develop or be maintained. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

Price Stabilization, Short Positions

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Alternative Settlement Cycle

We expect that delivery of the Notes offered hereby will be made against payment therefor on or about    , 2026, which will be the  business day following the date of the pricing of the Notes offered hereby (such settlement being herein referred to as “T+ ”). Under Rule 15c6-1 promulgated under the Exchange Act, in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the business day before the delivery of the Notes will be required, by virtue of the fact that the Notes initially settle in T+ , to specify an alternative arrangement at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Electronic Offer, Sale and Distribution of Notes

The underwriters may make prospectuses available in electronic (PDF) format. A prospectus in electronic (PDF) format may be made available on web sites maintained by the underwriters, and the underwriters may distribute such prospectuses electronically.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us and our affiliates, for which they received or will receive customary fees and expenses, including acting as underwriter for our and our affiliates’ securities offerings.

In the ordinary course of their various business activities, the underwriters and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours and our affiliates (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us and our affiliates. If underwriters and their affiliates have a lending relationship with us, the underwriters and their affiliates routinely hedge, or may hedge, its credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Certain of the net proceeds from the sale of the Notes, not including underwriting compensation, may be paid to affiliates of the underwriters as lenders under certain of our financing arrangements. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent the proceeds are used to pay down a portion of the outstanding indebtedness under our financing arrangements.

The principal business address of Truist Securities, Inc. is 50 Hudson Yards, 70th Floor, New York, New York 10001. The principal business address of BNP Paribas Securities Corp. is 787 Seventh Avenue, New York, New York 10019. The principal business address of MUFG Securities Americas Inc. is 1221 Avenue of the Americas, 6th Floor, New York, New York 10020. The principal business address of RBC Capital Markets, LLC is Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281. The principal business address of SMBC Nikko Securities America, Inc. is 277 Park Avenue, 5th Floor, New York, New York 10172.

Disclaimers about Non-U.S. Jurisdictions

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in the Conduct of Business Sourcebook of the handbook of rules and guidance adopted by the U.K.’s Financial Conduct Authority (the “FCA Handbook”), rule 3.4.1; or

(ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) of the United Kingdom and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation ( EU) No 600/ 2014 as it forms part of domestic law by virtue of the EUWA; or

(iii) and not a qualified investor as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (the “POAT Regulations”);

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the POAT Regulations from the prohibition on public offers of relevant securities. This prospectus supplement is not a prospectus for the purposes of the POAT Regulations or the Admission to Trading on a Regulated Market Sourcebook of the FCA Handbook, has not been approved by the U.K.’s Financial Conduct Authority and should not be relied on and should not be construed as an offer (or any other form of marketing).

This prospectus supplement and any other material in relation to the Notes is only being distributed to, and is directed only at, persons in the United Kingdom who are “qualified investors” (as defined in paragraph 15 of

Schedule I to the POAT Regulations) who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The Notes are not being offered to the public in the United Kingdom.

In addition, in the United Kingdom, each underwriter has represented and agreed the Notes may not be offered other than by an underwriter that:

•

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

This prospectus supplement constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the Notes. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus supplement or on the merits of the Notes and any representation to the contrary is an offence.

Canadian investors are advised that this prospectus supplement has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI33-105”). Pursuant to section 3A.3 of NI 33-105, the Company and the underwriters in the offering are exempt from the requirement to provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the Notes in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of Notes by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Notes outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the Notes will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this prospectus supplement does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Notes and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Notes or with respect to the eligibility of the Notes for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to a prospectus supplement (such as this prospectus supplement), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the prospectus supplement, or other offering document that constitutes a prospectus supplement, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this prospectus supplement, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to Prospective Investors in Israel

Sales of the Notes in Israel will be made through the underwriters and/or through an Israeli broker(s) engaged by them. The Notes will not be offered to an Israeli person unless such offeree is a “qualified investor” (as defined in the First Appendix to the Israeli Securities Law) who is not an individual (a “Qualified Israeli Investor”) and who has (x) completed and signed a questionnaire regarding qualification as a Qualified Israel Investor and (y) certified that it has an exemption from Israeli withholding taxes on interest.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement have not been reviewed, approved or endorsed by any regulatory authority in Hong Kong. The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or the professional investors; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors”. This prospectus supplement is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Notes described herein, and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this prospectus supplement).

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Singapore Securities and Futures Act Product Classification: Solely for the purpose of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The offer and the marketing of Notes of the Company in Switzerland will be exclusively made to, and directed at, qualified investors (“Qualified Investors”), as defined in Article 10(3) and (3ter) of the Swiss Collective Investment Schemes Act (“CISA”) and its implementing ordinance, at the exclusion of qualified investors with an opting-out pursuant to Article 5(1) of the Swiss Federal Law on Financial Services (“FinSA”) and without any portfolio management or advisory relationship with a financial intermediary pursuant to Article 10(3ter) CISA (“Excluded Qualified Investors”). Accordingly, the Company has not been and will not be registered with the Swiss Financial Market Supervisory Authority (“FINMA”) and no representative or paying agent have been or will be appointed in Switzerland. This prospectus supplement and/or any other offering or marketing materials relating to the Notes of the Company may be made available in Switzerland solely to Qualified Investors, at the exclusion of Excluded Qualified Investors. The legal documents of the Company may be obtained free of charge from the Company by calling us at (212) 761-4000.

LEGAL MATTERS

Certain legal matters regarding the securities offered hereby have been passed upon for us by Dechert LLP. Certain legal matters in connection with the offering have been passed upon for the underwriters by Ropes & Gray LLP.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The principal business address of Deloitte & Touche LLP is 30 Rockefeller Plaza, New York, New York, 10112.

INCORPORATION BY REFERENCE

This prospectus supplement is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus supplement is terminated will automatically be incorporated and, where applicable, supersede any applicable information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

We incorporate by reference into this prospectus supplement our filings listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of securities covered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed, is not incorporated by reference in this prospectus supplement and the accompanying prospectus (unless specifically set forth in such filing). Information that we file with the SEC will automatically update and may supersede information in this prospectus supplement, the accompanying prospectus and information previously filed with the SEC.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 7, 2026;

•	Our Current Reports on Form 8-K, filed with the SEC on May 29, 2026 and June 2, 2026;

•

The portions of our definitive proxy statement on Schedule 14A, filed with the SEC on April 17, 2026, as amended by Amendment No. 1 to Schedule 14A, filed with the SEC on April 23, 2026, that are incorporated into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein or therein is accurate as of any date other than the date on the front of this prospectus supplement, the accompanying prospectus or those documents incorporated herein or therein.

AVAILABLE INFORMATION

We file annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge on our website at www.msdl.com or by calling us at (212) 761-4000 or by email at msdl@morganstanley.com. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available free of charge on the SEC’s Internet website at http://www.sec.gov. Information on our website and the SEC’s website is not incorporated into or a part of this prospectus supplement or the accompanying prospectus. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by sending a request by email to: publicinfo@sec.gov.

All requests for information, including copies of documents incorporated by reference into this prospectus supplement, should be directed to:

Investor Relations

Morgan Stanley Direct Lending Fund

1585 Broadway, 23rd Floor

New York, NY 10036

(212) 761-4000

msdl@morganstanley.com

PROSPECTUS

MORGAN STANLEY DIRECT LENDING FUND

Common Stock

Preferred Stock

Warrants

Subscription Rights

Debt Securities

We are a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. We have elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940, as amended, or the 1940 Act. We are externally managed by MS Capital Partners Adviser Inc., an indirect, wholly owned subsidiary of Morgan Stanley, or the Adviser. The U.S. private credit strategies (or MS Private Credit as defined below) within Morgan Stanley managed approximately $22.0 billion in committed capital1 as of October 1, 2024. We are not a subsidiary of or consolidated with Morgan Stanley.

For U.S. federal income tax purposes, we have elected to be treated, and intend to comply with the requirements to qualify annually, as a regulated investment company, or a RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or together with the rules and regulations promulgated thereunder, the Code.

Our investment objective is to achieve attractive risk-adjusted returns via current income and, to a lesser extent, capital appreciation by investing primarily in directly originated senior secured term loans issued by U.S. middle-market companies in which private equity sponsors have a controlling equity stake in the portfolio company. For the purposes of this prospectus, “middle-market companies” refers to companies that, in general, generate annual earnings before interest, taxes, depreciation and amortization, or EBITDA, in the range of approximately $15 million to $200 million, although not all of our portfolio companies will meet this criterion.

We invest primarily in directly originated senior secured term loans including first lien senior secured term loans (including unitranche loans) and second lien senior secured term loans, with the balance of our investments expected to be in higher-yielding assets such as mezzanine debt, unsecured debt, equity investments and other opportunistic asset purchases. Typical middle-market senior loans may be issued by middle-market companies in the context of leveraged buyouts, or LBOs, acquisitions, debt refinancings, recapitalizations, and other similar transactions. We generally expect our debt investments to have a stated term of five to eight years and typically bear interest at a floating rate usually determined on the basis of a benchmark (such as the Secured Overnight Financing Rate, or SOFR). We generate revenues primarily in the form of interest income from investments we hold. In addition, we generate income from dividends or distributions of income on any direct equity investments, capital gains on the sale of loans and debt and equity securities, and various other loan origination and other fees, including commitment, origination, amendment, structuring, syndication or due diligence fees, fees for providing managerial assistance and consulting fees. We intend to finance our investments with borrowed money, which will magnify the potential for gain or loss on amounts invested and may increase the risk of investing in us. We are advised by our investment adviser, MS Capital Partners Adviser Inc., an indirect, wholly owned subsidiary of Morgan Stanley.

We may offer, from time to time, in one or more offerings or series, together or separately, our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, subscription rights or debt securities, which we refer to, collectively, as the “securities.” We may sell our common stock through underwriters or dealers, “at-the-market” to or through a market maker into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus, or any free writing prospectuses that we have authorized to use in connection with a specific offering. In the event we offer common stock, the offering price per share of our common stock exclusive of any underwriting commissions or discounts will not be less than the net asset value per share of our common stock at the time we make the offering except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our common stockholders and approval of our board of directors or (3) under such circumstances as the Securities and Exchange Commission, or the SEC, may permit.

Our common stock is traded on The New York Stock Exchange under the symbol “MSDL”. The last reported closing price for our common stock on November 21, 2024 was $20.63 per share. The net asset value of our common stock on September 30, 2024 (the last date prior to the date of this prospectus on which we determined net asset value) was $20.83 per share.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, and the documents incorporated by reference before you invest in our securities. We file annual, quarterly and current reports, proxy statements and other information about us with the SEC. We maintain a website at https://www.msdl.com and make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available on or through our website. Information on our website is not incorporated into or a part of this prospectus or any related prospectus supplement or free writing prospectus. You may also obtain such information, free of charge, and make stockholder inquiries by contacting us at Morgan Stanley Direct Lending Fund, 1585 Broadway, 23rd Floor, New York, NY 10036, by calling us at (212) 761-4000 or by email at msdl@morganstanley.com. The SEC also maintains a website at http://www.sec.gov that contains this information. Shares of closed-end investment companies that are listed on an exchange, including BDCs, frequently trade at a discount to their net asset value, or NAV, per share. If our shares trade at a discount to our NAV, it may increase the risk of loss for purchasers in this offering. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves a high degree of risk, including credit risk and the risk of the use of leverage, and is highly speculative. The middle-market loans in which we invest are typically not rated by any rating agency, but we believe if they were rated, they would be below investment grade. These investments, which may be referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Before buying any shares of our securities, you should read the discussion of the material risks of investing in our securities in “Risk Factors” beginning on page 8 of this prospectus or otherwise incorporated by reference herein, and included or incorporated by reference into the applicable prospectus supplement and in any related free writing prospectuses that we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is November 26, 2024.

[1]

Committed capital is calculated as aggregate capital commitments or equity raised and total committed leverage within each of the funds or accounts managed by the MS Private Credit platform with exception for funds past their investment period, where committed capital is calculated as invested capital.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic registration statement that we have filed with the SEC using the “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may offer from time to time in one or more offerings, our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, subscription rights or debt securities on the terms to be determined at the time of the offering. We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus, or the free writing prospectuses that we have authorized for use in connection with a specific offering.

This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement will include all material information relating to the applicable offering. Before buying any of the securities being offered, please carefully read this prospectus, the applicable prospectus supplement, and any related free writing prospectus, together with any exhibits and the additional information described in the sections titled “Risk Factors” and “Available Information.”

This prospectus may contain estimates and information concerning our industry that are based on industry publications and reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”

You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus, any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, cash flows and prospects may have changed since that date.

The references in this prospectus to the SEC’s website are not intended to and do not include or incorporate by reference into this prospectus the information on that website. Similarly, references to our website are not intended to and do not include or incorporate by reference into this prospectus the information on that website.

SUMMARY OF KEY TERMS

In this prospectus, except where the context suggests otherwise:

•	the terms “we,” “us,” “our,” and the “Company” refer to Morgan Stanley Direct Lending Fund, a Delaware corporation, together with its consolidated subsidiaries, where applicable;

•

the terms “Morgan Stanley” or the “Firm” refer to Morgan Stanley (NYSE: MS) and its consolidated subsidiaries. For the avoidance of doubt, we are not a subsidiary of or consolidated with Morgan Stanley. Furthermore, Morgan Stanley has no obligation, contractual or otherwise, to financially support us. Morgan Stanley has no history of financially supporting any of the other MS BDCs (as defined below), even during periods of financial distress;

•	the term “IM” refers to the Morgan Stanley Investment Management platform, which is Morgan Stanley’s investment management unit and represents one of Morgan Stanley’s three business segments;

•	the term “MS Private Credit” refers to the U.S. private credit strategies within the private credit platform of IM;

•	the terms “Adviser” or “Investment Adviser” refer to MS Capital Partners Adviser Inc., our investment adviser, an indirect, wholly owned subsidiary of Morgan Stanley;

•	the term “Administrator” refers to MS Private Credit Administrative Services LLC, our administrator, an indirect, wholly owned subsidiary of Morgan Stanley; and

•	the term “MS BDCs” refers to the Company and the other business development companies, or BDCs, managed by our Adviser.

PROSPECTUS SUMMARY

This summary highlights information included elsewhere in this prospectus or incorporated by reference. It is not complete and may not contain all of the information that you should consider before making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in this prospectus and the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Morgan Stanley Direct Lending Fund

We are a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. We were formed as a Delaware limited liability company on May 30, 2019 and, effective November 25, 2019, converted to a Delaware corporation. We commenced investment operations in January 2020. We have elected to be regulated as a BDC under the Investment Company Act of 1940, as amended, or the 1940 Act. We are externally managed by the Adviser, an indirect wholly-owned subsidiary of Morgan Stanley. MS Private Credit managed approximately $22.0 billion in committed capital3 as of October 1, 2024. We are not a subsidiary of or consolidated with Morgan Stanley.

As of September 30, 2024, we had an investment portfolio of $3.6 billion measured by fair value, and a net asset value of $1.9 billion. As of September 30, 2024, first lien debt represented 96.0%, second lien debt represented 2.3%, other debt investments represented 0.2%, and equity securities, such as preferred and common equity, represented 1.5% of our investment portfolio as measured by fair value.

For U.S. federal income tax purposes, we have elected to be treated, and intend to comply with the requirements to qualify annually, as a regulated investment company, or a RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or together with the rules and regulations promulgated thereunder, the Code.

Our investment objective is to achieve attractive risk-adjusted returns via current income and, to a lesser extent, capital appreciation by investing primarily in directly originated senior secured term loans issued by U.S. middle-market companies in which private equity sponsors have a controlling equity stake in the portfolio company. For the purposes of this prospectus, “middle-market companies” refers to companies that, in general, generate annual earnings before interest, taxes, depreciation and amortization, or EBITDA, in the range of approximately $15 million to $200 million, although not all of our portfolio companies will meet this criterion.

We invest primarily in directly originated senior secured term loans including first lien senior secured term loans (including unitranche loans) and second lien senior secured term loans, with the balance of our investments expected to be in higher-yielding assets such as mezzanine debt, unsecured debt, equity investments and other opportunistic asset purchases. Typical middle-market senior loans may be issued by middle-market companies in the context of leveraged buyouts, or LBOs, acquisitions, debt refinancings, recapitalizations, and other similar transactions. We generally expect our debt investments to have a stated term of five to eight years and typically bear interest at a floating rate usually determined on the basis of a benchmark (such as the Secured Overnight Financing Rate, or SOFR).

[3]

Committed capital is calculated as aggregate capital commitments or equity raised and total committed leverage within each of the funds or accounts with exception for funds past their investment period, where committed capital is calculated as invested capital.

We generate revenues primarily in the form of interest income from investments we hold. In addition, we generate income from dividends or distributions of income on any direct equity investments, capital gains on the sale of loans and debt and equity securities, and various other loan origination and other fees, including commitment, origination, amendment, structuring, syndication or due diligence fees, fees for providing managerial assistance and consulting fees.

The middle-market loans in which we generally invest are typically not rated by any rating agency, but we believe that if they were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Service, lower than “BBB–” by Fitch Ratings or lower than “BBB–” by Standard & Poor’s Ratings Services), which under the guidelines established by these rating agencies is an indication of having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Debt instruments that are rated below investment grade are sometimes referred to as “high yield bonds” or “junk bonds.”

The Adviser

On January 24, 2024, in connection with our initial public offering, or IPO, we entered into an amended and restated investment advisory agreement with our Adviser, or the Investment Advisory Agreement. Pursuant to the Investment Advisory Agreement, we pay the Adviser a fee for investment advisory and management services consisting of two components—a base management fee and an incentive fee. The Investment Advisory Agreement incorporates (i) a cumulative three-year lookback provision and (ii) a cap on quarterly income incentive fee payments based on net realized capital loss, if any, during the applicable three-year lookback period. For the period from January 24, 2024 to January 24, 2025, or the Waiver Period, the Adviser has also agreed to waive any portion of the base management fee in excess of 0.75% and each component of the incentive fee above 15%. The Investment Advisory Agreement was initially approved by our Board of Directors, or the Board, in September 2023, subject to the completion of our IPO, and most recently re-approved in August 2024. The Investment Advisory Agreement will continue from year to year if approved annually by a majority of our stockholders or a majority of our Board, including a majority of the directors who are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act, or the Independent Directors.

Morgan Stanley launched its private credit platform in 2010. The private credit platform includes dedicated strategies targeting different credit products, asset yields and issuer sizes, resulting in a platform that we believe is well positioned to provide scale and flexible financing solutions to borrowers, maximize deal origination and enhance the ability to generate attractive risk adjusted returns for our stockholders. These strategies include MS Private Credit, European private credit and tactical credit.

Our Adviser, an indirect, wholly owned subsidiary of Morgan Stanley, was established in 2007 and serves as the investment adviser for various funds, accounts and strategies, including the funds and accounts on the MS Private Credit platform, including the MS BDCs, and managed approximately $22.0 billion of committed capital4 as of October 1, 2024.

MS Private Credit’s primary areas of focus include:

•

Direct Lending. The Direct Lending strategy includes the Company, the other MS BDCs and other funds and separately managed accounts. Investments made primarily in directly originated first lien senior secured and second lien senior secured loans, mezzanine notes, unsecured debt, preferred stock,

[4]

Committed capital is calculated as aggregate capital commitments or equity raised and total committed leverage within each of the funds or accounts managed by the MS Private Credit platform with exception for funds past their investment period, where committed capital is calculated as invested capital.

and common stock issued by U.S. middle-market companies owned by private equity firms, typically, although not always, with annual EBITDA of up to $200 million. As of October 1, 2024, Direct Lending managed approximately $19.0 billion in committed capital.

•

Opportunistic Credit. Investments made primarily in complex assets, unusual credit situations or companies experiencing difficulties in sourcing capital. Other potential investments included in this category may include purchasing public or private securities in the open market at deep discounts to their fundamental value. Investments are made primarily in first lien senior secured and second lien senior secured loans, mezzanine notes, unsecured debt, preferred stock and common stock issued by U.S. middle-market companies, typically, although not always, with annual EBITDA of $10 million to $100+ million. As of October 1, 2024, Opportunistic Credit managed approximately $3.0 billion in committed capital.

Our Adviser’s investment committee servicing the Company, or the Investment Committee, is comprised of ten senior investment professionals of IM and is chaired by Jeffrey S. Levin, our Chief Executive Officer and President and a member of our Board of Directors. The Investment Committee members have an average of 24 years of relevant industry experience and have experience investing across multiple credit cycles and different investing environments, including the global financial crisis of 2008. All investment decisions are reviewed and approved by the Investment Committee, which has principal responsibility for approving new investments and overseeing the management of existing investments.

Our Adviser is served by experienced investment professionals, or the Investment Team, within the MS Private Credit platform. The Investment Team is responsible for origination, due diligence, underwriting, structuring and monitoring each investment throughout its life cycle. In addition to our executive officers and their support teams, the MS Private Credit platform is supported by numerous professionals in legal, compliance, risk management, finance, accounting and tax who help support the platform by providing guidance on our operations.

Morgan Stanley, the parent of our Adviser, is a global financial services firm whose predecessor companies date back to 1924 and, through its subsidiaries and affiliates, advises, originates, trades, manages and distributes capital for governments, institutions and individuals. Morgan Stanley maintains a significant market position in each of its business divisions—Institutional Securities, or ISG, Wealth Management, or WM, and IM. We are not a subsidiary of or consolidated with Morgan Stanley and Morgan Stanley does not guarantee any of our financial obligations.

IM is a global investment manager, delivering innovative investment solutions across public and private markets. As of September 30, 2024, IM managed approximately $1.6 trillion in assets under management across its business lines, which include equity, fixed income, liquidity, real assets and private investment funds.

The Administrator

Our Administrator, an indirect, wholly owned subsidiary of Morgan Stanley, provides the administrative services necessary for us to operate pursuant to an administration agreement dated November 25, 2019, or the Administration Agreement. The Administration Agreement was most recently renewed by our Board of Directors in August 2024.

We do not currently have any employees. Our day-to-day investment operations are managed by our Adviser, and our Administrator provides services necessary to conduct our business. We pay no compensation directly to any interested director or executive officer of the Company. We pay our Administrator our allocable portion of certain expenses incurred by our Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the cost of our Chief Financial Officer and Chief Compliance Officer. Our Administrator is reimbursed for certain expenses it incurs on our behalf. Our Administrator reserves the right to waive all or part of any reimbursements due from the Company at its sole discretion. See “Item 1. Business—Administration Agreement” in our most recent Annual Report on Form 10-K for a discussion of the expenses (subject to the review and approval of our Independent Directors) that we reimburse to the Administrator.

Risks Associated with Our Business

Our business is subject to numerous risks, as described in the section titled “Risk Factors” in this prospectus, the applicable prospectus supplement and in the related free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC.

Company Information

Our principal executive offices are located at 1585 Broadway, 23rd Floor, New York, New York 10036, and our telephone number is (212) 761-4000. We maintain a website at www.msdl.com. Information on our website is not incorporated into or a part of this prospectus.

FEES AND EXPENSES

The following table is intended to assist you in understanding the fees and expenses that an investor in shares of our common stock will bear directly or indirectly. We caution you that some of the percentages indicated in the table below are estimates and may vary. The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown. Except where the context suggests otherwise, whenever this prospectus contains a reference to fees or expenses paid by “us” or that “we” will pay fees or expenses, our stockholders will indirectly bear such fees or expenses as our investors.

Stockholder transaction expenses (as a percentage of offering price):
Sales load	—	%(1)
Offering expenses	—	%(2)
Dividend reinvestment plan expenses	None	%(3)
Total stockholder transaction expenses	—%
Annual expenses (as a percentage of net assets attributable to common stock):
Base management fee	1.86	%(4)
Incentive fees	2.37	%(5)
Interest payments on borrowed funds	6.43	%(6)
Other expenses	0.50	%(7)

Total annual expenses	11.16%

(1)

In the event that the securities to which this prospectus relates are sold to or through underwriters or agents, a corresponding prospectus supplement will disclose the applicable sales load (underwriting discount or commission).

(2)

The related prospectus supplement will disclose the estimated amount of total offering expenses (which may include offering expenses borne by third parties on our behalf), the offering price and the offering expenses borne by us as a percentage of the offering price.

(3)	The expenses of the dividend reinvestment plan are included in “other expenses” in the table above. For additional information, see “Dividend Reinvestment Plan.”
(4)

Our base management fee is calculated at an annual rate of 1.0% of our average gross assets at the end of the two most recently completed calendar quarters, including assets purchased with borrowed funds or other forms of leverage but excluding cash and cash equivalents. The base management fee reflected in the table above is annualized and based on actual amounts incurred under the Investment Advisory Agreement for the nine months ended September 30, 2024 at a rate of 1.0%. The Investment Adviser has agreed to its right to receive the base management fee in excess of 0.75% the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters for the Waiver Period. For the avoidance of doubt, the fee waiver is not reflected in the table above. For purposes of this table, the SEC requires the base management fee to be calculated by determining the ratio that the base management fee bears to our net assets attributable to common stock rather than our gross assets as set forth in the Investment Advisory Agreement. See “Management Agreements.”

(5)

Our incentive fee consists of two parts. The first part is determined and paid quarterly based on our pre-incentive fee net investment income and the second part is determined and payable in arrears based on net capital gains as of the end of each calendar year or upon termination of the Investment Advisory Agreement. The table reflects each incentive fee calculated at a rate of 17.5% based on actual amounts incurred under the Investment Advisory Agreement for the nine months ended September 30, 2024. Similar to the waiver referenced in footnote (4) above, the Adviser has agreed to waive its right to receive each component of the incentive fee above 15% during the Waiver Period. This fee waiver is not reflected in the table above. See “Management Agreements.”

(6)

Interest payments on borrowed funds represents an estimate of our annualized interest expense based on our actual interest and credit facility expenses incurred for the nine months ended September 30, 2024, which includes the impact of interest rate swaps. For the nine months ended September 30, 2024, our average borrowings outstanding was $1,614.4 million and our weighted average effective interest rate for total debt outstanding was 7.00%. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so. We may also issue preferred stock, subject to our compliance with applicable requirements under the 1940 Act. See “Description of our Preferred Stock.”
(7)

“Other expenses” includes estimated overhead expenses, including payments under the Administration Agreement with our Administrator, and is based on actual amounts incurred during the nine months ended September 30, 2024, annualized for a full year. See “Management Agreements.”

Example

The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that our annual operating expenses remain at the levels set forth in the table above, except for the incentive fee based on income. This example and the expenses in the table above should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return (none of which is subject to the incentive fee based on capital gains)(1)	$86	$249	$400	$729
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the incentive fee based on capital gains)(2)	$94	$270	$430	$769

(1)	Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation.
(2)

Assumes no unrealized capital depreciation and a 5% annual return resulting entirely from net realized capital gains and not otherwise deferrable under the terms of the Investment Advisory Agreement and therefore subject to the incentive fee based on capital gains. Because our investment strategy involves investments that generate primarily current income, we believe that a 5% annual return resulting entirely from net realized capital gains is unlikely.

The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The incentive fee under the Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or have an immaterial impact on the expense amounts shown above, is not included in the example. Under our Investment Advisory Agreement, no incentive fee would be payable if we have a 5% annual return. If we achieve sufficient returns on our investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, our expenses, and returns to our investors, would be higher. The example assumes that all dividends and other distributions are reinvested at net asset value. Under certain circumstances, reinvestment of dividends and other distributions under our dividend reinvestment plan may occur at a price per share that differs from net asset value. See “Dividend Reinvestment Plan” for more information.

This example should not be considered a representation of our future expenses, and actual expenses (including the cost of debt, if any, and other expenses) may be greater or less than those shown. The amounts included in the table above for “Other expenses” represent our estimates based on actual amounts incurred for the nine months ended September 30, 2024, annualized for a full year.

FINANCIAL HIGHLIGHTS

The information contained in Note 11 to our audited consolidated financial statements in our most recent Annual Report on Form 10-K and in Note 10 to our unaudited consolidated financial statements in our most recent Quarterly Report on Form 10-Q is incorporated by reference herein.

RISK FACTORS

Investing in our securities involves a number of significant risks. Before you invest in our securities, you should carefully consider various risks described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC that are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference, and any prospectus supplement and free writing prospectus that we may authorize for use in connection with this offering. The risks set out in these documents are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of these risks occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In such case, our net asset value and the trading price of our common stock could decline, and you may lose all or part of your investment. The risk factors described in these documents are the principal risk factors associated with an investment in us as well as those factors generally associated with an investment company with investment objectives, investment policies, capital structure or trading markets similar to ours.

POTENTIAL CONFLICTS OF INTEREST

Introduction

As a diversified global financial services firm, Morgan Stanley engages in a broad spectrum of activities, including financial advisory services, investment management activities, lending, commercial banking, sponsoring and managing private investment funds, engaging in broker-dealer transactions and principal securities, commodities and foreign exchange transactions, research publication and other activities. In the ordinary course of its business, Morgan Stanley is a full-service investment banking and financial services firm and therefore engages in activities where Morgan Stanley’s interests or the interests of its clients may conflict with the interests of our stockholders, notwithstanding Morgan Stanley’s participation as one of our investors. Investors should be aware that potential and actual conflicts of interest between Morgan Stanley or any Affiliated Investment Account (as defined below), on the one hand, and us, on the other hand, may exist and others may arise in connection with our operation. Morgan Stanley’s employees may also have interests separate from those of Morgan Stanley and us. The discussion below enumerates certain actual, apparent and potential conflicts of interest. There is no assurance that conflicts of interest will be resolved in favor of the Company’s stockholders, and, in fact, they may not be.

Our vendors and service providers may charge higher fee rates or otherwise contract on terms that are different to those offered to Morgan Stanley or other Morgan Stanley products.

Material Nonpublic Information

It is expected that confidential or material nonpublic information regarding a portfolio company or potential investment opportunity may become available to Morgan Stanley. If such information becomes available to Morgan Stanley, we may be precluded by trading restrictions in order to comply with applicable law, regulatory restrictions or internal policies or procedures, including without limitation joint transaction restrictions pursuant to the 1940 Act, from pursuing an investment or exit opportunity with respect to such portfolio company or investment opportunity. The Adviser and/or Morgan Stanley may also from time to time be subject to contractual “stand-still” obligations and/or confidentiality obligations that may restrict the Adviser’s ability to trade in or make certain investments on our behalf. In addition, Morgan Stanley may be precluded from disclosing such information to the Investment Team, even in circumstances in which the information would benefit us if disclosed. Therefore, the Adviser may not be provided access to material nonpublic information in the possession of Morgan Stanley that might be relevant to an investment decision to be made by us, and we may initiate a transaction or sell an investment that, if such information had been known to it, may not have been undertaken. In addition, certain members of the Investment Team and of the Investment Committee may be recused from certain investment-related discussions, including Investment Committee meetings, so that such members do not receive information that would limit their ability to perform functions of their employment with Morgan Stanley unrelated to us. Furthermore, access to certain parts of Morgan Stanley may be subject to third party confidentiality obligations and to information barriers established by Morgan Stanley in order to manage potential conflicts of interest and regulatory restrictions, including without limitation joint transaction restrictions pursuant to the 1940 Act and internal policies and procedures. Accordingly, the Company’s ability to source investments from other business units within Morgan Stanley may be limited and there can be no assurance that the Company will be able to source any investments from any one or more parts of the Morgan Stanley network.

Investments by Morgan Stanley and Its Affiliated Investment Accounts

Morgan Stanley has advised, and may advise, clients and has sponsored, managed or advised the Affiliated Investment Accounts with a wide variety of investment objectives that in some instances may overlap or conflict with the investment objectives of the Company and present conflicts of interest, including without limitation, the MS BDCs, whose investment objectives overlap with those of the Company. The term “Affiliated Investment Accounts” includes certain alternative investment funds, regulated funds and investment programs, accounts and businesses that are advised by or affiliated with the Adviser or its affiliates or through which IM otherwise conducts its business, together with any new or successor to such funds, programs, accounts or businesses. In addition, Morgan Stanley routinely makes equity and private debt investments in connection with its global business and operations. MS Private Credit may also from time to time create new or successor Affiliated Investment Accounts that may compete with the Company for investment opportunities or overlap in terms of investment strategy and may present similar conflicts of interest. Morgan Stanley and/or some of its Affiliated Investment Accounts have routinely made, and will continue to make, investments that fall within the investment objectives of the Company. Certain members of the Investment Team and the Investment Committee may make investment decisions on behalf of Affiliated Investment Accounts, including Affiliated Investment Accounts with investment objectives that overlap with those of the Company.

Morgan Stanley currently invests and plans to continue to invest on its own behalf and on behalf of its Affiliated Investment Accounts in a wide variety of investment opportunities in North America, Europe and elsewhere. Morgan Stanley and, to the extent consistent with applicable law, exemptive relief and/or the Adviser’s allocation policies and procedures, its Affiliated Investment Accounts will be permitted to invest in investment opportunities without making such opportunities available to us beforehand. Subject to the requirements of any applicable exemptive relief, Morgan Stanley may offer investments that fall into the investment objectives of an Affiliated Investment Account to such account or make such investment on its own behalf, even though such investment also falls within our investment objectives. We may invest in opportunities that Morgan Stanley and/or one or more Affiliated Investment Accounts has declined, and vice versa. Certain of these Affiliated Investment Accounts may provide for higher management fees or incentive fees or have greater expense reimbursements or overhead allocations, or permit the Adviser and its affiliates to receive higher origination and other transaction fees, which may create an incentive for the Adviser to favor such Affiliated Investment Accounts. All of the foregoing may reduce the number of investment opportunities available to the Company and may create conflicts of interest in allocating investment opportunities among the Company, itself and the Affiliated Investment Accounts, including the MS BDCs.

To seek to reduce potential conflicts of interest and to attempt to allocate such investment opportunities in a fair and equitable manner, the Adviser has implemented allocation policies and procedures. These policies and procedures are intended to give all applicable clients of the Adviser, including the Company, fair access to new private credit investment opportunities consistent with the requirements of organizational documents, investment strategies, applicable laws and regulations, the fiduciary duties of the Adviser, and to meet the conditions set in the exemptive order granted by the SEC. The exemptive order allows certain of the Adviser’s clients to participate in negotiated co-investment transactions, subject to the conditions set forth therein as described under “Co-Investment Transactions” below. Each applicable client of the Adviser that is subject to the allocation policies and procedures, including the Company, is assigned a portfolio manager by the Adviser. The portfolio managers review potential investment opportunities and will make an initial determination with respect to the allocation of each applicable opportunity taking into account various factors, including, but not limited to those described under “Co-Investment Transactions” below. The Adviser is empowered to take into account other considerations it deems appropriate to ensure a fair and equitable allocation of opportunities. The allocation policies and procedures are subject to change. Investors should note that the conflicts inherent in making such allocation decisions may not always be resolved to our advantage. There can be no assurance that we will have an opportunity to participate in certain opportunities that fall within our investment objectives.

It is possible that Morgan Stanley or an Affiliated Investment Account will invest in a company that is or becomes a competitor of a portfolio company of the Company. Such investment could create a conflict between us, on the one hand, and Morgan Stanley or the Affiliated Investment Account, on the other hand. In such a situation, Morgan Stanley may also have a conflict in the allocation of its own resources to the portfolio company. In addition, certain Affiliated Investment Accounts will be focused primarily on investing in other funds which may have strategies that overlap and/or directly conflict and compete with us. In certain cases, we may be unable to invest in attractive opportunities because of the investment by these Affiliated Investment Accounts in such private equity or private credit funds.

It should be noted that Morgan Stanley has, directly or indirectly, made large investments in certain of its Affiliated Investment Accounts, including the MS BDCs, and accordingly Morgan Stanley’s investment in the Company may not be a determining factor in the outcome of any of the foregoing conflicts. Nothing herein restricts or in any way limits the activities of Morgan Stanley, including its ability to buy or sell interests in, or provide financing to, equity and/or debt instruments, funds or portfolio companies, for its own accounts or for the accounts of Affiliated Investment Accounts or other investment funds or clients in accordance with applicable law.

We rely on the exemptive order, or the Order, which has been granted by the SEC to us, our Adviser and certain of its affiliates, to co-invest with other funds advised by our Adviser or its affiliates, including the MS BDCs and other private funds advised by the Adviser, in a manner consistent with our investment objective positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. We have applied for a new exemptive relief order which, if granted, would supersede the Order and would permit us and the Adviser greater flexibility with respect to negotiated co-investment transactions alongside certain Regulated Funds and Affiliated Funds (each as defined in the application). There can be no assurance that the Adviser will obtain such new exemptive relief from the SEC. See “Co-Investment Transactions” below.

Our Adviser or its affiliates may engage in certain origination activities and receive arrangement, structuring or similar fees in connection with such activities. See “Risk Factors—Risks Relation to our Business and Structure—Conflicts related to obligations the Investment Committee, the Adviser or its affiliates have to other clients and conflicts related to fees and expenses of such other clients” in Part I, Item 1A of our most recent Annual Report on Form 10-K. Our Adviser’s liability is limited under the Investment Advisory Agreement, and we are required to indemnify our Adviser against certain liabilities. These protections may lead our Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account. See “Risk Factors—Risks Relating to Our Business and Structure—The liability of each of the Adviser and the Administrator is limited, and we have agreed to indemnify each against certain liabilities, which may lead them to act in a riskier manner on our behalf than each would when acting for its own account” in Part I, Item 1A of our most recent Annual Report on Form 10-K.

Co-Investment Transactions

Our Adviser has received the Order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain Affiliated Investment Accounts advised and controlled by the Adviser, including the MS BDCs. Subject to the 1940 Act and the conditions of any such co-investment order issued by the SEC, we may, under certain circumstances, co-invest with certain Affiliated Investment Account advised by the Adviser in investments that are suitable for the Company and one or more of such Affiliated Investment Account. Even though the Company and any such Affiliated Investment Account co-invest in the same securities, conflicts of interest may still arise. If the Adviser is presented with co-investment opportunities that generally fall within our investment objective and other board-established criteria and those of one or more Affiliated Investment Accounts advised by the Adviser, whether focused on a debt strategy or otherwise, the Adviser will allocate such opportunities among us and such Affiliated Investment Accounts in a manner consistent with the Order and our Adviser’s allocation policies and procedures, as discussed herein.

Investment opportunities for all other Affiliated Investment Accounts not advised by our Adviser or its affiliates as well as other Morgan Stanley business lines are allocated in accordance with their respective investment advisers’ and Morgan Stanley’s other allocation policies and procedures. Such policies and procedures may result in certain investment opportunities that are attractive to us being allocated to other funds, accounts or Morgan Stanley business lines that are not advised by our Adviser.

With respect to co-investment transactions conducted under the Order, initial internal allocations among us and certain other Affiliated Investment Accounts advised by our Adviser that are party to the Order, or the Internal Order, will generally be made taking into account a variety of factors which may include factors not limited to: investment guidelines, goals or restrictions of the applicable Affiliated Investment Accounts, capacity and execution capability of the vehicle (i.e. availability of capital), existing allocations to issuers, industry and geographical concentrations, diversification requirements and objectives, leverage covenants or restrictions, tax considerations, desired position sizes, legal or regulatory considerations, investment horizon/life cycle, liquidity requirements, risk concentration limits (if any), prohibitions or restrictions on “joint transactions” for entities regulated under the 1940 Act, compliance with co-investment order conditions pursuant to the Order and other applicable guidance and relief, as applicable. If we invest in a transaction under the Order and, immediately before the submission of the order for us and the other participating Affiliated Investment Accounts, the opportunity is oversubscribed, it will generally be allocated on a pro rata basis based on Internal Order’s size. Final allocations are approved by an allocation committee comprised of senior management. Our Board of Directors regularly reviews the allocation policies and procedures and code of ethics of the Adviser.

To the extent consistent with applicable law and/or any exemptive relief applicable to us and/or the Adviser, in addition to such co-investments, the Company and Morgan Stanley or an Affiliated Investment Account may, as part of unrelated transactions, invest in either the same or different tiers of a portfolio company’s capital structure or in an affiliate of such portfolio company. To the extent we hold investments in the same portfolio company or in an affiliate thereof that are different (including with respect to their relative seniority) than those held by Morgan Stanley or an Affiliated Investment Account, the Adviser and Morgan Stanley may be presented with decisions when the interests of the two co-investors are in conflict. In circumstances where there is a portfolio company in which we have an equity or debt investment and in which Morgan Stanley or an Affiliated Investment Account has an equity or senior debt investment elsewhere in the portfolio company’s capital structure, Morgan Stanley may have conflicting loyalties between its duties to its stockholders, the Affiliated Investment Account, the Company, certain of its other affiliates and the portfolio company. In that regard, actions may be taken for Morgan Stanley or such Affiliated Investment Account that are adverse to us, or actions may or may not be taken by us due to Morgan Stanley’s or such Affiliated Investment Account’s investment, which action or failure to act may be adverse to us. In addition, it is possible that in a bankruptcy proceeding, our interest may be subordinated or otherwise adversely affected by virtue of Morgan Stanley’s or such Affiliated Investment Account’s involvement and actions relating to its investment. Decisions about what action should be taken in a troubled situation, including whether to enforce claims, whether to advocate or initiate restructuring or liquidation inside or outside of bankruptcy, and the terms of any work-out or restructuring, raise conflicts of interest. If a portfolio company becomes troubled, we might arguably be best served by a liquidation that would result in its debt being paid, but leave nothing for Morgan Stanley or such Affiliated Investment Accounts. In those circumstances where the Company and Morgan Stanley or such Affiliated Investment Accounts hold investments in different classes of a company’s debt or equity, Morgan Stanley may also, to the fullest extent permitted by applicable law, take steps to reduce the potential for adversity between the Company and Morgan Stanley or such Affiliated Investment Accounts, including causing the Company to take certain actions that, in the absence of such conflict, it would not take, such as (A) remaining passive in a restructuring or similar situations (including electing not to vote or voting pro rata with other security-holders), (B) divesting investments or (C) otherwise taking an action designed to reduce adversity. A similar standard generally will apply if Morgan Stanley or such Affiliated Investment Accounts make an investment in a company or asset in which we hold an investment in a different class of such company’s debt or equity securities or such asset.

Morgan Stanley Trading and Principal Investing Activities

Notwithstanding anything to the contrary herein, Morgan Stanley will generally conduct its sales and trading businesses, publish research and analysis, and render investment advice without regard for our holdings, although these activities could have an adverse impact on the value of one or more of our investments, or could cause Morgan Stanley to have an interest in one or more portfolio investments that is different from, and potentially adverse to ours.

Morgan Stanley’s sales and trading, financing and principal investing businesses (whether or not specifically identified as such, and including Morgan Stanley’s trading and principal investing businesses) will not be required to offer any investment opportunities to us. These businesses may encompass, among other things, principal trading activities as well as principal investing.

Morgan Stanley’s sales and trading, financing, and principal investing businesses have acquired or invested in, and in the future may acquire or invest in, minority and/or majority control positions in equity or debt instruments of diverse public and/or private companies. Such activities may put Morgan Stanley in a position to exercise contractual, voting, or creditor rights, or management or other control with respect to securities or loans of portfolio companies or other issuers, and in these instances Morgan Stanley may, in its discretion and subject to applicable law, act to protect its own interests or interests of clients, and not our interests.

Subject to the limitations of applicable law and the conditions of the Order, we may purchase from or sell assets to, or make investments in, companies in which Morgan Stanley has or may acquire an interest, including as an owner, creditor or counterparty.

Morgan Stanley’s Investment Banking Activities

Morgan Stanley advises clients on a variety of mergers, acquisitions, go private, hedging and financing transactions. Morgan Stanley may act as an advisor to clients, including other investment funds that may compete with us, with respect to investments in portfolio companies in which we may invest. Morgan Stanley may give advice and take action with respect to any of its clients or proprietary accounts that may differ from the advice given, or may involve an action of a different timing or nature than the action taken, by us. Morgan Stanley may give advice and provide recommendations to persons competing with us and/or any of our portfolio companies that are contrary to our best interests and/or the best interests of our portfolio companies.

Morgan Stanley could be engaged in financial advising, whether on the buy-side or sell-side, or in financing, lending or hedging assignments that could result in Morgan Stanley’s determining in its discretion or being required to act exclusively on behalf of one or more third parties, which could limit our ability to transact with respect to one or more existing or potential investments. Morgan Stanley may have relationships with third-party funds, companies or investors who may have invested in or may look to invest in portfolio companies, and there could be conflicts between our best interests, on the one hand, and the interests of a Morgan Stanley client or counterparty, on the other hand. From time to time, Morgan Stanley’s investment banking professionals may introduce a client to us that requires financing to complete an acquisition transaction and may receive a finder’s fee to the extent permitted by applicable law.

To the extent that Morgan Stanley advises creditor or debtor companies in the financial restructuring of companies either prior to or after filing for protection under chapter 11 of the Bankruptcy Code or similar laws in other jurisdictions, the Adviser’s flexibility in making investments in such restructurings on our behalf may be limited.

Morgan Stanley could provide investment banking services to competitors of portfolio companies, as well as to private equity and/or private credit funds; such activities may present Morgan Stanley with a conflict of interest vis-à-vis our investment and may also result in a conflict in respect of the allocation of investment banking resources to portfolio companies.

Our portfolio companies may engage Morgan Stanley to perform investment banking services, including advice on valuing, structuring, negotiating and arranging financing for certain transactions, and Morgan Stanley may also earn fees in connection with unconsummated transactions. In such situations, Morgan Stanley will generally receive fees based on the prevailing market rates for such services upon the consummation of the investment banking transaction for which it was retained.

Morgan Stanley will not share these fees with us. Morgan Stanley may also make interest-bearing loans to us and our portfolio companies and may act as agent in connection with the placement or syndication of our respective indebtedness.

To the extent permitted by applicable law, Morgan Stanley may provide a broad range of financial services to companies in which we invest, including strategic and financial advisory services, interim acquisition financing and other lending and underwriting or placement of securities, and Morgan Stanley generally will be paid fees (that may include warrants or other securities) for such services.

Morgan Stanley will not share any of the foregoing interest, fees and other compensation received by it (including, for the avoidance of doubt, amounts received by the Adviser) with us or the investors, and the management fees payable by or on our behalf and the behalf of the investors will not be reduced thereby.

Morgan Stanley may be engaged to act as a financial advisor to a company in connection with the sale of such company, or subsidiaries or divisions thereof, may represent potential buyers of businesses through its mergers and acquisition activities and may provide lending and other related financing services in connection with such transactions. Morgan Stanley’s compensation for such activities is usually based upon realized consideration and is usually contingent, in substantial part, upon the closing of the transaction. We may be precluded from participating in a loan to the company being sold under these circumstances.

Morgan Stanley’s Investment Management Activities

Morgan Stanley conducts a variety of investment management activities, including sponsoring investment funds that are registered under the 1940 Act and subject to its rules and regulations. Such activities also include managing assets of pension funds that are subject to federal pension law and its regulations. Such activities are generally restricted to investments in publicly traded securities and may present conflicts if we pursue an investment in, or if one of our portfolio companies seeks to acquire or merge with, a public company in which Morgan Stanley’s investment management clients and investment companies have previously invested.

Morgan Stanley’s Marketing Activities

Morgan Stanley is engaged in the business of underwriting, syndicating, brokering, administering, servicing, arranging and advising on the distribution of a wide variety of alternative structured products and other securities in which we may invest, including, without limitation, royalty-backed bonds and royalty sales, tax receivable agreements, index dividend swaps, synthetic performing loan securitizations, collateralized loan obligations and commercial mortgage-backed securities. Subject to the restrictions of the 1940 Act, including Sections 10(f) and 57(a) thereof, we may invest in transactions in which Morgan Stanley acts as underwriter, placement agent, syndicator, broker, administrative agent, servicer, advisor, arranger or structuring agent and receives fees or other compensation from the sponsors of such products or securities. Any fees earned by Morgan Stanley in such capacity will not be shared with us. Certain conflicts of interest, in addition to the receipt of fees or other compensation, would be inherent in these transactions. Moreover, the interests of one of Morgan Stanley’s clients with respect to an issuer of securities in which we have an investment may be adverse to our best interests. In conducting the foregoing activities, Morgan Stanley will be acting for its other clients and will have no obligation to act in our best interests.

Without limiting the generality of the foregoing, in light of our investment strategy, it is anticipated that a portion of our investments will be sourced from various Morgan Stanley business units, including in particular, but without limitation, the ISG division, which includes Investment Banking, Sales & Trading, and Global Capital Markets. To the extent permitted by the 1940 Act, ISG may serve as a broker to both the counterparty and us. There can be no assurance that we will be able to source investments from other businesses within Morgan Stanley.

Commodities and Global-Structured Products

Morgan Stanley’s commodities business will not be required to offer any investment opportunity to us. This business includes or may include in the future (but is not limited to) the ownership (whether directly or indirectly, in whole or in part), financing, hedging, trading, production, storage and delivery of various types of commodities and commodity-related products and commodity-related assets, including, without limitation, energy (power and capacity), coal, emissions, oil and its byproducts, natural gas, metals and minerals, agricultural products, wind-powered energy, renewables, biodiesels, shipping, transmission, port and storage facilities, conversion facilities or any associated land or other facilities and generation.

Morgan Stanley’s global-structured products business will not be required to offer any investment opportunity to us. This business is a joint venture among Morgan Stanley’s investment banking, fixed income and consolidated equities divisions that pursues structured tax-advantaged transactions primarily on behalf of Morgan Stanley.

Client Relationships

Morgan Stanley has existing and potential relationships with a significant number of corporations, institutions and individuals. In providing services to its clients, Morgan Stanley may face conflicts of interest with respect to activities recommended to or performed for such clients, on the one hand, and us, the investors or the entities in which we invest, on the other hand. In addition, these client relationships may present conflicts of interest in determining whether to offer certain investment opportunities to us.

In acting as principal or in providing advisory and other services to its other clients, Morgan Stanley may engage in or recommend activities with respect to a particular matter that conflict with or are different from activities engaged in or recommended by the Adviser on our behalf.

Principal Investments

To the extent permitted by applicable law, there may be situations in which our interests in a portfolio company may conflict with the interests of one or more general accounts of Morgan Stanley and its affiliates or accounts advised by Morgan Stanley or their affiliates. This may occur because these accounts hold public and private debt and equity securities of a large number of issuers which may be or become portfolio companies, or from whom portfolio companies may be acquired.

Conflicts with Portfolio Companies

Officers and employees of the Adviser or Morgan Stanley may serve as directors of certain portfolio companies and, in that capacity, will be required to make decisions that they consider to be in the best interest of the portfolio company. In certain circumstances, for example in situations involving bankruptcy or near insolvency of the portfolio company, actions that may be in the best interests of the portfolio company may not be in our best interests, and vice versa. In addition, the possibility exists that the companies with which one or more members of the Investment Team or other employees of Morgan Stanley are involved could engage in transactions that would be suitable for us, but in which we might be unable to invest. Accordingly, in these situations, there may be conflicts of interests between such person’s duties as an officer or employee of the Adviser or Morgan Stanley and such person’s duties as a director of the portfolio company.

Morgan Stanley may invest on behalf of itself and/or its Affiliated Investment Accounts in a portfolio company that is a competitor of one of our portfolio companies or that is a service provider, supplier, customer or other counterparty with respect to one of our portfolio companies. In providing advice and recommendations to, or with respect to, such portfolio companies, and in dealing in their securities on behalf of itself or such Affiliated Investment Accounts, to the extent permitted by law, Morgan Stanley will not take into consideration our best interests or the best interests of our portfolio companies. Accordingly, such advice, recommendations and dealings may result in adverse consequences to us or our portfolio companies. In addition, in providing services to such portfolio companies, the Adviser may come into possession of information that it is prohibited from acting on (including on our behalf) even though such action would be in our best interests. See also “Material Nonpublic Information” above.

Transactions with Portfolio Companies of Affiliated Investment Accounts

Our portfolio entities may be counterparties to or participants in agreements, transactions or other arrangements with portfolio companies or other entities of portfolio investments of Affiliated Investment Accounts (for example, one of our portfolio entities may retain a company in which an Affiliated Investment Account invests to provide services or may acquire an asset from such company or vice versa). Certain of these agreements, transactions and arrangements involve fees, servicing payments, rebates and/or other benefits to Morgan Stanley or its affiliates. For example, portfolio entities may, including at the encouragement of Morgan Stanley, enter into agreements regarding group procurement and/or vendor discounts. Morgan Stanley and its affiliates may also participate in these agreements and may realize better pricing or discounts as a result of the participation of portfolio entities. To the extent permitted by applicable law, certain of these agreements may provide for commissions or similar payments and/or discounts or rebates to be paid to a portfolio entity of an Affiliated Investment Account, and such payments or discounts or rebates may also be made directly to Morgan Stanley or its affiliates. Under these arrangements, a particular portfolio company or other entity may benefit to a greater degree than the other participants, and the Morgan Stanley funds, investment vehicles and accounts (which may or may not include us) that own an interest in such entity will receive a greater relative benefit from the arrangements than the Morgan Stanley funds, investment vehicles or accounts that do not own an interest therein. Such fees and compensation received by portfolio companies of Affiliated Investment Accounts described above would not be shared with us.

Broken Deal and Other Expenses

The appropriate allocation of fees and expenses generated in connection with potential portfolio investments that are not consummated with an investment of our assets, including without limitation out-of-pocket fees associated with attorney fees and the fees of other professionals, will be determined based on the policies adopted by the Adviser and we are expected to bear our ratable share of such expenses.

Investments in Portfolio Investments of Other Funds

To the extent permitted by applicable law and/or the terms of the Order, when we invest in certain companies or other entities, other funds affiliated with the Adviser may have made or may be making an investment in such companies or other entities.

Other funds that have been or may be advised by the Adviser or its affiliated advisers may invest in the companies or other entities in which we have made an investment. Under such circumstances, we and such other funds may have conflicts of interest (e.g., over the terms, exit strategies and related matters, including the exercise of remedies of our respective investments). If the interests held by us are different from (or take priority over) those held by such other funds, the Adviser may be required to make a selection at the time of conflicts between the interests held by such other funds and the interests held by us.

Allocation of Expenses

Expenses may be incurred that are attributable to us and one or more other Affiliated Investment Accounts (including in connection with portfolio companies in which we, and such other Affiliated Investment Accounts have overlapping investments). The allocation of such expenses among such entities raises potential conflicts of interest. The Adviser and its affiliates intend to allocate such common expenses among us and any such other Affiliated Investment Accounts on a pro rata basis or in such other manner as may be required by applicable law.

Temporary Investments

To more efficiently invest short-term cash balances held by us, the Adviser may invest such balances on an overnight “sweep” basis in shares of one or more money market funds or other short-term vehicles. It is anticipated that the investment adviser to these money market funds or other short-term vehicles may be affiliated with the Adviser to the extent permitted by applicable law, including Rule 12d1-1 under the 1940 Act. In such a case, the affiliated investment adviser will receive asset-based fees in respect of our investment (which will reduce the net return realized by us).

Brokerage Activities

The Adviser may, in its discretion, subject to its determination in its discretion that such transactions are on arm’s-length terms, and subject to applicable law, choose to execute trades with Morgan Stanley acting as agent and charging a commission to us.

Restructuring Activities

Morgan Stanley may also represent creditor or debtor companies in proceedings under Chapter 11 of the U.S. Bankruptcy Code (and equivalent non-U.S. bankruptcy laws) or prior to these proceedings. From time to time, Morgan Stanley may serve on creditor or equity committees. These actions, for which Morgan Stanley may be compensated, may limit or preclude the flexibility that the Company may otherwise have to buy or sell securities issued by those companies, as well as certain other assets.

Other Affiliate Transactions

We may borrow money from multiple lenders, including Morgan Stanley, from time to time as permitted by applicable law. In addition, our portfolio companies also may participate as a counterparty with, or as a counterparty to, Morgan Stanley or an investment vehicle formed by it in connection with currency and interest rate hedging, derivatives (including swaps and forwards of all types), obtaining leverage and other transactions. The Adviser, which is responsible for pursuing our investment objectives, is under control of Morgan Stanley and may encounter conflicts where, for example, a decision regarding the acquisition, holding or disposition of an investment is considered attractive or advantageous for us yet poses a risk of economic loss to Morgan Stanley. If such conflicts arise, potential investors should be aware that, while the Adviser has a fiduciary duty to us, Morgan Stanley may act to protect its own interests to the extent permitted by applicable law ahead of our investment interests. Note that Morgan Stanley’s ability to serve as a lender to us or our portfolio companies or counterparty to our portfolio companies has been and is likely to be restricted by the Volcker Rule.

As of September 30, 2024, Mitsubishi UFJ Financial Group, or MUFG, owns an approximate 23.4% interest in Morgan Stanley on a fully diluted basis. Morgan Stanley and MUFG have agreed to pursue a global strategic alliance and have identified numerous areas of collaboration, including asset management, capital markets and corporate and retail banking. While we may transact business with MUFG and its affiliates to the extent permitted by applicable law, such transactions will be on an arm’s-length basis.

Management of the Company

The members of the Investment Team will generally devote such time as Morgan Stanley, in its sole discretion, deems necessary to carry out our operations effectively. The members of the Investment Team may also work on projects for Morgan Stanley (including the MS BDCs and other Affiliated Investment Accounts), and conflicts of interest may arise in allocating management time, services or functions among such affiliates. Certain members of the Investment Team, including senior members thereof, are not expected to be involved in each aspect of the Company, including in evaluating and reviewing certain types of investments made by us. Morgan Stanley (including the Adviser, members of the Investment Team and members of the Investment Committee) will not be precluded from conducting activities unrelated to us.

Relationship among the Company, the Adviser and the Investment Team

To the extent permitted by applicable law, we may engage in agency transactions involving Morgan Stanley, and principal cross transactions involving certain funds advised by Morgan Stanley as counterparty, in all cases subject to applicable law, including the 1940 Act, the Advisers Act and Dodd-Frank. These transactions may create a conflict of interest between the interests of the Adviser in assuring that we receive the best execution on all transactions and in limiting or reducing the fees paid by us, and its interest in generating profits and fees for Morgan Stanley.

The Investment Committee

The Investment Committee has principal responsibility for approving new investments and oversight over portfolio construction and management of existing investments. The Investment Committee is composed of senior members of the Investment Team and other Morgan Stanley investment professionals and executives. There is no assurance that all members of the Investment Committee will be present at every meeting of the Investment Committee, or otherwise involved in all decisions of the Investment Committee. Most of the members of the Investment Committee will be involved in business activities of Morgan Stanley other than activities with respect to the Company.

For example, the Investment Committee also serves the Adviser in its capacity as the investment adviser to the MS BDCs. Conflicts of interest may arise between Morgan Stanley or its clients, on the one hand, and us, on the other hand. Members of the Investment Committee may be affected by such conflicts of interest as a result of their other activities for Morgan Stanley. One or more members of the Investment Committee may recuse themselves from attendance at one or more meetings of the Investment Committee or from participation in certain of its activities, with a view to mitigating actual or potential conflicts of interest, even where such individual has relevant knowledge or experience with respect to the matters under consideration that would have assisted the Investment Committee in making its decisions. Also, a member of the Investment Committee may be precluded from attending, or may decide not to attend, meetings of the Investment Committee as a result of regulatory or other requirements affecting such individual. To the extent that one or more members of the Investment Committee does not participate in the meetings or activities of the Investment Committee for any reason, this may result in the Investment Committee making different decisions than those that it would have made had such member(s) participated (including, without limitation, investment decisions), which may have adverse consequences for us. Conversely, a member of the Investment Committee may, to the extent permitted by Morgan Stanley’s internal policies and applicable law, attend and participate in meetings of the Investment Committee notwithstanding that such individual is affected by conflicts of interest as contemplated in this paragraph. In such a case, the Investment Committee may reach different conclusions with respect to matters affecting us (including without limitation investment decisions) than it would have reached had such member either not been affected by such conflict of interest, or had recused himself or herself from participating in such decision, which may have adverse consequences for us. Furthermore, the Adviser may change the composition of the Investment Committee from time to time. There can be no assurance that any replacement members of the Investment Committee will be of comparable experience and seniority to current members of the Investment Committee.

Company Creditworthiness

We will be required to establish business relationships with counterparties based on our own credit standing. Morgan Stanley will not have any obligation to allow its credit to be used in connection with our establishment of our business relationships, nor is it expected that our counterparties will rely on the credit of Morgan Stanley in evaluating our creditworthiness.

Disparate Fee Arrangements with Service Providers

Certain of our advisors and other service providers, or their affiliates (including accountants, administrators, lenders, bankers, brokers, agents, attorneys, consultants and investment or commercial banking firms) and our portfolio entities also provide goods or services to or have business, personal, political, financial or other relationships with Morgan Stanley, the Adviser or their affiliates. Such advisors and other service providers may be investors in us, former employees of Morgan Stanley, affiliates of the Adviser, sources of investment opportunities or co-investors or counterparties therewith. Morgan Stanley may receive discounts from such advisors and other service providers due to certain economies of scale. Notwithstanding the foregoing, investment transactions for us that require the use of a service provider will generally be allocated to service providers on the basis of best execution, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that the Adviser believes to be of benefit to us. In certain circumstances, advisors and other service providers, or their affiliates, charge different rates or have different arrangements for services provided to Morgan Stanley, the Adviser or their affiliates as compared to services provided to us and our portfolio entities, which may result in more favorable rates or arrangements than those payable by us or such portfolio entities. In connection with the engagement of any such service provider (including accountants), it is likely that we, the Adviser and our respective affiliates will need to acknowledge that to the fullest extent permitted by law, such service provider does not represent or owe any duty to any investor or to the investors as a group in connection with such retention.

Morgan Stanley Policies and Procedures

Specified policies and procedures implemented by Morgan Stanley reasonably designed to mitigate potential conflicts of interest and address certain legal and regulatory requirements including money laundering and corruption-related requirements and reflecting the increasing relevance of environmental, social and corporate governance issues (including adoption of an environmental policy statement and a statement on human rights), contractual restrictions and/or reputation-driven concerns may limit the Adviser’s ability to pursue certain investment opportunities and reduce the synergies across Morgan Stanley’s various businesses that we expect to draw on for purposes of pursuing attractive investment opportunities. Because Morgan Stanley has many different principal, asset management and advisory businesses, it is subject to a number of actual, potential and perceived conflicts of interest, greater regulatory oversight and more legal, regulatory and contractual restrictions than those to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, Morgan Stanley has implemented certain policies and procedures (e.g., information walls) and established a global conflicts management office to review conflicts and potential conflicts between various Morgan Stanley businesses, and these may reduce the positive synergies that we expect to utilize for purposes of finding, managing and disposing of attractive investments. For example, Morgan Stanley may come into possession of material non-public information with respect to entities in which we may be considering making an investment. As a consequence, that information, which could be of benefit to us, might become unavailable to us; in some instances, the investment opportunities may no longer be made available to us.

Morgan Stanley has implemented a number of policies impacting us and the Adviser aimed at mitigating franchise risk, preventing money laundering and corruption, and reflecting the increasing relevance of environmental, social and corporate governance issues (including adoption of an environmental policy statement and a statement on human rights

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, may contain forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and you should not place undue reliance on such statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs and opinions and our assumptions. For the avoidance of doubt, we are not a subsidiary of, or consolidated with Morgan Stanley. Furthermore, Morgan Stanley has no obligation, contractual or otherwise, to financially support us. Morgan Stanley has no history of financially supporting any of MS BDCs, even during periods of financial distress. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “potential,” “predicts,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	risk associated with possible disruptions in our operations or the economy generally, including disruptions from the impact of global health events;

•	uncertainty and changes in the general interest rate environment;

•	general economic, political and industry trends and other external factors, including uncertainty surrounding the financial and political stability of the United States and other countries;

•	the effect of an inflationary economic environment on our portfolio companies, our financial condition and our results of operations;

•	the impact of interruptions in the supply chain on our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the Adviser and its affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	the use of borrowed money to finance a portion of our investments;

•	the adequacy of our financing sources and working capital;

•	the ability of our Adviser to locate suitable investments for us and to monitor and administer our investments;

•	the ability of our Adviser and its affiliates to attract and retain highly talented professionals;

•	our ability to maintain our qualification as a BDC, and as a RIC under the Code;

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•

currency fluctuations, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars, could adversely affect the results of our investments in foreign companies;

•	the effect of changes in tax laws and regulations and interpretations thereof; and

•	the risks, uncertainties and other factors we identify under “Risk Factors” and elsewhere in this prospectus.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of the assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. This discussion contains forward-looking statements, which relate to future events or our future performance or financial condition and involves numerous risks and uncertainties, including, but not limited to, those described or identified in the section entitled “Risk Factors” in this prospectus. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should understand that under Section 27A(b)(2)(B) of the Securities Act, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement or a free writing prospectus we have authorized for use in connection with a specific offering, we intend to use all or substantially all of the net proceeds from the sale of our securities to invest in portfolio companies in accordance with our investment objective and strategies and for general corporate purposes. We will also pay operating expenses, including management and administrative fees, and may pay other expenses such as due diligence expenses relating to potential new investments, from the net proceeds of any offering of our securities. We may also use a portion of the net proceeds from the sale of our securities to repay indebtedness (which will be subject to reborrowing).

We anticipate that we will use substantially all of the net proceeds of an offering for the above purposes within approximately six months after the completion of any offering of our securities, depending on the availability of appropriate investment opportunities consistent with our investment objective and market conditions. We cannot assure you that we will achieve our targeted investment pace.

Until appropriate investment opportunities can be found, we may also invest the net proceeds of any offering of our securities primarily in cash, cash equivalents, U.S. government securities, money market funds and high-quality debt investments that mature in one year or less from the date of investment. These temporary investments may have lower yields than our targeted investment types and, accordingly, may result in lower distributions, if any, during such period. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in lower yielding interest-bearing deposits or other short-term instruments. See “Item 1. Business—Regulation as a Business Development Company—Temporary Investments” included in our most recent Annual Report on Form 10-K, as well as any amendments reflected in subsequent filings with the SEC, for additional information about temporary investments we may make while waiting to make longer-term investments in pursuit of our investment objective.

The supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering.

PRICE RANGE OF COMMON STOCK

Our common stock began trading on January 24, 2024 and is currently traded on The New York Stock Exchange under the symbol “MSDL”. The following table sets forth: (i) the net asset value per share of our common stock as of the applicable period end, (ii) the range of high and low closing sale prices of our common stock as reported on The New York Stock Exchange during the applicable period, (iii) the closing high and low sale prices as a percentage of net asset value and (iv) the dividends and distributions per share of our common stock declared during the applicable period. Our shares of common stock have historically traded at prices both above and below our net asset value per share. It is not possible to predict whether shares of our common stock will trade at, above or below our net asset value in the future. See “Risk Factors.”

Period	NAV(1)	Closing Sales Price		Premium of High Sales Price(2)	Premium (Discount) of Low Sales Price to NAV(2)	Dividends and Distributions Declared(3)
		High	Low
Fiscal year ending December 31, 2024
Fourth quarter (through November 21, 2024)	*	20.63	19.56	*	*	$0.50
Third quarter	$20.83	$23.47	$19.33	12.7%	(7.2)%	$0.50
Second quarter	$20.83	$24.13	$20.87	15.8%	0.2%	$0.50
First quarter	$20.67	$22.53	$19.63	9.0%	(5.0)%	$0.70	(4)(5)
Fiscal year ending December 31, 2023
Fourth quarter	$20.67	N/A	N/A	N/A	N/A	$0.60
Third quarter	$20.57	N/A	N/A	N/A	N/A	$0.60
Second quarter	$20.15	N/A	N/A	N/A	N/A	$0.57
First quarter	$19.93	N/A	N/A	N/A	N/A	$0.50
Fiscal year ending December 31, 2022
Fourth quarter	$19.81	N/A	N/A	N/A	N/A	$0.50
Third quarter	$20.00	N/A	N/A	N/A	N/A	$0.47
Second quarter	$20.32	N/A	N/A	N/A	N/A	$0.47
First quarter	$20.82	N/A	N/A	N/A	N/A	$0.48

(1)

Net Asset Value, or NAV, per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)	Calculated as of the respective high or low closing sales price divided by the quarter-end NAV.
(3)	Represents the dividend or distribution declared in the relevant quarter.
(4)	Includes a special distribution of $0.10 per share payable on October 25, 2024 to holders of record of common stock as of August 5, 2024.
(5)	Includes a special distribution of $0.10 per share payable on January 24, 2025 to holders of record of common stock as of November 4, 2024.
*	NAV has not yet been calculated for this period.

The last reported price for our common stock on November 21, 2024 was $20.63 per share. As of November 21, 2024, we had 6,522 stockholders of record, which did not include stockholders for whom shares are held in “nominee” or “street name”.

Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount or premium to NAV is separate and distinct from the risk that our NAV will decrease.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of our most recently filed Annual Report on Form 10-K and the information in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I of our most recently filed Quarterly Report on Form 10-Q is incorporated by reference herein.

BUSINESS

The information in “Item 1. Business” in Part I of our most recently filed Annual Report on Form 10-K is incorporated by reference herein.

REGULATION

We are subject to regulation as described in “Item 1. Business—Regulation as a Business Development Company” in Part I of our most recently filed Annual Report on Form 10-K, which is incorporated by reference herein.

MANAGEMENT

The information in the sections entitled (1) “Proposal No. 1—Election of Directors” and “Corporate Governance,” in our most recent Definitive Proxy Statement on Schedule 14A, and (2) “Item 1. Business” in Part I of our most recently filed Annual Report on Form 10-K, is incorporated by reference herein.

SENIOR SECURITIES

Information about our senior securities is shown as of the dates indicated in the below table which is derived from our consolidated financial statements and related notes. Information about our senior securities should be read in conjunction with our audited and unaudited consolidated financial statements and related notes thereto and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments reflected in subsequent filings with the SEC.

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Liquidating Preference per Unit(3)	Average Market Value per Unit
	($in thousands)	($in thousands)
2025 Notes
September 30, 2024 (unaudited)	$275,000	2,000	—	N/A	(4)
December 31, 2023	$275,000	2,146	—	N/A	(4)
December 31, 2022	$275,000	1,912	—	N/A	(4)
2027 Notes
September 30, 2024 (unaudited)	$425,000	2,000	—	N/A	(4)
December 31, 2023	$425,000	2,146	—	N/A	(4)
December 31, 2022	$425,000	1,912	—	N/A	(4)
2029 Notes
September 30, 2024 (unaudited)	$350,000	2,000	—	N/A	(4)
Truist Credit Facility
September 30, 2024 (unaudited)	$545,987	2,000	—	N/A	(4)
December 31, 2023	$520,263	2,146	—	N/A	(4)
December 31, 2022	$432,254	1,912	—	N/A	(4)
December 31, 2021	$476,000	1,951	—	N/A	(4)
BNP Funding Facility
September 30, 2024 (unaudited)	$246,000	2,000	—	N/A	(4)
December 31, 2023	$282,000	2,146	—	N/A	(4)
December 31, 2022	$400,000	1,912	—	N/A	(4)
December 31, 2021	$463,500	1,951	—	N/A	(4)
December 31, 2020	$0	—	—	N/A	(4)
CIBC Subscription Facility
September 30, 2024 (unaudited)	$—	—	—	N/A	(4)
December 31, 2023	$—	—	—	N/A	(4)
December 31, 2022	$—	—	—	N/A	(4)
December 31, 2021	$310,350	1,951	—	N/A	(4)
December 31, 2020	$333,850	1,903	—	N/A	(4)
December 31, 2019	$0	—	—	N/A	(4)

(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)

Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(3)

The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The “—” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)	Not applicable because the senior securities are not registered for public trading on a stock exchange.

MANAGEMENT AGREEMENTS

The Investment Advisory Agreement was most recently approved on August 6, 2024 by the Board, including a majority of the Independent Directors, for an additional one-year term. Please refer to “Investment Advisory Agreement,” “Administration Agreement,” “The Adviser” and “The Administrator” under “Item 1. Business” in Part I of our most recently filed Annual Report on Form 10-K and “Certain Relationships and Related Party Transactions” in our most recent Definitive Proxy Statement on Schedule 14A, which are incorporated by reference herein, for additional information regarding the Investment Advisory Agreement and the Administration Agreement.

Board Approval of the Investment Advisory Agreement

Our Investment Advisory Agreement was entered into on January 24, 2024, and was most recently re-approved in August 2024.

In reaching a decision to approve the Investment Advisory Agreement, our Board considered (1) various materials and information regarding the nature, extent and quality of the services to be provided by the Adviser, (2) our updated performance and such performance compared to a group of our peers, (3) the proposed fees to be charged to us under the Investment Advisory Agreement and such fees as compared to other comparable funds advised by the Adviser and as compared to a group of our peers, (4) estimated profitability of the Adviser under the Investment Advisory Agreement, (5) the extent to which economies of scale could be realized by us in the future and (6) other benefits (in addition to advisory fee revenues) derived or potentially derived by the Adviser from its relationship with us. The specific information reviewed and considered by our Board included, without limitation, information about:

•	the Adviser’s general qualifications to serve as our investment adviser, including its history, organization, ownership structure, operations and financial position;

•

key personnel of the Adviser and their qualifications, abilities, education, experience and professional accomplishments, the compensation structure of the portfolio managers and the ability of the Adviser to attract and retain high-caliber professionals;

•	the Adviser’s advisory experience and the performance of affiliated fund products;

•

the terms of the Investment Advisory Agreement as well as information on all fees to be paid by us in connection with our advisory arrangements, including “fall-out” and indirect benefits expected potentially to be derived by the Adviser and/or affiliates in connection with the advisory arrangements, profitability to the Adviser of the advisory relationship, the potential for economies of scale, management and other fees associated with the advisory arrangements in comparison to comparable funds’ management and other fees;

•

compliance and related matters, including the Adviser’s compliance policies and procedures, responses to regulatory developments and risk monitoring and management, including management of cybersecurity risk; and

•	legal matters, including any relevant litigation, investigation or examinations, potential conflicts of interest and insurance arrangements.

In addition to evaluating, among other things, the written information provided by the Adviser, our Board considered the answers to questions posed by the Board to representatives of the Adviser. All of our Independent Directors met separately in executive session with their independent legal counsel to review and consider the information provided regarding the Investment Advisory Agreement.

Based on their review, our Independent Directors and the Board concluded that it was in the best interests of the Company to approve the Investment Advisory Agreement. In its deliberations, our Board did not identify any single factor or group of factors as all-important or controlling, but considered all factors together.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The information contained under the caption “Certain Relationships and Related Party Transactions” in our most recent Definitive Proxy Statement on Schedule 14A and under the caption “Note 3—Related Party Transactions” in the Notes to our Audited Consolidated Financial Statements in our most recently filed Annual Report on Form 10-K and “Note 3—Significant Agreements and Related Party Transactions” in the Notes to our Unaudited Consolidated Financial Statements in our most recently filed Quarterly Report on Form 10-Q is incorporated by reference herein.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

The following table sets forth, as of November 21, 2024, information with respect to the beneficial ownership of shares of our common stock by:

•	each person known to us to beneficially own more than 5.0% of the outstanding shares of our common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Ownership information for those persons who beneficially own more than 5% of the outstanding shares of our common stock is based on Schedule 13G or other filings by such persons with the SEC and other information obtained from such persons.

The percentage ownership is based on 88,578,468 shares of common stock outstanding as of November 21, 2024. To our knowledge, except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and/or investment power with respect to shares beneficially owned by such stockholder. Unless otherwise indicated by footnote, the address for each listed individual is c/o Morgan Stanley Direct Lending Fund, 1585 Broadway New York, NY 10036.

Our directors are divided into two groups—interested directors and Independent Directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act, and Independent Directors are all other directors.

Name of Individual or Identity of Group	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Beneficially Owned(1)	Dollar Range of Equity Securities Beneficially Owned(2)(3)	Aggregate Dollar Range of Equity Securities Beneficially Owned in the Fund Complex(2)(4)(5)
Directors and Executive Officers:
Interested Directors
David N. Miller(6)	12,168	*	Over $100,000	Over $100,000
Jeffrey S. Levin	48,599	*	Over $100,000	Over $100,000
Independent Directors
Joan Binstock(7)	32,666	*	Over $100,000	Over $100,000
Bruce D. Frank(8)	3,695	*	$50,001 - $100,000	Over $100,000
Kevin Shannon	24,079	*	Over $100,000	Over $100,000
Adam Metz(9)	48,505	*	Over $100,000	Over $100,000
Executive Officers Who Are Not Directors
Orit Mizrachi	4,867	*	Over $100,000	Over $100,000
Michael Occi	7,500	*	Over $100,000	Over $100,000
David Pessah	2,000	*	$10,001 - $50,000	$10,001 - $50,000
Gauranga Pal	—	—	None	None
Jonathan Frohlinger	—	—	None	None
All Directors and Executive Officers as a Group (eleven persons)	184,079	*	Over $100,000	Over $100,000
Beneficial Ownership of 5% or More:
MS Credit Partners Holdings Inc.(10)	9,727,311	11.0%	Over $100,000	Over $100,000

*	Represents less than 1.0% of the issued and outstanding shares of our common stock.
(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Assumes no other purchases or sales of our common stock since the most recently available SEC filings. This assumption has been made under the rules and regulations of the SEC and does not reflect any knowledge that we have with regard to the present intent of the beneficial owners of our common stock listed in this table.

(2)	The dollar ranges used in the above table are: None, $1—$10,000, $10,001—$50,000, $50,001—$100,000, or over $100,000.
(3)

The dollar ranges for the Company were determined using the number of shares beneficially owned as of November 21, 2024 multiplied by the closing sales price of the Company’s common stock as reported on the New York Stock Exchange, or the NYSE, on November 21, 2024.

(4)

The “Fund Complex” consists of the Company, T Series Middle Market Loan Fund LLC, or T Series, North Haven Private Income Fund LLC, or PIF, North Haven Private Income Fund A LLC, or PIF A, LGAM Private Credit LLC, or LGAM, and SL Investment Fund II LLC, or SLIF II, each a MS BDC that has the same investment adviser as the Company.

(5)

The dollar ranges for PIF were determined using the number of units that were beneficially owned as of September 30, 2024, multiplied by $19.00 per unit, which was the net asset value per unit as of September 30, 2024. The dollar ranges for SLIF II were determined using the number of units that were beneficially owned as of September 30, 2024, multiplied by $19.97 per unit, which was the net asset value per unit as of September 30, 2024. No shares of common stock of T Series, PIF A or LGAM were beneficially owned by any Director or Director nominee as of September 30, 2024.

(6)	Mr. Miller is the owner of the MSSB C/F David Nathan Miller IRA, which owns the reported securities.
(7)

Ms. Binstock is the grantor and trustee of the Joan A Binstock Revocable Trust, which owns the reported securities. Ms. Binstock disclaims beneficial ownership of shares of common stock held by the Joan A Binstock Revocable Trust, except to the extent of her pecuniary interest therein.

(8)	Mr. Frank is the owner of the MSSB C/F Bruce Frank IRA, which owns the reported securities.
(9)

Mr. Metz is the settlor and trustee of the Adam Metz 2006 Trust, which owns the reported securities. Mr. Metz disclaims beneficial ownership of shares of common stock held by the Adam Metz 2006 Trust, except to the extent of his pecuniary interest therein.

(10)

MS Credit Partners Holdings Inc., a Delaware corporation, is a wholly owned subsidiary of MS Holdings Incorporated, a Delaware corporation, which is a wholly owned subsidiary of Morgan Stanley, a Delaware corporation. The address of each of MS Credit Partners Holdings Inc., MS Holdings Incorporated, and Morgan Stanley is 1585 Broadway, New York, NY 10036. Morgan Stanley has no obligation, contractual or otherwise, to financially support the Company. Morgan Stanley has no history of financially supporting any of the MS BDCs, even during periods of financial distress.

PORTFOLIO COMPANIES

The following table sets forth certain information as of September 30, 2024 for each portfolio company in which the Company had an investment. Percentages shown for class of securities held by the Company represent percentage of the class owned and do not necessarily represent voting ownership or economic ownership. Other than these investments, the Company’s only formal relationships with its portfolio companies are the significant managerial assistance that the Company may provide upon request.

The Board of Directors approved the valuation of the Company’s investment portfolio, as of September 30, 2024, at fair value as determined in good faith using a consistently applied valuation process in accordance with the Company’s documented valuation policy that has been reviewed and approved by the Board of Directors, who also approve in good faith the valuation of such securities as of the end of each quarter. For more information relating to the Company’s investments, see the Company’s financial statements included in this prospectus.

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Jonathan Acquisition Company	Irvine Technology Center, 250 Commerce Suite 100, Irvine, CA 92602	Aerospace & Defense	First Lien Debt	S + 5.00%	9.70%	12/22/2026		3,398	3,349	3,380
Mantech International CP	2251 Corporate Park Drive Herndon, VA 20171	Aerospace & Defense	First Lien Debt	S + 5.00%	10.25%	9/14/2029		4,204	4,200	4,204
Mantech International CP	2251 Corporate Park Drive Herndon, VA 20171	Aerospace & Defense	First Lien Debt	S + 5.00%	10.25%	9/14/2029		—	(1)	—
Mantech International CP	2251 Corporate Park Drive Herndon, VA 20171	Aerospace & Defense	First Lien Debt	S + 5.00%	10.25%	9/14/2028		—	(1)	—
PCX Holding Corp.	300 Fenn Rd, Newington, CT 06111	Aerospace & Defense	First Lien Debt	S + 6.25%	11.00%	4/22/2027		17,908	17,820	16,629
PCX Holding Corp.	300 Fenn Rd, Newington, CT 06111	Aerospace & Defense	First Lien Debt	S + 6.25%	11.00%	4/22/2027		18,032	17,846	16,745
PCX Holding Corp.	300 Fenn Rd, Newington, CT 06111	Aerospace & Defense	First Lien Debt	S + 6.25%	11.00%	4/22/2027		1,851	1,843	1,719
Two Six Labs, LLC	901 N Stuart St, Arlington, VA 22203	Aerospace & Defense	First Lien Debt	S + 5.25%	9.86%	8/20/2027		34,454	33,988	34,226
Two Six Labs, LLC	901 N Stuart St, Arlington, VA 22203	Aerospace & Defense	First Lien Debt	S + 5.25%	9.86%	8/20/2027		4,215	4,150	4,140
Two Six Labs, LLC	901 N Stuart St, Arlington, VA 22203	Aerospace & Defense	First Lien Debt	S + 5.25%	9.86%	8/20/2027		—	(21)	(25)
AGI-CFI Holdings, Inc.	9130 S Dadeland Blvd Datran 2 Suite 1801, Miami FL 33156	Air Freight & Logistics	First Lien Debt	S + 5.75%	10.52%	6/11/2027		14,154	13,981	14,154
RoadOne IntermodaLogistics	1 Kellaway Drive Randolph, MA 02368	Air Freight & Logistics	First Lien Debt	S + 6.25%	11.10%	12/29/2028		1,643	1,605	1,607
RoadOne IntermodaLogistics	1 Kellaway Drive Randolph, MA 02368	Air Freight & Logistics	First Lien Debt	S + 6.25%	11.10%	12/29/2028		151	147	147
RoadOne IntermodaLogistics	1 Kellaway Drive Randolph, MA 02368	Air Freight & Logistics	First Lien Debt	S + 6.25%	11.10%	12/29/2028		20	13	13
Continental Battery Company	Corporate Headquarters, 8585 N Stemmons Frwy., Floor 6, Dallas, TX 75247	Automobile Components	First Lien Debt	S + 7.00% (incl. 4.08% PIK)	11.75%	1/20/2027		6,406	6,342	4,783
Randy’s Holdings, Inc.	10411 Airport Road, Suite 200 Everett, WA 98204	Automobile Components	First Lien Debt	S + 6.25%	11.56%	11/1/2028		6,625	6,476	6,620
Randy’s Holdings, Inc.	10411 Airport Road, Suite 200 Everett, WA 98204	Automobile Components	First Lien Debt	S + 6.25%	11.56%	11/1/2028		666	634	664
Randy’s Holdings, Inc.	10411 Airport Road, Suite 200 Everett, WA 98204	Automobile Components	First Lien Debt	S + 6.25%	11.56%	11/1/2028		208	190	207
Sonny’s Enterprises, LLC	5605 Hiatus Road Tamarac, FL 33321	Automobile Components	First Lien Debt	S + 5.25%	10.53%	8/5/2028		45,665	45,189	45,382
Sonny’s Enterprises, LLC	5605 Hiatus Road Tamarac, FL 33321	Automobile Components	First Lien Debt	S + 5.25%	10.53%	8/5/2028		113	103	104
Spectrum Automotive Holdings Corp.	302 Bridges Rd Suite 240, Fairfield, NJ 07004	Automobile Components	First Lien Debt	S + 5.25%	9.85%	6/29/2028		23,230	23,017	22,951
Spectrum Automotive Holdings Corp.	302 Bridges Rd Suite 240, Fairfield, NJ 07004	Automobile Components	First Lien Debt	S + 5.25%	9.85%	6/29/2028		6,427	6,299	6,236
Spectrum Automotive Holdings Corp.	302 Bridges Rd Suite 240, Fairfield, NJ 07004	Automobile Components	First Lien Debt	S + 5.25%	9.85%	6/29/2027		—	(6)	(11)
ARI Network Services, Inc.	26600 SW Parkway Avenue, Suite 400, Wilsonville, OR 97070	Automobiles	First Lien Debt	S + 5.00%	9.85%	8/28/2026		20,666	20,492	20,575
ARI Network Services, Inc.	26600 SW Parkway Avenue, Suite 400, Wilsonville, OR 97070	Automobiles	First Lien Debt	S + 5.00%	9.85%	8/28/2026		3,566	3,536	3,550
ARI Network Services, Inc.	26600 SW Parkway Avenue, Suite 400, Wilsonville, OR 97070	Automobiles	First Lien Debt	S + 5.00%	9.85%	8/28/2026		1,380	1,372	1,366

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
COP Collisionright Parent, LLC	6767 Longshore St 4th Floor, Dublin, OH 43017	Automobiles	First Lien Debt	S + 5.50%	10.75%	1/29/2030		6,380	6,263	6,286
COP Collisionright Parent, LLC	6767 Longshore St 4th Floor, Dublin, OH 43017	Automobiles	First Lien Debt	S + 5.50%	10.75%	1/29/2030		1,165	1,121	1,111
COP Collisionright Parent, LLC	6767 Longshore St 4th Floor, Dublin, OH 43017	Automobiles	First Lien Debt	S + 5.50%	10.75%	1/29/2030		154	136	139
Drivecentric Holdings, LLC	12900 Maurer Industrial Drive, Saint Louis, MO 63127, United States	Automobiles	First Lien Debt	S + 4.75%	9.87%	8/15/2031		26,470	26,209	26,209
Drivecentric Holdings, LLC	12900 Maurer Industrial Drive, Saint Louis, MO 63127, United States	Automobiles	First Lien Debt	S + 4.75%	9.87%	8/15/2031		—	(35)	(35)
LeadVenture, Inc.	26600 SW Parkway Avenue, Suite 400, Wilsonville, OR 97070	Automobiles	First Lien Debt	S + 5.00%	9.85%	8/28/2026		368	360	360
Turbo Buyer, Inc.	25541 Commercentre Drive, Suite 100, Lake Forest CA 92630	Automobiles	First Lien Debt	S + 6.00%	10.75%	12/2/2025		37,267	37,045	35,641
Turbo Buyer, Inc.	25541 Commercentre Drive, Suite 100, Lake Forest CA 92630	Automobiles	First Lien Debt	S + 6.00%	10.75%	12/2/2025		37,450	37,180	35,816
Vehlo Purchaser, LLC	2035 Lakeside Centre Way Suite 200 Knoxville, TN 37922	Automobiles	First Lien Debt	S + 5.25%	10.49%	5/24/2028		2,936	2,909	2,911
Vehlo Purchaser, LLC	2035 Lakeside Centre Way Suite 200 Knoxville, TN 37922	Automobiles	First Lien Debt	S + 5.25%	10.49%	5/24/2028		713	626	587
Vehlo Purchaser, LLC	2035 Lakeside Centre Way Suite 200 Knoxville, TN 37922	Automobiles	First Lien Debt	S + 5.25%	10.49%	5/24/2028		14	13	13
GraphPad Software, LLC	2365 Northside Dr., Suite 560, San Diego, CA 92108	Biotechnology	First Lien Debt	S + 4.75%	9.35%	6/30/2031		26,891	26,761	26,892
GraphPad Software, LLC	2365 Northside Dr., Suite 560, San Diego, CA 92108	Biotechnology	First Lien Debt	S + 4.75%	9.35%	6/30/2031		798	760	798
GraphPad Software, LLC	2365 Northside Dr., Suite 560, San Diego, CA 92108	Biotechnology	First Lien Debt	S + 4.75%	9.35%	6/30/2031		—	(14)	—
Project Potter Buyer, LLC	6750 Crosby Court Dublin, OH 43016	Building Products	First Lien Debt	S + 6.00%	10.60%	4/23/2027		13,653	13,653	13,653
Project Potter Buyer, LLC	6750 Crosby Court Dublin, OH 43016	Building Products	First Lien Debt	S + 6.00%	10.60%	4/23/2026		—	—	—
Tank Holding Corp.	4365 Steiner Street, St. Bonifacius, MN, 55375	Chemicals	First Lien Debt	S + 5.75%	10.52%	3/31/2028		15,594	15,373	15,297
Tank Holding Corp.	4365 Steiner Street, St. Bonifacius, MN, 55375	Chemicals	First Lien Debt	S + 5.75%	10.52%	3/31/2028		332	322	324
Tank Holding Corp.	4365 Steiner Street, St. Bonifacius, MN, 55375	Chemicals	First Lien Debt	S + 5.75%	10.52%	3/31/2028		567	557	551
V Global Holdings, LLC	201 North Illinois Street, Suite 1800, Indianapolis, IN 46204	Chemicals	First Lien Debt	S + 5.75%	10.96%	12/22/2027		4,817	4,755	4,505
V Global Holdings, LLC	201 North Illinois Street, Suite 1800, Indianapolis, IN 46204	Chemicals	First Lien Debt	S + 5.75%	10.96%	12/22/2025		513	508	469
365 Retail Markets, LLC	1743 Maplelawn Drive, Troy, MI, Oakland County	Commercial Services & Supplies	First Lien Debt	S + 4.75%	10.23%	12/23/2026		16,973	16,834	16,972
365 Retail Markets, LLC	1743 Maplelawn Drive, Troy, MI, Oakland County	Commercial Services & Supplies	First Lien Debt	S + 4.75%	10.23%	12/23/2026		5,446	5,412	5,445
Apryse Software Corp.	500-838 West Hastings Street, Vancouver, British Columbia, Canada	Commercial Services & Supplies	First Lien Debt	S + 5.00%	10.25%	7/15/2027		39,455	39,077	39,313
Atlas Us Finco, Inc.	Level 4 Tower One 100 Barangaroo Ave, Sydney, New South Wales, 2000, Australia	Commercial Services & Supplies	First Lien Debt	S + 5.75%	11.03%	12/9/2029		8,993	8,818	8,993
Atlas Us Finco, Inc.	Level 4 Tower One 100 Barangaroo Ave, Sydney, New South Wales, 2000, Australia	Commercial Services & Supplies	First Lien Debt	S + 5.75%	11.03%	12/9/2028		—	(4)	—
BPG Holdings IV Corp.	975 Spaulding Ave, Suite C, Ada, MI 49301	Commercial Services & Supplies	First Lien Debt	S + 6.00%	10.60%	7/29/2029		11,559	10,956	10,574
Consor Intermediate II, LLC	6505 Blue Lagoon Drive, Suite 470, Miami, FL 33126	Commercial Services & Supplies	First Lien Debt	S + 4.75%	9.35%	5/12/2031		5,034	4,986	4,991
Consor Intermediate II, LLC	6505 Blue Lagoon Drive, Suite 470, Miami, FL 33126	Commercial Services & Supplies	First Lien Debt	S + 4.75%	9.35%	5/12/2031		—	(22)	(39)
Consor Intermediate II, LLC	6505 Blue Lagoon Drive, Suite 470, Miami, FL 33126	Commercial Services & Supplies	First Lien Debt	S + 4.75%	9.35%	5/12/2031		—	(12)	(10)
CRCI Longhorn Holdings, Inc.	6504 Bridge Point Parkway, Suite 425, Austin, TX 78730	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.85%	8/27/2031		9,882	9,784	9,784
CRCI Longhorn Holdings, Inc.	6504 Bridge Point Parkway, Suite 425, Austin, TX 78730	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.85%	8/27/2031		—	(12)	(12)
CRCI Longhorn Holdings, Inc.	6504 Bridge Point Parkway, Suite 425, Austin, TX 78730	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.85%	8/27/2031		824	807	807
Encore Holdings, LLC	70 Bacon Street, Pawtucket, RI 02860	Commercial Services & Supplies	First Lien Debt	S + 5.25%	10.20%	11/23/2028		1,817	1,796	1,803
Encore Holdings, LLC	70 Bacon Street, Pawtucket, RI 02860	Commercial Services & Supplies	First Lien Debt	S + 5.25%	10.20%	11/23/2028		10,383	10,214	10,216

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Encore Holdings, LLC	70 Bacon Street, Pawtucket, RI 02860	Commercial Services & Supplies	First Lien Debt	S + 4.00%	12.00%	11/23/2027		—	(5)	(4)
Energy Labs Holdings Corp.	8850 Interchange Drive Houston, TX 77054	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.95%	4/7/2028		468	463	461
Energy Labs Holdings Corp.	8850 Interchange Drive Houston, TX 77054	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.95%	4/7/2028		36	32	29
Energy Labs Holdings Corp.	8850 Interchange Drive Houston, TX 77054	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.95%	4/7/2028		—	(3)	(3)
FLS Holding, Inc.	171 17th St. NW, Suite 1050, Atlanta, GA 30363	Commercial Services & Supplies	First Lien Debt	S + 5.25%	10.31%	12/15/2028		18,881	18,626	17,378
FLS Holding, Inc.	171 17th St. NW, Suite 1050, Atlanta, GA 30363	Commercial Services & Supplies	First Lien Debt	S + 5.25%	10.31%	12/15/2028		4,427	4,365	4,075
FLS Holding, Inc.	171 17th St. NW, Suite 1050, Atlanta, GA 30363	Commercial Services & Supplies	First Lien Debt	S + 5.25%	10.31%	12/17/2027		901	882	758
Ground Penetrating Radar Systems, LLC	5217 Monroe St. Suite A Toledo, OH 43623	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.83%	4/2/2031		20,512	20,219	20,337
Ground Penetrating Radar Systems, LLC	5217 Monroe St. Suite A Toledo, OH 43623	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.83%	4/2/2031		—	(54)	(66)
Ground Penetrating Radar Systems, LLC	5217 Monroe St. Suite A Toledo, OH 43623	Commercial Services & Supplies	First Lien Debt	S + 4.75%	12.75%	4/2/2031		391	354	369
Helios Service Partners, LLC	920 Broadway, Floor 8, New York, NY	Commercial Services & Supplies	First Lien Debt	S + 6.25%	10.87%	3/19/2027		6,807	6,683	6,799
Helios Service Partners, LLC	920 Broadway, Floor 8, New York, NY	Commercial Services & Supplies	First Lien Debt	S + 6.25%	10.87%	3/19/2027		10,449	10,199	10,401
Helios Service Partners, LLC	920 Broadway, Floor 8, New York, NY	Commercial Services & Supplies	First Lien Debt	S + 6.25%	10.87%	3/19/2027		258	236	256
Hercules Borrower, LLC	412 Georgia Avenue #300, Chattanooga, TN 37403	Commercial Services & Supplies	First Lien Debt	S + 5.25%	9.95%	12/15/2026		479	456	451
HSI Halo Acquisition, Inc.	6136 Frisco Square Boulevard, Suite 285, Frisco, TX 75034	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.85%	6/30/2031		13,587	13,455	13,587
HSI Halo Acquisition, Inc.	6136 Frisco Square Boulevard, Suite 285, Frisco, TX 75034	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.85%	6/30/2031		563	547	563
HSI Halo Acquisition, Inc.	6136 Frisco Square Boulevard, Suite 285, Frisco, TX 75034	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.85%	6/28/2030		—	(21)	—
Iris Buyer, LLC	1501 Yamato Road, Boca Raton, Florida 33431	Commercial Services & Supplies	First Lien Debt	S + 6.25%	11.50%	10/2/2030		6,955	6,783	6,902
Iris Buyer, LLC	1501 Yamato Road, Boca Raton, Florida 33431	Commercial Services & Supplies	First Lien Debt	S + 6.25%	11.50%	10/2/2030		656	636	648
Iris Buyer, LLC	1501 Yamato Road, Boca Raton, Florida 33431	Commercial Services & Supplies	First Lien Debt	S + 6.25%	11.50%	10/2/2029		—	(23)	(8)
PDFTron Systems, Inc.	500-838 West Hastings Street, Vancouver, British Columbia, Canada	Commercial Services & Supplies	First Lien Debt	S + 5.00%	10.25%	7/15/2026		5,133	5,078	5,106
Procure Acquireco, Inc. (Procure Analytics)	3101 Towercreek, Parkway, Suite 500 Atlanta, GA, Cobb County	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.99%	12/20/2028		3,859	3,807	3,859
Procure Acquireco, Inc. (Procure Analytics)	3101 Towercreek, Parkway, Suite 500 Atlanta, GA, Cobb County	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.99%	12/20/2028		191	188	191
Procure Acquireco, Inc. (Procure Analytics)	3101 Towercreek, Parkway, Suite 500 Atlanta, GA, Cobb County	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.99%	12/20/2028		—	(3)	—
Pye-Barker Fire & Safety, LLC	2500 Northwinds Parkway, Suite 200, Alpharetta, GA 30009	Commercial Services & Supplies	First Lien Debt	S + 4.50%	9.10%	5/26/2031		26,325	26,325	26,325
Pye-Barker Fire & Safety, LLC	2500 Northwinds Parkway, Suite 200, Alpharetta, GA 30009	Commercial Services & Supplies	First Lien Debt	S + 4.50%	9.10%	5/26/2031		635	581	635
Pye-Barker Fire & Safety, LLC	2500 Northwinds Parkway, Suite 200, Alpharetta, GA 30009	Commercial Services & Supplies	First Lien Debt	S + 4.50%	9.10%	5/24/2030		456	421	456
Routeware, Inc.	16525 SW 72nd Ave, Portland, OR 97224	Commercial Services & Supplies	First Lien Debt	S + 5.25%	10.11%	9/18/2031		3,182	3,150	3,150
Routeware, Inc.	16525 SW 72nd Ave, Portland, OR 97224	Commercial Services & Supplies	First Lien Debt	S + 5.25%	10.11%	9/18/2031		—	(7)	(7)
Routeware, Inc.	16525 SW 72nd Ave, Portland, OR 97224	Commercial Services & Supplies	First Lien Debt	S + 5.25%	10.11%	9/18/2031		—	(3)	(3)
Sherlock Buyer Corp.	5000 Corporate Court, Suite 203, Holtsville, New York 11742	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.45%	12/8/2028		10,866	10,719	10,866
Sherlock Buyer Corp.	5000 Corporate Court, Suite 203, Holtsville, New York 11742	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.45%	12/8/2027		—	(14)	—
Surewerx Purchaser III, Inc.	49 Schooner Street, Coquitlam, BC V3K 0B3	Commercial Services & Supplies	First Lien Debt	S + 5.25%	9.85%	12/28/2029		5,406	5,273	5,385
Surewerx Purchaser III, Inc.	49 Schooner Street, Coquitlam, BC V3K 0B3	Commercial Services & Supplies	First Lien Debt	S + 5.25%	9.85%	12/28/2029		CAD256	186	189
Surewerx Purchaser III, Inc.	49 Schooner Street, Coquitlam, BC V3K 0B3	Commercial Services & Supplies	First Lien Debt	S + 5.25%	9.85%	12/28/2029		—	(17)	(4)
Surewerx Purchaser III, Inc.	49 Schooner Street, Coquitlam, BC V3K 0B3	Commercial Services & Supplies	First Lien Debt	S + 5.25%	9.85%	12/28/2028		648	625	644
Sweep Purchaser, LLC	4141 Rockside Road, Suite 100, Cleveland, OH 44131	Commercial Services & Supplies	First Lien Debt	S + 5.75% PIK	10.80%	6/30/2027		5,985	5,985	5,985

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Sweep Purchaser, LLC	4141 Rockside Road, Suite 100, Cleveland, OH 44131	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.80%	6/30/2027		3,171	3,171	3,171
Sweep Purchaser, LLC	4141 Rockside Road, Suite 100, Cleveland, OH 44131	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.80%	6/30/2027		—	—	—
Tamarack Intermediate, LLC	3207 Grey Hawk Court, Carlsbad, CA 92010	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.83%	3/13/2028		7,037	6,951	7,036
Tamarack Intermediate, LLC	3207 Grey Hawk Court, Carlsbad, CA 92010	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.83%	3/13/2028		597	584	597
Tamarack Intermediate, LLC	3207 Grey Hawk Court, Carlsbad, CA 92010	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.83%	3/13/2028		—	(10)	—
Transit Technologies, LLC	2035 Lakeside Centre Way, Suite 190, Knoxville TN 37922	Commercial Services & Supplies	First Lien Debt	S + 4.75%	9.71%	8/20/2031		7,955	7,876	7,876
Transit Technologies, LLC	2035 Lakeside Centre Way, Suite 190, Knoxville TN 37922	Commercial Services & Supplies	First Lien Debt	S + 4.75%	9.71%	8/20/2031		—	(14)	(14)
Transit Technologies, LLC	2035 Lakeside Centre Way, Suite 190, Knoxville TN 37922	Commercial Services & Supplies	First Lien Debt	S + 4.75%	9.71%	8/20/2030		—	(17)	(17)
United Flow Technologies Intermediate Holdco II, LLC	1271 Avenue of the Americas, 22nd Floor, New York, New York 10020	Commercial Services & Supplies	First Lien Debt	S + 5.25%	9.85%	6/23/2031		8,910	8,780	8,910
United Flow Technologies Intermediate Holdco II, LLC	1271 Avenue of the Americas, 22nd Floor, New York, New York 10020	Commercial Services & Supplies	First Lien Debt	S + 5.25%	9.85%	6/23/2031		50	13	50
United Flow Technologies Intermediate Holdco II, LLC	1271 Avenue of the Americas, 22nd Floor, New York, New York 10020	Commercial Services & Supplies	First Lien Debt	S + 5.25%	9.85%	6/21/2030		—	(14)	—
US Infra Svcs Buyer, LLC	9304 East Verde Grove View Scottsdale, AZ 85255	Commercial Services & Supplies	First Lien Debt	S + 7.25% (incl. 0.50% PIK)	12.79%	4/13/2027		13,673	13,559	12,373
US Infra Svcs Buyer, LLC	9304 East Verde Grove View Scottsdale, AZ 85255	Commercial Services & Supplies	First Lien Debt	S + 7.25% (incl. 0.50% PIK)	12.79%	4/13/2027		1,930	1,919	1,746
US Infra Svcs Buyer, LLC	9304 East Verde Grove View Scottsdale, AZ 85255	Commercial Services & Supplies	First Lien Debt	S + 7.25% (incl. 0.50% PIK)	12.79%	4/13/2027		1,350	1,339	1,136
Vensure Employer Services, Inc.	1475 South Price Road, Chandler, AZ, 85286-6175	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.64%	9/29/2031		7,789	7,711	7,711
Vensure Employer Services, Inc.	1475 South Price Road, Chandler, AZ, 85286-6175	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.64%	9/29/2031		—	(11)	(11)
VRC Companies, LLC	5400 Meltech Boulevard, Suite 114,, Memphis, TN, Shelby County	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.88%	6/29/2027		72,443	71,857	72,443
VRC Companies, LLC	5400 Meltech Boulevard, Suite 114,, Memphis, TN, Shelby County	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.88%	6/29/2027		403	397	403
VRC Companies, LLC	5400 Meltech Boulevard, Suite 114,, Memphis, TN, Shelby County	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.88%	6/29/2027		—	(11)	—
Arcoro Holdings Corp.	9362 East Raintree Drive, Scottsdale, AZ 85260	Construction & Engineering	First Lien Debt	S + 5.50%	10.10%	3/28/2030		13,011	12,767	12,879
Arcoro Holdings Corp.	9362 East Raintree Drive, Scottsdale, AZ 85260	Construction & Engineering	First Lien Debt	S + 5.50%	10.10%	3/28/2030		—	(36)	(20)
KPSKY Acquisition, Inc.	9767 East Nicholas Avenue, Suite 180, Centennial, CO 80112	Construction & Engineering	First Lien Debt	S + 5.50%	10.85%	10/19/2028		33,604	33,166	29,700
KPSKY Acquisition, Inc.	9767 East Nicholas Avenue, Suite 180, Centennial, CO 80112	Construction & Engineering	First Lien Debt	S + 5.50%	10.85%	10/19/2028		7,695	7,587	6,801
LJ Avalon Holdings, LLC	324 Nicholas Parkway West Unit A, Cape Coral, FL	Construction & Engineering	First Lien Debt	S + 5.25%	10.48%	2/1/2030		4,100	3,998	4,100
LJ Avalon Holdings, LLC	324 Nicholas Parkway West Unit A, Cape Coral, FL	Construction & Engineering	First Lien Debt	S + 5.25%	10.48%	2/1/2030		1,678	1,629	1,678
LJ Avalon Holdings, LLC	324 Nicholas Parkway West Unit A, Cape Coral, FL	Construction & Engineering	First Lien Debt	S + 5.25%	10.48%	2/1/2029		—	(15)	—
Superman Holdings, LLC	17800 Royalton Road, Strongsville, OH 44136	Construction & Engineering	First Lien Debt	S + 4.50%	9.56%	8/29/2031		20,048	19,948	19,948
Superman Holdings, LLC	17800 Royalton Road, Strongsville, OH 44136	Construction & Engineering	First Lien Debt	S + 4.50%	9.56%	8/29/2031		—	(16)	(16)
Superman Holdings, LLC	17800 Royalton Road, Strongsville, OH 44136	Construction & Engineering	First Lien Debt	S + 4.50%	9.56%	8/29/2031		—	(14)	(14)
PDI TA Holdings, Inc.	11675 Rainwater Dr., Suite 350, Alpharetta, GA 30009	Consumer Staples Distribution & Retail	First Lien Debt	S + 5.25%	10.46%	2/3/2031		22,452	22,254	22,452
PDI TA Holdings, Inc.	11675 Rainwater Dr., Suite 350, Alpharetta, GA 30009	Consumer Staples Distribution & Retail	First Lien Debt	S + 5.25%	10.46%	2/3/2031		—	(35)	—
PDI TA Holdings, Inc.	11675 Rainwater Dr., Suite 350, Alpharetta, GA 30009	Consumer Staples Distribution & Retail	First Lien Debt	S + 5.25%	10.46%	2/3/2031		—	(21)	—
BP Purchaser, LLC	B O X Partners, LLC, 2650 Galvin Drive, Elgin, IL 60124	Containers & Packaging	First Lien Debt	S + 5.50%	10.69%	12/11/2028		17,030	16,800	15,792
FORTIS Solutions Group, LLC	2505 Hawkeye Court, Virginia Beach, VA 23452	Containers & Packaging	First Lien Debt	S + 5.50%	10.20%	10/13/2028		26,745	26,397	26,745

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
FORTIS Solutions Group, LLC	2505 Hawkeye Court, Virginia Beach, VA 23452	Containers & Packaging	First Lien Debt	S + 5.50%	10.20%	10/13/2028		98	93	98
FORTIS Solutions Group, LLC	2505 Hawkeye Court, Virginia Beach, VA 23452	Containers & Packaging	First Lien Debt	S + 5.50%	10.20%	10/15/2027		720	692	720
48Forty Solutions, LLC	3650 Mansell Road, Suite 100, Alpharetta, GA 30022	Distributors	First Lien Debt	S + 6.00%	11.30%	11/30/2026		17,587	17,382	15,476
48Forty Solutions, LLC	3650 Mansell Road, Suite 100, Alpharetta, GA 30022	Distributors	First Lien Debt	S + 6.00%	11.30%	11/30/2026		2,253	2,228	1,927
ABB Concise Optical Group, LLC	12301 NW 39th Street, Coral Springs, FL 33065	Distributors	First Lien Debt	S + 7.50%	12.31%	2/23/2028		17,008	16,732	15,254
Avalara, Inc.	255 S. King Street, Suite 1800, Seattle, WA 98104	Distributors	First Lien Debt	S + 6.25%	10.85%	10/19/2028		10,402	10,215	10,402
Avalara, Inc.	255 S. King Street, Suite 1800, Seattle, WA 98104	Distributors	First Lien Debt	S + 6.25%	10.85%	10/19/2028		—	(17)	—
Bradyifs Holdings, LLC	5496 Lindbergh Lane, Bell, CA 90201	Distributors	First Lien Debt	S + 6.00%	11.25%	10/31/2029		7,388	7,257	7,388
Bradyifs Holdings, LLC	5496 Lindbergh Lane, Bell, CA 90201	Distributors	First Lien Debt	S + 6.00%	11.25%	10/31/2029		583	570	583
PT Intermediate Holdings III, LLC	1200 N Greenbriar Dr Ste A, Addison, IL	Distributors	First Lien Debt	S + 5.00% (incl. 1.75% PIK)	9.60%	4/9/2030		41,409	41,040	41,339
PT Intermediate Holdings III, LLC	1200 N Greenbriar Dr Ste A, Addison, IL	Distributors	First Lien Debt	S + 5.00% (incl. 1.75% PIK)	9.60%	4/9/2030		—	(4)	(5)
Any Hour, LLC	1374 130 S, Orem, Utah 84058	Diversified Consumer Services	First Lien Debt	S + 5.00%	9.60%	5/23/2030		23,664	23,325	23,293
Any Hour, LLC	1374 130 S, Orem, Utah 84058	Diversified Consumer Services	First Lien Debt	S + 5.00%	9.60%	5/23/2030		670	616	561
Any Hour, LLC	1374 130 S, Orem, Utah 84058	Diversified Consumer Services	First Lien Debt	S + 5.00%	9.60%	5/23/2030		1,108	1,059	1,054
Apex Service Partners, LLC	201 E Kennedy Blvd Ste 1600, Tampa, Florida, 33602, United States	Diversified Consumer Services	First Lien Debt	S + 7.00% (incl. 2.00% PIK)	11.69%	10/24/2030		37,008	36,413	36,838
Apex Service Partners, LLC	201 E Kennedy Blvd Ste 1600, Tampa, Florida, 33602, United States	Diversified Consumer Services	First Lien Debt	S + 7.00% (incl. 2.00% PIK)	11.69%	10/24/2030		8,811	8,650	8,770
Apex Service Partners, LLC	201 E Kennedy Blvd Ste 1600, Tampa, Florida, 33602, United States	Diversified Consumer Services	First Lien Debt	S + 7.00% (incl. 2.00% PIK)	11.69%	10/24/2029		1,592	1,547	1,578
Assembly Intermediate, LLC	9696 Culver Boulevard, Culver City, CA 90232	Diversified Consumer Services	First Lien Debt	S + 5.25%	9.85%	10/19/2027		20,741	20,501	20,741
Assembly Intermediate, LLC	9696 Culver Boulevard, Culver City, CA 90232	Diversified Consumer Services	First Lien Debt	S + 5.25%	9.85%	10/19/2027		3,630	3,579	3,630
Assembly Intermediate, LLC	9696 Culver Boulevard, Culver City, CA 90232	Diversified Consumer Services	First Lien Debt	S + 5.25%	9.85%	10/19/2027		—	(21)	—
Eclipse Buyer, Inc.	3700 North Capital of Texas, Highway, Suite 420, Austin, Texas	Diversified Consumer Services	First Lien Debt	S + 4.75%	9.74%	9/8/2031		4,244	4,202	4,202
Eclipse Buyer, Inc.	3700 North Capital of Texas, Highway, Suite 420, Austin, Texas	Diversified Consumer Services	First Lien Debt	S + 4.75%	9.74%	9/8/2031		—	(4)	(4)
Eclipse Buyer, Inc.	3700 North Capital of Texas, Highway, Suite 420, Austin, Texas	Diversified Consumer Services	First Lien Debt	S + 4.75%	9.74%	9/6/2031		—	(4)	(4)
Essential Services Holding Corporation	3416 Robards Court, Louisville, KY 40218	Diversified Consumer Services	First Lien Debt	S + 5.00%	10.29%	6/17/2031		17,245	17,077	17,151
Essential Services Holding Corporation	3416 Robards Court, Louisville, KY 40218	Diversified Consumer Services	First Lien Debt	S + 5.00%	10.29%	6/17/2031		—	(23)	(26)
Essential Services Holding Corporation	3416 Robards Court, Louisville, KY 40218	Diversified Consumer Services	First Lien Debt	S + 5.00%	10.29%	6/17/2030		—	(28)	(16)
EVDR Purchaser, Inc.	5680 Greenwood Plaza Blvd. Ste 550, Greenwood Village, CO 80111	Diversified Consumer Services	First Lien Debt	S + 5.25%	10.10%	2/14/2031		20,480	20,096	20,480
EVDR Purchaser, Inc.	5680 Greenwood Plaza Blvd. Ste 550, Greenwood Village, CO 80111	Diversified Consumer Services	First Lien Debt	S + 5.25%	10.10%	2/14/2031		—	(54)	—
EVDR Purchaser, Inc.	5680 Greenwood Plaza Blvd. Ste 550, Greenwood Village, CO 80111	Diversified Consumer Services	First Lien Debt	S + 5.25%	10.10%	2/14/2031		—	(64)	—
FPG Intermediate Holdco, LLC	4901 Vineland Road Suite 300, Orlando, FL 32811	Diversified Consumer Services	First Lien Debt	S + 6.75% (incl. 4.00% PIK)	11.25%	3/5/2027		429	424	366
Heartland Home Services	4101 Sparks Drive, Suite B, Grand Rapids, MI 49546	Diversified Consumer Services	First Lien Debt	S + 5.75%	10.45%	12/15/2026		1,931	1,923	1,809
Lightspeed Solution, LLC	2500 Bee Cave Road Building One Suite 350, Austin, TX, 78746	Diversified Consumer Services	First Lien Debt	S + 6.50% (incl. 2.17% PIK)	11.10%	3/1/2028		8,123	8,026	8,123
Lightspeed Solution, LLC	2500 Bee Cave Road Building One Suite 350, Austin, TX, 78746	Diversified Consumer Services	First Lien Debt	S + 6.50% (incl. 2.17% PIK)	11.10%	3/1/2028		535	528	535
LUV Car Wash Group, LLC	2218 E Williams Field Road, Suite 225, Gilbert, AZ	Diversified Consumer Services	First Lien Debt	S + 7.00%	12.31%	12/9/2026		889	885	889

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Magnolia Wash Holdings	5821 Fairview Road Charlotte, North Carolina 28209	Diversified Consumer Services	First Lien Debt	S + 6.50%	11.83%	7/14/2028		3,263	3,217	3,004
Magnolia Wash Holdings	5821 Fairview Road Charlotte, North Carolina 28209	Diversified Consumer Services	First Lien Debt	S + 6.50%	11.83%	7/14/2028		693	683	638
Magnolia Wash Holdings	5821 Fairview Road Charlotte, North Carolina 28209	Diversified Consumer Services	First Lien Debt	S + 6.50%	11.83%	7/14/2028		87	85	75
Project Accelerate Parent, LLC	8320 Highway 107, Sherwood, AR 72120	Diversified Consumer Services	First Lien Debt	S + 5.25%	10.54%	2/24/2031		8,728	8,646	8,694
Project Accelerate Parent, LLC	8320 Highway 107, Sherwood, AR 72120	Diversified Consumer Services	First Lien Debt	S + 5.25%	10.54%	2/24/2031		—	(11)	(5)
Vertex Service Partners, LLC	One California St., Suite 2900, San Francisco, CA 94111	Diversified Consumer Services	First Lien Debt	S + 5.50%	10.49%	11/8/2030		1,765	1,725	1,745
Vertex Service Partners, LLC	One California St., Suite 2900, San Francisco, CA 94111	Diversified Consumer Services	First Lien Debt	S + 5.50%	10.49%	11/8/2030		3,375	3,298	3,336
Vertex Service Partners, LLC	One California St., Suite 2900, San Francisco, CA 94111	Diversified Consumer Services	First Lien Debt	S + 5.50%	10.49%	11/8/2030		66	56	60
Abracon Group Holdings, LLC	5101 Hidden Creek Lane, Spicewood, TX 78669	Electronic Equipment, Instruments & Components	First Lien Debt	S + 6.00%	11.44%	7/6/2028		5,991	5,911	4,564
Abracon Group Holdings, LLC	5101 Hidden Creek Lane, Spicewood, TX 78669	Electronic Equipment, Instruments & Components	First Lien Debt	S + 6.00%	11.44%	7/6/2028		401	396	306
Dwyer Instruments, Inc.	102 IN-212, Michigan City, IN 46360	Electronic Equipment, Instruments & Components	First Lien Debt	S + 5.75%	10.45%	7/21/2027		10,445	10,308	10,395
Dwyer Instruments, Inc.	102 IN-212, Michigan City, IN 46360	Electronic Equipment, Instruments & Components	First Lien Debt	S + 5.75%	10.45%	7/21/2027		2,007	1,957	1,980
Dwyer Instruments, Inc.	102 IN-212, Michigan City, IN 46360	Electronic Equipment, Instruments & Components	First Lien Debt	S + 5.75%	10.45%	7/21/2027		—	(11)	(4)
Infinite Bidco, LLC	17792 Fitch, Irvine, California 92614	Electronic Equipment, Instruments & Components	First Lien Debt	S + 6.25%	11.64%	3/2/2028		12,267	12,000	12,267
Magneto Components Buyco, LLC	311 Sinclair Rd, Bristol, PA, 19007	Electronic Equipment, Instruments & Components	First Lien Debt	S + 6.50% (incl. 2.65% PIK)	10.60%	12/5/2030		15,299	15,043	15,215
Magneto Components Buyco, LLC	311 Sinclair Rd, Bristol, PA, 19007	Electronic Equipment, Instruments & Components	First Lien Debt	S + 6.50% (incl. 2.65% PIK)	10.60%	12/5/2030		—	(25)	(17)
Magneto Components Buyco, LLC	311 Sinclair Rd, Bristol, PA, 19007	Electronic Equipment, Instruments & Components	First Lien Debt	S + 6.50% (incl. 2.65% PIK)	10.60%	12/5/2029		—	(40)	(14)
Applitools, Inc.	155 Bovet Road, Suite 600, San Mateo, CA 94402	Financial Services	First Lien Debt	S + 6.25% PIK	10.85%	5/25/2029		3,915	3,875	3,873
Applitools, Inc.	155 Bovet Road, Suite 600, San Mateo, CA 94402	Financial Services	First Lien Debt	S + 6.25%	11.58%	5/25/2028		—	(5)	(4)
Cerity Partners, LLC	335 Madison Avenue, 23rd Floor, New York, NY 10017	Financial Services	First Lien Debt	S + 5.25%	10.31%	7/30/2029		4,719	4,605	4,719
Cerity Partners, LLC	335 Madison Avenue, 23rd Floor, New York, NY 10017	Financial Services	First Lien Debt	S + 5.25%	10.31%	7/30/2029		6,664	6,498	6,664
Cerity Partners, LLC	335 Madison Avenue, 23rd Floor, New York, NY 10017	Financial Services	First Lien Debt	S + 5.25%	10.31%	7/30/2029		—	(2)	—
GC Waves Holdings, Inc.	1200 17th Street, Suite 500, Denver, CO 80202	Financial Services	First Lien Debt	S + 5.25%	10.20%	8/10/2029		2,284	2,246	2,270
GC Waves Holdings, Inc.	1200 17th Street, Suite 500, Denver, CO 80202	Financial Services	First Lien Debt	S + 5.25%	10.20%	8/10/2029		2,166	2,046	2,128
GC Waves Holdings, Inc.	1200 17th Street, Suite 500, Denver, CO 80202	Financial Services	First Lien Debt	S + 5.25%	10.20%	8/10/2029		—	(5)	(2)
MAI Capital Management Intermediate, LLC	6050 Oak Tree Blvd. Suite 500, Cleveland, OH 44131	Financial Services	First Lien Debt	S + 4.75%	9.35%	8/29/2031		4,632	4,586	4,586
MAI Capital Management Intermediate, LLC	6050 Oak Tree Blvd. Suite 500, Cleveland, OH 44131	Financial Services	First Lien Debt	S + 4.75%	9.35%	8/29/2031		—	(14)	(14)
MAI Capital Management Intermediate, LLC	6050 Oak Tree Blvd. Suite 500, Cleveland, OH 44131	Financial Services	First Lien Debt	S + 4.75%	9.35%	8/29/2031		—	(10)	(10)
RFS Opco, LLC	45 Rockefeller Plaza, Floor 5, New York, NY 10111	Financial Services	First Lien Debt	S + 5.00%	9.60%	4/4/2031		14,500	14,362	14,367
RFS Opco, LLC	45 Rockefeller Plaza, Floor 5, New York, NY 10111	Financial Services	First Lien Debt	S + 4.00%	8.60%	4/4/2029		—	(5)	(5)
SitusAMC Holdings Corp.	150 E 52nd St #4002, New York, NY 10022	Financial Services	First Lien Debt	S + 6.00%	10.20%	12/22/2027		3,871	3,853	3,853
SitusAMC Holdings Corp.	150 E 52nd St #4002, New York, NY 10022	Financial Services	First Lien Debt	S + 5.50%	10.20%	12/22/2027		3,346	3,325	3,343
Smarsh, Inc.	851 SW 6th Avenue, Portland, Oregon 97204	Financial Services	First Lien Debt	S + 5.75%	10.35%	2/16/2029		4,286	4,225	4,286
Smarsh, Inc.	851 SW 6th Avenue, Portland, Oregon 97204	Financial Services	First Lien Debt	S + 5.75%	10.35%	2/16/2029		536	525	536
Smarsh, Inc.	851 SW 6th Avenue, Portland, Oregon 97204	Financial Services	First Lien Debt	S + 5.75%	10.35%	2/16/2029		—	(3)	—
Trintech, Inc.	5600 Granite Parkway, Suite 10000, Plano, TX 75024	Financial Services	First Lien Debt	S + 5.50%	10.35%	7/25/2029		33,830	33,255	33,174
Trintech, Inc.	5600 Granite Parkway, Suite 10000, Plano, TX 75024	Financial Services	First Lien Debt	S + 5.50%	10.35%	7/25/2029		837	790	780

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
AMCP Pet Holdings, Inc. (Brightpet)	38281 Industrial Park Road, Lisbon, OH 44432	Food Products	First Lien Debt	S + 7.00% (incl. 0.75% PIK)	11.95%	10/5/2026		41,683	41,116	41,074
AMCP Pet Holdings, Inc. (Brightpet)	38281 Industrial Park Road, Lisbon, OH 44432	Food Products	First Lien Debt	S + 7.00% (incl. 0.75% PIK)	11.95%	10/5/2026		5,862	5,802	5,777
Nellson Nutraceutical, Inc.	5115 East La Palma Avenue, Anaheim, CA 92807	Food Products	First Lien Debt	S + 5.75%	11.23%	12/23/2025		18,320	18,222	18,320
Teasdale Foods, Inc. (Teasdale Latin Foods)	3041 Churchill Dr. Ste 100,, Flower Mound, TX, 75022-2733	Food Products	First Lien Debt	S + 7.25% (incl. 1.00% PIK)	11.65%	12/18/2025		10,817	10,757	10,436
SV Newco 2, Inc.	1-24 Akerley Boulevard, Dartmouth, Nova Scotia, Canada	Ground Transportation	First Lien Debt	S + 4.75%	9.81%	6/2/2031		22,910	22,578	22,600
SV Newco 2, Inc.	1-24 Akerley Boulevard, Dartmouth, Nova Scotia, Canada	Ground Transportation	First Lien Debt	S + 4.75%	9.81%	6/2/2031		—	(102)	(193)
SV Newco 2, Inc.	1-24 Akerley Boulevard, Dartmouth, Nova Scotia, Canada	Ground Transportation	First Lien Debt	S + 4.75%	9.81%	6/2/2031		—	(123)	(116)
Performance Health & Wellness	28100 Torch Parkway, Suite 700, Warrenville, IL 60555	Health Care Equipment & Supplies	First Lien Debt	S + 5.75%	11.11%	7/12/2027		9,398	9,296	9,397
PerkinElmer U.S., LLC	710 Bridgeport Ave, Shelton, CT 06484	Health Care Equipment & Supplies	First Lien Debt	S + 5.00%	9.92%	3/13/2029		4,352	4,250	4,303
Tidi Legacy Products, Inc.	570 Enterprise Drive, Neenah, WI 54956	Health Care Equipment & Supplies	First Lien Debt	S + 5.50%	10.36%	12/19/2029		1,862	1,829	1,851
Tidi Legacy Products, Inc.	570 Enterprise Drive, Neenah, WI 54956	Health Care Equipment & Supplies	First Lien Debt	S + 5.50%	10.36%	12/19/2029		—	(4)	(3)
Tidi Legacy Products, Inc.	570 Enterprise Drive, Neenah, WI 54956	Health Care Equipment & Supplies	First Lien Debt	S + 5.50%	10.36%	12/19/2029		—	(6)	(2)
YI, LLC	2260 Wendt St, Algonquin, IL 60102	Health Care Equipment & Supplies	First Lien Debt	S + 5.75%	10.87%	12/3/2029		5,611	5,511	5,593
YI, LLC	2260 Wendt St, Algonquin, IL 60102	Health Care Equipment & Supplies	First Lien Debt	S + 5.75%	10.87%	12/3/2029		—	(10)	(4)
YI, LLC	2260 Wendt St, Algonquin, IL 60102	Health Care Equipment & Supplies	First Lien Debt	S + 5.75%	10.87%	12/3/2029		—	(15)	(3)
Advarra Holdings, Inc.	6940 Columbia Gateway Drive, Suite 110 Columbia, MD 21046	Health Care Providers & Services	First Lien Debt	S + 4.50%	9.35%	9/15/2031		451	441	446
Advarra Holdings, Inc.	6940 Columbia Gateway Drive, Suite 110 Columbia, MD 21046	Health Care Providers & Services	First Lien Debt	S + 4.50%	9.35%	9/15/2031		—	—	—
DCA Investment Holdings, LLC	6240 Lake Osprey Dr, Sarasota, Florida, 34240	Health Care Providers & Services	First Lien Debt	S + 6.50%	11.01%	4/3/2028		20,337	20,063	20,109
DCA Investment Holdings, LLC	6240 Lake Osprey Dr, Sarasota, Florida, 34240	Health Care Providers & Services	First Lien Debt	S + 6.50%	11.01%	4/3/2028		1,787	1,751	1,767
Gateway US Holdings, Inc.	109—230 Hanlon Creek Boulevard, Guelph, Ontario N1C 0A1, Canada	Health Care Providers & Services	First Lien Debt	S + 5.50%	10.25%	9/22/2026		744	741	744
Gateway US Holdings, Inc.	109—230 Hanlon Creek Boulevard, Guelph, Ontario N1C 0A1, Canada	Health Care Providers & Services	First Lien Debt	S + 5.50%	10.25%	9/22/2026		210	209	210
Gateway US Holdings, Inc.	109—230 Hanlon Creek Boulevard, Guelph, Ontario N1C 0A1, Canada	Health Care Providers & Services	First Lien Debt	S + 5.50%	10.25%	9/22/2026		—	—	—
Heartland Veterinary Partners, LLC	10 South LaSalle Street, Suite 2120, Chicago, IL 60603	Health Care Providers & Services	First Lien Debt	S + 4.75%	9.70%	12/10/2026		1,833	1,824	1,833
Heartland Veterinary Partners, LLC	10 South LaSalle Street, Suite 2120, Chicago, IL 60603	Health Care Providers & Services	First Lien Debt	S + 4.75%	9.70%	12/10/2026		4,150	4,132	4,150
Heartland Veterinary Partners, LLC	10 South LaSalle Street, Suite 2120, Chicago, IL 60603	Health Care Providers & Services	First Lien Debt	S + 4.75%	9.70%	12/10/2026		—	(2)	—
iCIMS, Inc.	101 Crawfords Corner Road, Suite 3-100, Holmdel, NJ 07733	Health Care Providers & Services	First Lien Debt	S + 7.25% (incl. 3.38% PIK)	12.17%	8/18/2028		7,081	6,993	7,081
iCIMS, Inc.	101 Crawfords Corner Road, Suite 3-100, Holmdel, NJ 07733	Health Care Providers & Services	First Lien Debt	S + 7.25% (incl. 3.38% PIK)	12.17%	8/18/2028		—	—	—
iCIMS, Inc.	101 Crawfords Corner Road, Suite 3-100, Holmdel, NJ 07733	Health Care Providers & Services	First Lien Debt	S + 7.25% (incl. 3.38% PIK)	12.17%	8/18/2028		14	13	14
Imagine 360, LLC	1550 Liberty Ridge Drive, Wayne, PA 19087	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.81%	10/2/2028		12,188	12,067	12,067
Imagine 360, LLC	1550 Liberty Ridge Drive, Wayne, PA 19087	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.81%	10/2/2028		—	(8)	(8)
Imagine 360, LLC	1550 Liberty Ridge Drive, Wayne, PA 19087	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.81%	10/2/2028		—	(11)	(11)
Intelerad Medical Systems Incorporated	305 Church at N Hills St, 6th Floor Raleigh, North Carolina 27609	Health Care Providers & Services	First Lien Debt	S + 6.50%	11.90%	8/21/2026		491	483	471
Intelerad Medical Systems Incorporated	305 Church at N Hills St, 6th Floor Raleigh, North Carolina 27609	Health Care Providers & Services	First Lien Debt	S + 6.50%	11.90%	8/21/2026		34	33	33
Invictus Buyer, LLC	10411 Clayton Rd Suite 211, St. Louis, MO 63131	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.60%	6/3/2031		4,050	4,011	4,026
Invictus Buyer, LLC	10411 Clayton Rd Suite 211, St. Louis, MO 63131	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.60%	6/3/2031		—	(8)	(10)

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Invictus Buyer, LLC	10411 Clayton Rd Suite 211, St. Louis, MO 63131	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.60%	6/3/2031		—	(6)	(4)
mPulse Mobile, Inc.	16530 Ventura Blvd, Suite 500, Encino, CA 91436	Health Care Providers & Services	First Lien Debt	S + 6.50%	11.20%	12/17/2027		12,019	11,875	11,981
mPulse Mobile, Inc.	16530 Ventura Blvd, Suite 500, Encino, CA 91436	Health Care Providers & Services	First Lien Debt	S + 6.50%	11.20%	12/17/2027		19,978	19,575	19,698
mPulse Mobile, Inc.	16530 Ventura Blvd, Suite 500, Encino, CA 91436	Health Care Providers & Services	First Lien Debt	S + 6.50%	11.20%	12/17/2027		934	886	894
Pareto Health Intermediate Holdings, Inc.	FMC Tower, 2929 Walnut Street, Suite 1500, Philadelphia, PA 19104	Health Care Providers & Services	First Lien Debt	S + 6.25%	10.85%	6/1/2030		6,695	6,579	6,695
Pareto Health Intermediate Holdings, Inc.	FMC Tower, 2929 Walnut Street, Suite 1500, Philadelphia, PA 19104	Health Care Providers & Services	First Lien Debt	S + 6.25%	10.85%	6/1/2029		—	(12)	—
PPV Intermediate Holdings, LLC	141 Longwater Drive, Suite 108, Norwell, MA 02061	Health Care Providers & Services	First Lien Debt	S + 5.75%	10.81%	8/31/2029		4,346	4,204	4,325
PPV Intermediate Holdings, LLC	141 Longwater Drive, Suite 108, Norwell, MA 02061	Health Care Providers & Services	First Lien Debt	S + 5.75%	10.81%	8/31/2029		9,412	9,305	9,412
Promptcare Infusion Buyer, Inc.	41 Spring Street New Providence, NJ 07974	Health Care Providers & Services	First Lien Debt	S + 6.00%	11.02%	9/1/2027		8,912	8,813	8,763
Promptcare Infusion Buyer, Inc.	41 Spring Street New Providence, NJ 07974	Health Care Providers & Services	First Lien Debt	S + 6.00%	11.02%	9/1/2027		2,773	2,726	2,704
Stepping Stones Healthcare Services, LLC	9 Phillips Rd, Hainesport, NJ 08036	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.60%	1/2/2029		4,266	4,222	4,266
Stepping Stones Healthcare Services, LLC	9 Phillips Rd, Hainesport, NJ 08036	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.60%	1/2/2029		1,082	1,062	1,069
Stepping Stones Healthcare Services, LLC	9 Phillips Rd, Hainesport, NJ 08036	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.60%	12/30/2026		—	(4)	—
Suveto	1000 Texan Trail #270,Grapevine, TX 76051	Health Care Providers & Services	First Lien Debt	S + 4.25%	9.20%	9/9/2027		11,746	11,677	11,596
Suveto	1000 Texan Trail #270,Grapevine, TX 76051	Health Care Providers & Services	First Lien Debt	S + 4.25%	9.20%	9/9/2027		697	686	680
Tivity Health, Inc.	701 Cool Springs Blvd, Franklin, TN, 37067	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.85%	6/28/2029		8,633	8,592	8,592
Vardiman Black Holdings, LLC	401 Church St., Ste. 1900, Nashville, TN 37219	Health Care Providers & Services	First Lien Debt	S + 7.00% (incl. 2.00% PIK)	11.94%	3/18/2027		5,667	5,667	5,667
Vardiman Black Holdings, LLC	401 Church St., Ste. 1900, Nashville, TN 37219	Health Care Providers & Services	First Lien Debt	S + 7.00% (incl. 2.00% PIK)	11.94%	3/18/2027		562	546	562
Hyland Software, Inc.	28105 Clemens Road, Westlake, Ohio 44145	Health Care Technology	First Lien Debt	S + 6.00%	10.85%	9/19/2030		39,358	38,829	39,359
Hyland Software, Inc.	28105 Clemens Road, Westlake, Ohio 44145	Health Care Technology	First Lien Debt	S + 6.00%	10.85%	9/19/2029		—	(23)	—
Lightspeed Buyer, Inc.	16260 N 71st St #350, Scottsdale, AZ 85254	Health Care Technology	First Lien Debt	S + 5.25%	10.15%	2/3/2026		11,813	11,714	11,813
Lightspeed Buyer, Inc.	16260 N 71st St #350, Scottsdale, AZ 85254	Health Care Technology	First Lien Debt	S + 5.25%	10.15%	2/3/2026		9,834	9,745	9,834
Aptean, Inc.	4325 Alexander Dr #100, Alpharetta, GA 30022	Industrial Conglomerates	First Lien Debt	S + 5.25%	10.10%	1/30/2031		11,133	11,032	11,062
Aptean, Inc.	4325 Alexander Dr #100, Alpharetta, GA 30022	Industrial Conglomerates	First Lien Debt	S + 5.25%	10.10%	1/30/2031		27	19	19
Aptean, Inc.	4325 Alexander Dr #100, Alpharetta, GA 30022	Industrial Conglomerates	First Lien Debt	S + 5.25%	10.10%	1/30/2031		—	(9)	(6)
Excelitas Technologies Corp.	200 West Street, 4th Floor East Waltham, MA 02451	Industrial Conglomerates	First Lien Debt	S + 5.25%	9.85%	8/13/2029		1,298	1,278	1,278
Excelitas Technologies Corp.	200 West Street, 4th Floor East Waltham, MA 02451	Industrial Conglomerates	First Lien Debt	S + 5.25%	8.60%	8/13/2029		€238	242	261
Excelitas Technologies Corp.	200 West Street, 4th Floor East Waltham, MA 02451	Industrial Conglomerates	First Lien Debt	S + 5.25%	9.85%	8/13/2029		—	(14)	(29)
Excelitas Technologies Corp.	200 West Street, 4th Floor East Waltham, MA 02451	Industrial Conglomerates	First Lien Debt	S + 5.25%	9.85%	8/14/2028		—	(2)	(2)
Raptor Merger Sub Debt, LLC	1 Millennium Drive, Willingboro, NJ 08046	Industrial Conglomerates	First Lien Debt	S + 5.50%	10.10%	4/1/2029		31,988	31,252	31,988
Raptor Merger Sub Debt, LLC	1 Millennium Drive, Willingboro, NJ 08046	Industrial Conglomerates	First Lien Debt	S + 5.50%	10.10%	4/1/2029		488	432	488
Amerilife Holdings, LLC	2650 McCormick Drive Suite 300L, Clearwater, FL 33759	Insurance Services	First Lien Debt	S + 5.00%	9.70%	8/31/2029		2,870	2,827	2,870
Amerilife Holdings, LLC	2650 McCormick Drive Suite 300L, Clearwater, FL 33759	Insurance Services	First Lien Debt	S + 5.00%	9.70%	8/31/2029		818	811	817
Amerilife Holdings, LLC	2650 McCormick Drive Suite 300L, Clearwater, FL 33759	Insurance Services	First Lien Debt	S + 5.00%	9.70%	8/31/2028		—	(6)	—
Foundation Risk Partners Corp.	1540 Cornerstone Boulevard Suite 230 | Daytona Beach, FL | 32117	Insurance Services	First Lien Debt	S + 5.25%	9.92%	10/29/2030		42,208	41,727	42,031

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Foundation Risk Partners Corp.	1540 Cornerstone Boulevard Suite 230 | Daytona Beach, FL | 32117	Insurance Services	First Lien Debt	S + 5.25%	9.92%	10/29/2030		9,180	9,076	9,141
Foundation Risk Partners Corp.	1540 Cornerstone Boulevard Suite 230 | Daytona Beach, FL | 32117	Insurance Services	First Lien Debt	S + 5.25%	9.92%	10/29/2029		—	(63)	(28)
Galway Borrower, LLC	1350 Broadway, New York, NY 10018	Insurance Services	First Lien Debt	S + 4.50%	9.10%	9/29/2028		30,515	30,124	30,124
Galway Borrower, LLC	1350 Broadway, New York, NY 10018	Insurance Services	First Lien Debt	S + 4.50%	9.10%	9/29/2028		1,554	1,531	1,501
Galway Borrower, LLC	1350 Broadway, New York, NY 10018	Insurance Services	First Lien Debt	S + 4.50%	9.10%	9/29/2028		581	554	541
Higginbotham Insurance Agency, Inc.	500 W 13th St, Fort Worth, TX 76102	Insurance Services	First Lien Debt	S + 4.50%	9.35%	11/24/2028		23,721	23,535	23,534
Higginbotham Insurance Agency, Inc.	500 W 13th St, Fort Worth, TX 76102	Insurance Services	First Lien Debt	S + 4.50%	9.35%	11/24/2028		1,387	1,345	1,342
High Street Buyer, Inc.	333 West Grandview Parkway, Suite 201, Traverse City, MI 49684	Insurance Services	First Lien Debt	S + 5.25%	9.85%	4/14/2028		9,814	9,700	9,814
High Street Buyer, Inc.	333 West Grandview Parkway, Suite 201, Traverse City, MI 49684	Insurance Services	First Lien Debt	S + 5.25%	9.85%	4/14/2028		39,415	38,866	39,366
High Street Buyer, Inc.	333 West Grandview Parkway, Suite 201, Traverse City, MI 49684	Insurance Services	First Lien Debt	S + 5.25%	9.85%	4/16/2027		—	(18)	—
Inszone Mid, LLC	2721 Citrus Road, Suite A, Rancho Cordova, CA 95742	Insurance Services	First Lien Debt	S + 5.75%	10.00%	11/30/2029		4,426	4,348	4,385
Inszone Mid, LLC	2721 Citrus Road, Suite A, Rancho Cordova, CA 95742	Insurance Services	First Lien Debt	S + 5.75%	10.00%	11/30/2029		3,961	3,868	3,901
Inszone Mid, LLC	2721 Citrus Road, Suite A, Rancho Cordova, CA 95742	Insurance Services	First Lien Debt	S + 5.75%	10.00%	11/30/2029		—	(48)	(48)
Inszone Mid, LLC	2721 Citrus Road, Suite A, Rancho Cordova, CA 95742	Insurance Services	First Lien Debt	S + 5.75%	10.00%	11/30/2029		—	(21)	(15)
Integrity Marketing Acquisition, LLC	9111 Cypress Waters Boulevard, Suite 450, Dallas, TX 75019	Insurance Services	First Lien Debt	S + 5.00%	10.08%	8/25/2028		44,566	44,566	44,566
Integrity Marketing Acquisition, LLC	9111 Cypress Waters Boulevard, Suite 450, Dallas, TX 75019	Insurance Services	First Lien Debt	S + 5.00%	10.08%	8/25/2028		—	—	—
Long Term Care Group, Inc.	2000 Wade Hampton Boulevard, Greenville, SC 29615	Insurance Services	First Lien Debt	S + 6.00% (incl. 2.50% PIK)	11.54%	9/8/2027		5,342	5,283	4,537
Majesco	412 Mr. Kemble Ave, Ste 110c, Morristown, NJ 07960	Insurance Services	First Lien Debt	S + 4.75%	9.35%	9/21/2028		33,643	33,135	33,643
Majesco	412 Mr. Kemble Ave, Ste 110c, Morristown, NJ 07960	Insurance Services	First Lien Debt	S + 4.75%	9.35%	9/21/2027		—	(16)	—
Patriot Growth Insurance Services, LLC	501 Office Center Drive, Suite 215, Ft. Washington, PA 19034	Insurance Services	First Lien Debt	S + 5.00%	9.75%	10/16/2028		61,882	61,068	61,882
Patriot Growth Insurance Services, LLC	501 Office Center Drive, Suite 215, Ft. Washington, PA 19034	Insurance Services	First Lien Debt	S + 5.00%	9.75%	10/16/2028		748	696	748
Peter C. Foy & Associates Insurance Services, LLC	2500 West Executive Parkway Suite 200 Lehi, UT 84043	Insurance Services	First Lien Debt	S + 5.50%	10.35%	11/1/2028		20,050	19,897	20,050
Peter C. Foy & Associates Insurance Services, LLC	2500 West Executive Parkway Suite 200 Lehi, UT 84043	Insurance Services	First Lien Debt	S + 5.50%	10.35%	11/1/2028		8,243	8,173	8,229
Peter C. Foy & Associates Insurance Services, LLC	2500 West Executive Parkway Suite 200 Lehi, UT 84043	Insurance Services	First Lien Debt	S + 5.50%	10.35%	11/1/2027		—	(4)	—
RSC Acquisition, Inc.	160 Federal St., 4th Floor, Boston, MA 02110	Insurance Services	First Lien Debt	S + 4.75%	9.71%	11/1/2029		32,212	31,848	32,184
RSC Acquisition, Inc.	160 Federal St., 4th Floor, Boston, MA 02110	Insurance Services	First Lien Debt	S + 4.75%	9.71%	11/1/2029		3,732	3,708	3,730
Summit Acquisition, Inc.	5675 Ruffin Road, Suite 150, San Diego, CA 92123	Insurance Services	First Lien Debt	S + 6.50%	11.10%	5/1/2030		7,297	7,109	7,297
Summit Acquisition, Inc.	5675 Ruffin Road, Suite 150, San Diego, CA 92123	Insurance Services	First Lien Debt	S + 6.50%	11.10%	5/1/2030		—	(20)	—
Summit Acquisition, Inc.	5675 Ruffin Road, Suite 150, San Diego, CA 92123	Insurance Services	First Lien Debt	S + 6.50%	11.10%	5/1/2029		—	(19)	—
World Insurance Associates, LLC	6565 Shrewsbury Ave, Suite 200, Tinton Falls, NJ 07701	Insurance Services	First Lien Debt	S + 6.00%	10.60%	4/3/2028		66,840	65,592	66,524
World Insurance Associates, LLC	6565 Shrewsbury Ave, Suite 200, Tinton Falls, NJ 07701	Insurance Services	First Lien Debt	S + 6.00%	10.60%	4/3/2028		—	(8)	(24)
FMG Suite Holdings, LLC	12395 World Trade Dr., Ste 200, San Diego, CA 92128	Interactive Media & Services	First Lien Debt	S + 5.50%	10.66%	10/30/2026		23,554	23,312	23,351
FMG Suite Holdings, LLC	12395 World Trade Dr., Ste 200, San Diego, CA 92128	Interactive Media & Services	First Lien Debt	S + 5.50%	10.66%	10/30/2026		4,533	4,499	4,490
FMG Suite Holdings, LLC	12395 World Trade Dr., Ste 200, San Diego, CA 92128	Interactive Media & Services	First Lien Debt	S + 4.00%	9.10%	10/30/2026		151	133	129
Spectrio, LLC	4033 Tampa Road, Suite 103, Oldsmar, FL 34677	Interactive Media & Services	First Lien Debt	S + 6.00%	11.06%	12/9/2026		31,805	31,574	30,361

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Spectrio, LLC	4033 Tampa Road, Suite 103, Oldsmar, FL 34677	Interactive Media & Services	First Lien Debt	S + 6.00%	11.06%	12/9/2026		12,830	12,799	12,247
Spectrio, LLC	4033 Tampa Road, Suite 103, Oldsmar, FL 34677	Interactive Media & Services	First Lien Debt	S + 6.00%	11.06%	12/9/2026		4,036	4,007	3,853
Triple Lift, Inc.	1400 Lafayette St. 5th Floor, New York, NY 10003	Interactive Media & Services	First Lien Debt	S + 5.75%	10.71%	5/5/2028		27,090	26,771	25,608
Triple Lift, Inc.	1400 Lafayette St. 5th Floor, New York, NY 10003	Interactive Media & Services	First Lien Debt	S + 5.75%	10.71%	5/5/2028		1,533	1,492	1,315
Atlas Purchaser, Inc.	5 Technology Park Drive, Westford, MA 01886	IT Services	First Lien Debt	S + 7.50% (incl. 6.50% PIK)	12.47%	5/5/2028		2,426	2,467	1,974
Atlas Purchaser, Inc.	5 Technology Park Drive, Westford, MA 01886	IT Services	First Lien Debt	S + 7.50% (incl. 6.50% PIK)	12.47%	5/5/2028		5,646	5,728	3,436
Catalis Intermediate, Inc.	3025 Windward Plaza, Suite 200, Alpharetta, GA, Fulton County	IT Services	First Lien Debt	S + 5.50%	10.25%	8/4/2027		39,055	38,528	37,782
Catalis Intermediate, Inc.	3025 Windward Plaza, Suite 200, Alpharetta, GA, Fulton County	IT Services	First Lien Debt	S + 5.50%	10.25%	8/4/2027		8,787	8,679	8,501
Catalis Intermediate, Inc.	3025 Windward Plaza, Suite 200, Alpharetta, GA, Fulton County	IT Services	First Lien Debt	S + 5.50%	10.25%	8/4/2027		1,460	1,409	1,321
Donuts, Inc.	10500 NE 8th Street, Suite 750, Bellevue, WA 98004	IT Services	First Lien Debt	S + 5.25%	10.35%	12/29/2027		24,663	24,465	24,542
GI DI Cornfield Acquisition, LLC	909 Locust St #301, Des Moines, IA 50309	IT Services	First Lien Debt	S + 4.50%	9.36%	3/9/2028		30,393	29,972	29,989
GI DI Cornfield Acquisition, LLC	909 Locust St #301, Des Moines, IA 50309	IT Services	First Lien Debt	S + 4.50%	9.36%	3/9/2028		—	(107)	(208)
Recovery Point Systems, Inc.	75 West Watkins Mill Road, Gaithersburg, MD, 20878	IT Services	First Lien Debt	S + 6.00%	11.46%	8/12/2026		40,320	40,022	40,320
Recovery Point Systems, Inc.	75 West Watkins Mill Road, Gaithersburg, MD, 20878	IT Services	First Lien Debt	S + 6.00%	11.46%	8/12/2026		—	(25)	—
Redwood Services Group, LLC	155 Montgomery Street Suite 501,San Francisco, CA, 94104	IT Services	First Lien Debt	S + 6.25%	10.95%	6/15/2029		10,747	10,662	10,747
Redwood Services Group, LLC	155 Montgomery Street Suite 501,San Francisco, CA, 94104	IT Services	First Lien Debt	S + 6.25%	10.95%	6/15/2029		6,374	6,273	6,344
Ridge Trail US Bidco, Inc.	28 Liberty Street, Suite 902, New York, NY 10005	IT Services	First Lien Debt	S + 4.75%	9.35%	9/30/2031		23,976	23,617	23,617
Ridge Trail US Bidco, Inc.	28 Liberty Street, Suite 902, New York, NY 10005	IT Services	First Lien Debt	S + 4.75%	9.35%	9/30/2031		—	(62)	(62)
Ridge Trail US Bidco, Inc.	28 Liberty Street, Suite 902, New York, NY 10005	IT Services	First Lien Debt	S + 4.75%	9.35%	3/31/2031		413	372	372
Syntax Systems, Ltd.	8000 Decarie Boulevard, Suite 300, Montreal, Quebec, Canada	IT Services	First Lien Debt	S + 5.00%	9.96%	10/29/2028		37,484	37,244	37,271
Thrive Buyer, Inc. (Thrive Networks)	25 Forbes Boulevard, Suite 3, Foxborough, MA 02035	IT Services	First Lien Debt	S + 6.00%	10.75%	1/22/2027		22,760	22,525	22,574
Thrive Buyer, Inc. (Thrive Networks)	25 Forbes Boulevard, Suite 3, Foxborough, MA 02035	IT Services	First Lien Debt	S + 6.00%	10.75%	1/22/2027		16,783	16,622	16,629
Thrive Buyer, Inc. (Thrive Networks)	25 Forbes Boulevard, Suite 3, Foxborough, MA 02035	IT Services	First Lien Debt	S + 6.00%	14.00%	1/22/2027		1,321	1,305	1,303
UpStack, Inc.	745 Fifth Avenue, 7th Floor, New York, NY 10151	IT Services	First Lien Debt	S + 5.00%	10.10%	8/25/2031		9,750	9,654	9,654
UpStack, Inc.	745 Fifth Avenue, 7th Floor, New York, NY 10151	IT Services	First Lien Debt	S + 5.00%	10.10%	8/20/2027		—	—	—
UpStack, Inc.	745 Fifth Avenue, 7th Floor, New York, NY 10151	IT Services	First Lien Debt	S + 5.00%	10.10%	8/25/2031		—	(18)	(18)
UpStack, Inc.	745 Fifth Avenue, 7th Floor, New York, NY 10151	IT Services	First Lien Debt	S + 5.00%	10.10%	8/25/2031		—	(15)	(15)
Victors Purchaser, LLC	3854 Broadmoor Avenue SE, Grand Rapids, MI 49512	IT Services	First Lien Debt	S + 4.75%	9.35%	8/15/2031		5,094	5,044	5,044
Victors Purchaser, LLC	3854 Broadmoor Avenue SE, Grand Rapids, MI 49512	IT Services	First Lien Debt	S + 4.75%	9.35%	8/15/2031		—	(6)	(6)
Victors Purchaser, LLC	3854 Broadmoor Avenue SE, Grand Rapids, MI 49512	IT Services	First Lien Debt	S + 4.75%	9.35%	8/15/2031		—	(7)	(7)
Model N, Inc.	777 Mariners Island Boulevard, Suite 300, San Mateo, CA 94404	Life Sciences Tools & Services	First Lien Debt	S + 5.00%	9.64%	6/27/2031		11,964	11,848	11,964
Model N, Inc.	777 Mariners Island Boulevard, Suite 300, San Mateo, CA 94404	Life Sciences Tools & Services	First Lien Debt	S + 5.00%	9.64%	6/27/2031		—	(16)	—
Model N, Inc.	777 Mariners Island Boulevard, Suite 300, San Mateo, CA 94404	Life Sciences Tools & Services	First Lien Debt	S + 5.00%	9.64%	6/27/2031		—	(17)	—
Answer Acquisition, LLC	4855 Broadmoor Avenue, Kentwood, MI 49512	Machinery	First Lien Debt	S + 5.75%	10.50%	12/30/2026		13,428	13,274	13,306
Answer Acquisition, LLC	4855 Broadmoor Avenue, Kentwood, MI 49512	Machinery	First Lien Debt	S + 5.75%	10.50%	12/30/2026		—	(12)	(11)
Chase Intermediate, LLC	4221 W Boy Scout Blvd #390, Tampa, FL 33607	Machinery	First Lien Debt	S + 5.25%	9.90%	10/30/2028		4,314	4,210	4,262
Chase Intermediate, LLC	4221 W Boy Scout Blvd #390, Tampa, FL 33607	Machinery	First Lien Debt	S + 5.25%	9.90%	10/30/2028		—	(8)	—

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
MHE Intermediate Holdings, LLC	3235 Levis Commons Blvd,, Perrysburg, OH 43551	Machinery	First Lien Debt	S + 6.00%	11.45%	7/21/2027		11,731	11,600	11,725
MHE Intermediate Holdings, LLC	3235 Levis Commons Blvd,, Perrysburg, OH 43551	Machinery	First Lien Debt	S + 6.00%	11.45%	7/21/2027		3,645	3,605	3,643
MHE Intermediate Holdings, LLC	3235 Levis Commons Blvd,, Perrysburg, OH 43551	Machinery	First Lien Debt	S + 6.00%	11.45%	7/21/2027		—	(23)	(2)
AWP Group Holdings, Inc.	4244 Mount Pleasant Street Northwest, North Canton, OH 44720	Multi-Utilities	First Lien Debt	S + 4.75%	9.60%	12/23/2030		7,442	7,217	7,436
AWP Group Holdings, Inc.	4244 Mount Pleasant Street Northwest, North Canton, OH 44720	Multi-Utilities	First Lien Debt	S + 4.75%	9.60%	12/23/2030		—	(17)	(3)
AWP Group Holdings, Inc.	4244 Mount Pleasant Street Northwest, North Canton, OH 44720	Multi-Utilities	First Lien Debt	S + 4.75%	9.60%	12/23/2030		—	(14)	(1)
Vessco Midco Holdings, LLC	8217 Upland Circle Chanhassen, MN 55217	Multi-Utilities	First Lien Debt	S + 5.25%	10.22%	7/24/2031		11,199	11,090	11,090
Vessco Midco Holdings, LLC	8217 Upland Circle Chanhassen, MN 55217	Multi-Utilities	First Lien Debt	S + 5.25%	10.22%	7/24/2031		548	529	529
Vessco Midco Holdings, LLC	8217 Upland Circle Chanhassen, MN 55217	Multi-Utilities	First Lien Debt	S + 5.25%	10.22%	7/24/2031		—	(12)	(12)
Caerus US 1, Inc.	52 Vanderbilt Avenue New York, NY 10017 United States	Pharmaceuticals	First Lien Debt	S + 5.00%	9.60%	5/25/2029		10,954	10,785	10,342
Caerus US 1, Inc.	52 Vanderbilt Avenue New York, NY 10017 United States	Pharmaceuticals	First Lien Debt	S + 5.00%	9.60%	5/25/2029		707	690	618
Caerus US 1, Inc.	52 Vanderbilt Avenue New York, NY 10017 United States	Pharmaceuticals	First Lien Debt	S + 5.00%	9.60%	5/25/2029		549	532	483
Abacus Data Holdings, Inc. (AbacusNext)	4850 Eastgate Mall, San Diego, CA, 92121	Professional Services	First Lien Debt	S + 6.25%	11.17%	3/10/2027		9,130	9,033	8,760
Abacus Data Holdings, Inc. (AbacusNext)	4850 Eastgate Mall, San Diego, CA, 92121	Professional Services	First Lien Debt	S + 6.25%	11.17%	3/10/2027		—	(13)	(57)
Ascend Partner Services, LLC	201 North Union Street, Suite 110, Alexandria, VA 22314	Professional Services	First Lien Debt	S + 4.50%	9.35%	8/11/2031		4,899	4,851	4,851
Ascend Partner Services, LLC	201 North Union Street, Suite 110, Alexandria, VA 22314	Professional Services	First Lien Debt	S + 4.50%	9.35%	8/11/2031		—	(41)	(41)
Ascend Partner Services, LLC	201 North Union Street, Suite 110, Alexandria, VA 22314	Professional Services	First Lien Debt	S + 4.50%	9.35%	8/11/2031		—	(16)	(16)
Bridgepointe Technologies, LLC	999 Baker Way, Suite 310, San Mateo, CA 94404	Professional Services	First Lien Debt	S + 5.00%	9.60%	12/31/2027		17,099	16,679	16,872
Bridgepointe Technologies, LLC	999 Baker Way, Suite 310, San Mateo, CA 94404	Professional Services	First Lien Debt	S + 5.00%	9.60%	12/31/2027		14,735	14,297	14,524
Bullhorn, Inc.	100 Summer Street, 17th Floor, Boston, MA, 02110	Professional Services	First Lien Debt	S + 5.00%	9.85%	10/1/2029		15,407	15,309	15,407
Bullhorn, Inc.	100 Summer Street, 17th Floor, Boston, MA, 02110	Professional Services	First Lien Debt	S + 5.00%	9.85%	10/1/2029		1,919	1,908	1,919
Bullhorn, Inc.	100 Summer Street, 17th Floor, Boston, MA, 02110	Professional Services	First Lien Debt	S + 5.00%	9.85%	10/1/2029		—	(5)	—
Citrin Cooperman Advisors, LLC	529 Fifth Avenue, New York, NY 10017	Professional Services	First Lien Debt	S + 5.00%	10.32%	10/1/2027		24,321	24,006	24,321
Citrin Cooperman Advisors, LLC	529 Fifth Avenue, New York, NY 10017	Professional Services	First Lien Debt	S + 5.00%	10.32%	10/1/2027		12,126	11,926	12,126
ComPsych Investment Corp.	455 N. Cityfront Plaza Drive, 13th Floor, Chicago, Illinois 60611	Professional Services	First Lien Debt	S + 4.75%	10.03%	7/22/2031		13,973	13,905	13,905
ComPsych Investment Corp.	455 N. Cityfront Plaza Drive, 13th Floor, Chicago, Illinois 60611	Professional Services	First Lien Debt	S + 4.75%	10.03%	7/22/2031		—	(10)	(10)
GPS Merger Sub, LLC	2201 Cooperative Way, Suite 225, Herndon, VA 20171	Professional Services	First Lien Debt	S + 6.00%	10.85%	10/2/2029		4,890	4,804	4,853
GPS Merger Sub, LLC	2201 Cooperative Way, Suite 225, Herndon, VA 20171	Professional Services	First Lien Debt	S + 6.00%	10.85%	10/2/2029		—	(11)	(10)
GPS Merger Sub, LLC	2201 Cooperative Way, Suite 225, Herndon, VA 20171	Professional Services	First Lien Debt	S + 6.00%	10.85%	10/2/2029		—	(17)	(8)
KENG Acquisition, Inc.	4000 Hollywood Boulevard, Suite 400-North, Hollywood, FL 33021	Professional Services	First Lien Debt	S + 5.00%	9.85%	8/1/2029		3,197	3,128	3,184
KENG Acquisition, Inc.	4000 Hollywood Boulevard, Suite 400-North, Hollywood, FL 33021	Professional Services	First Lien Debt	S + 5.00%	9.85%	8/1/2029		1,088	1,040	1,068
KENG Acquisition, Inc.	4000 Hollywood Boulevard, Suite 400-North, Hollywood, FL 33021	Professional Services	First Lien Debt	S + 5.00%	9.85%	8/1/2029		—	(18)	(4)
KWOR Acquisition, Inc.	9725 Windermere Blvd, Fishers, IN 46037	Professional Services	First Lien Debt	S + 4.25%	12.25%	12/22/2028		5,299	5,224	4,553
KWOR Acquisition, Inc.	9725 Windermere Blvd, Fishers, IN 46037	Professional Services	First Lien Debt	S + 4.25%	12.25%	12/22/2028		1,292	1,272	1,110
KWOR Acquisition, Inc.	9725 Windermere Blvd, Fishers, IN 46037	Professional Services	First Lien Debt	S + 4.25%	12.25%	12/22/2027		122	121	105

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Project Boost Purchaser, LLC	12735 Gran Bay Parkway West, Suite 130, Jacksonville, FL 32258-4467	Professional Services	First Lien Debt	S + 5.25%	10.31%	5/2/2029		5,625	5,585	5,625
Project Boost Purchaser, LLC	12735 Gran Bay Parkway West, Suite 130, Jacksonville, FL 32258-4467	Professional Services	First Lien Debt	S + 5.25%	10.31%	5/2/2028		105	102	105
Verdantas, LLC	6397 Emerald Parkway, Suite 200, Dublin, OH 43016	Professional Services	First Lien Debt	S + 5.25%	10.37%	5/6/2031		16,450	16,213	16,230
Verdantas, LLC	6397 Emerald Parkway, Suite 200, Dublin, OH 43016	Professional Services	First Lien Debt	S + 5.25%	10.37%	5/6/2031		695	682	685
Verdantas, LLC	6397 Emerald Parkway, Suite 200, Dublin, OH 43016	Professional Services	First Lien Debt	S + 5.25%	10.37%	5/6/2030		—	(25)	(24)
Associations, Inc.	5401 N. Central Expressway, Suite 300, Dallas, TX	Real Estate Management & Development	First Lien Debt	S + 6.50%	12.00%	7/3/2028		10,921	10,911	10,903
Associations, Inc.	5401 N. Central Expressway, Suite 300, Dallas, TX	Real Estate Management & Development	First Lien Debt	S + 6.50%	12.00%	7/3/2028		—	(1)	(1)
Associations, Inc.	5401 N. Central Expressway, Suite 300, Dallas, TX	Real Estate Management & Development	First Lien Debt	S + 6.50%	12.00%	7/3/2028		—	(1)	(1)
MRI Software, LLC	28925 Fountain Parkway, Solon, OH 44139	Real Estate Management & Development	First Lien Debt	S + 4.75%	9.35%	2/10/2027		58,802	58,473	58,637
MRI Software, LLC	28925 Fountain Parkway, Solon, OH 44139	Real Estate Management & Development	First Lien Debt	S + 4.75%	9.35%	2/10/2027		86	86	86
MRI Software, LLC	28925 Fountain Parkway, Solon, OH 44139	Real Estate Management & Development	First Lien Debt	S + 4.75%	9.35%	2/10/2027		—	(9)	(6)
Pritchard Industries, LLC	150 E 42nd St, New York, NY 10017	Real Estate Management & Development	First Lien Debt	S + 5.75%	11.01%	10/13/2027		25,080	24,793	24,692
Pritchard Industries, LLC	150 E 42nd St, New York, NY 10017	Real Estate Management & Development	First Lien Debt	S + 5.75%	11.01%	10/13/2027		5,997	5,925	5,904
Zarya Intermediate, LLC	5300 Memorial Drive, Suite 300 , Houston, TX 77007	Real Estate Management & Development	First Lien Debt	S + 6.50%	11.56%	7/1/2027		35,231	35,231	35,108
Zarya Intermediate, LLC	5300 Memorial Drive, Suite 300 , Houston, TX 77007	Real Estate Management & Development	First Lien Debt	S + 6.50%	11.56%	7/1/2027		—	—	(13)
Alert Media, Inc.	901 South MoPac Expressway, Building 3, Suite 500, Austin, TX 78746	Software	First Lien Debt	S + 6.75% (incl. 5.75% PIK)	11.05%	4/12/2027		19,751	19,561	19,460
Alert Media, Inc.	901 South MoPac Expressway, Building 3, Suite 500, Austin, TX 78746	Software	First Lien Debt	S + 6.75% (incl. 5.75% PIK)	11.05%	4/12/2027		—	(33)	(60)
Anaplan, Inc.	50 Hawthorne St, San Francisco, CA, 94105	Software	First Lien Debt	S + 5.25%	9.85%	6/21/2029		33,040	32,600	32,782
Appfire Technologies, LLC	1500 District Ave,, Burlington, MA, 01803	Software	First Lien Debt	S + 4.75%	9.35%	3/9/2028		20,059	19,987	20,060
Appfire Technologies, LLC	1500 District Ave,, Burlington, MA, 01803	Software	First Lien Debt	S + 4.75%	9.35%	3/9/2028		361	333	361
Appfire Technologies, LLC	1500 District Ave,, Burlington, MA, 01803	Software	First Lien Debt	S + 3.75%	11.75%	3/9/2028		—	(1)	—
Artifact Bidco, Inc.	3300 Triumph Blvd. Ste. 800. Lehi, UT 84043	Software	First Lien Debt	S + 4.50%	9.10%	7/1/2031		31,700	31,388	31,700
Artifact Bidco, Inc.	3300 Triumph Blvd. Ste. 800. Lehi, UT 84043	Software	First Lien Debt	S + 4.50%	9.10%	7/1/2031		—	(38)	—
Artifact Bidco, Inc.	3300 Triumph Blvd. Ste. 800. Lehi, UT 84043	Software	First Lien Debt	S + 4.50%	9.10%	7/1/2030		—	(54)	—
AuditBoard	12900 Park Plaza Drive, Suite 200, Cerritos, CA 90703	Software	First Lien Debt	S + 4.75%	9.35%	7/12/2031		22,200	21,983	21,983
AuditBoard	12900 Park Plaza Drive, Suite 200, Cerritos, CA 90703	Software	First Lien Debt	S + 4.75%	9.35%	7/12/2031		—	(51)	(51)
AuditBoard	12900 Park Plaza Drive, Suite 200, Cerritos, CA 90703	Software	First Lien Debt	S + 4.75%	9.35%	7/12/2031		—	(41)	(41)
Bottomline Technologies, Inc.	325 Corporate Drive , Portsmouth, New Hampshire 03801-6808	Software	First Lien Debt	S + 5.75%	10.17%	5/14/2029		3,665	3,610	3,662
Bottomline Technologies, Inc.	325 Corporate Drive , Portsmouth, New Hampshire 03801-6808	Software	First Lien Debt	S + 5.75%	10.17%	5/15/2028		—	(3)	—
CLEO Communications Holding, LLC	4949 Harrison Ave. Suite #200 Rockford, IL 61108	Software	First Lien Debt	S + 5.50%	10.46%	6/9/2027		39,798	39,593	39,798
CLEO Communications Holding, LLC	4949 Harrison Ave. Suite #200 Rockford, IL 61108	Software	First Lien Debt	S + 5.50%	10.46%	6/9/2027		—	(56)	—
Coupa Holdings, LLC	1855 South Grant Street, San Mateo, CA 94402 United States	Software	First Lien Debt	S + 5.50%	10.75%	2/27/2030		2,258	2,211	2,238
Coupa Holdings, LLC	1855 South Grant Street, San Mateo, CA 94402 United States	Software	First Lien Debt	S + 5.50%	10.75%	2/27/2030		—	(10)	(10)
Coupa Holdings, LLC	1855 South Grant Street, San Mateo, CA 94402 United States	Software	First Lien Debt	S + 5.50%	10.75%	2/27/2029		—	(15)	(8)

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Cyara AcquisitionCo, LLC	805 Veterans Blvd, Suite 105, Redwood City, CA 94063 USA	Software	First Lien Debt	S + 5.75% (incl. 2.25% PIK)	10.35%	6/28/2029		5,798	5,682	5,766
Cyara AcquisitionCo, LLC	805 Veterans Blvd, Suite 105, Redwood City, CA 94063 USA	Software	First Lien Debt	S + 5.75% (incl. 2.25% PIK)	10.35%	6/28/2029		—	(7)	(2)
Diligent Corporation	111 West 33rd St., 16th Floor, New York, NY 10120	Software	First Lien Debt	S + 5.00%	10.09%	8/2/2030		28,138	27,937	28,039
Diligent Corporation	111 West 33rd St., 16th Floor, New York, NY 10120	Software	First Lien Debt	S + 5.00%	10.09%	8/2/2030		—	(29)	(14)
Diligent Corporation	111 West 33rd St., 16th Floor, New York, NY 10120	Software	First Lien Debt	S + 5.00%	10.09%	8/2/2030		—	(19)	(10)
E-Discovery AcquireCo, LLC	145 S. Wells St., Suite 500, Chicago, IL 60606	Software	First Lien Debt	S + 6.50%	11.49%	8/29/2029		19,505	19,104	19,380
E-Discovery AcquireCo, LLC	145 S. Wells St., Suite 500, Chicago, IL 60606	Software	First Lien Debt	S + 6.50%	11.49%	8/29/2029		—	(33)	(10)
Everbridge Holdings, LLC	25 Corporate Drive, Suite 400, Burlington, MA 01803	Software	First Lien Debt	S + 5.00%	10.33%	7/2/2031		39,380	39,188	39,188
Everbridge Holdings, LLC	25 Corporate Drive, Suite 400, Burlington, MA 01803	Software	First Lien Debt	S + 5.00%	10.33%	7/2/2031		4,373	4,336	4,336
Everbridge Holdings, LLC	25 Corporate Drive, Suite 400, Burlington, MA 01803	Software	First Lien Debt	S + 5.00%	10.33%	7/2/2031		—	(22)	(22)
Formstack Acquisition Co	11671 Lantern Road, Suite 300, Fishers, IN 46038	Software	First Lien Debt	S + 5.50%	10.10%	3/28/2030		10,917	10,764	10,819
Formstack Acquisition Co	11671 Lantern Road, Suite 300, Fishers, IN 46038	Software	First Lien Debt	S + 5.50%	10.10%	3/28/2030		1,096	1,058	1,056
Formstack Acquisition Co	11671 Lantern Road, Suite 300, Fishers, IN 46038	Software	First Lien Debt	S + 5.50%	10.10%	3/28/2030		—	(30)	(20)
Fullsteam Operations, LLC	540 Devall Drive, Suite 301,, Auburn, AL	Software	First Lien Debt	S + 8.25%	13.46%	11/27/2029		10,860	10,566	10,860
Fullsteam Operations, LLC	540 Devall Drive, Suite 301,, Auburn, AL	Software	First Lien Debt	S + 8.25%	13.46%	11/27/2029		4,650	4,482	4,650
Fullsteam Operations, LLC	540 Devall Drive, Suite 301,, Auburn, AL	Software	First Lien Debt	S + 8.25%	13.46%	11/27/2029		—	(16)	—
Granicus, Inc.	1999 Broadway,Suite 3600, Denver, CO 80202	Software	First Lien Debt	S + 5.25% (incl. 2.25% PIK)	10.10%	1/17/2031		12,832	12,716	12,832
Granicus, Inc.	1999 Broadway,Suite 3600, Denver, CO 80202	Software	First Lien Debt	S + 5.25% (incl. 2.25% PIK)	10.10%	1/17/2031		6,945	6,876	6,870
Granicus, Inc.	1999 Broadway,Suite 3600, Denver, CO 80202	Software	First Lien Debt	S + 4.25%	12.25%	1/17/2031		—	(16)	—
GS AcquisitionCo, Inc.	8529 Six Forks Rd., Raleigh, NC 27615	Software	First Lien Debt	S + 5.25%	9.85%	5/25/2028		74,743	74,349	74,743
GS AcquisitionCo, Inc.	8529 Six Forks Rd., Raleigh, NC 27615	Software	First Lien Debt	S + 5.25%	9.85%	5/25/2028		—	—	—
GS AcquisitionCo, Inc.	8529 Six Forks Rd., Raleigh, NC 27615	Software	First Lien Debt	S + 5.25%	9.85%	5/25/2028		320	306	320
Hootsuite Inc.	111 East 5th Avenue, Vancouver, British Columbia V5T 4L1, Canada	Software	First Lien Debt	S + 5.50%	10.19%	5/22/2030		22,444	22,122	22,134
Hootsuite Inc.	111 East 5th Avenue, Vancouver, British Columbia V5T 4L1, Canada	Software	First Lien Debt	S + 5.50%	10.19%	5/22/2030		—	(35)	(35)
Icefall Parent, Inc.	30 Braintree Hill Office Park, Suite 101, Braintree, MA 02184	Software	First Lien Debt	S + 6.50%	11.35%	1/25/2030		5,323	5,225	5,212
Icefall Parent, Inc.	30 Braintree Hill Office Park, Suite 101, Braintree, MA 02184	Software	First Lien Debt	S + 6.50%	11.35%	1/25/2030		—	(9)	(11)
Kaseya, Inc.	701 Brickell Avenue Suite 400, Miami, FL, 33131	Software	First Lien Debt	S + 6.00% (incl. 2.50% PIK)	10.75%	6/25/2029		14,364	14,208	14,364
Kaseya, Inc.	701 Brickell Avenue Suite 400, Miami, FL, 33131	Software	First Lien Debt	S + 6.00% (incl. 2.50% PIK)	10.75%	6/25/2029		220	215	220
Kaseya, Inc.	701 Brickell Avenue Suite 400, Miami, FL, 33131	Software	First Lien Debt	S + 6.00% (incl. 2.50% PIK)	10.75%	6/25/2029		216	208	216
LegitScript, LLC	818 SW 3rd Ave #353, Portland, OR 97204	Software	First Lien Debt	S + 5.75%	10.60%	6/24/2029		26,367	25,976	26,367
LegitScript, LLC	818 SW 3rd Ave #353, Portland, OR 97204	Software	First Lien Debt	S + 5.75%	10.60%	6/24/2029		697	687	697
LegitScript, LLC	818 SW 3rd Ave #353, Portland, OR 97204	Software	First Lien Debt	S + 5.75%	10.60%	6/24/2028		1,333	1,282	1,333
LogRhythm, Inc.	385 Interlocken Crescent #1050, Broomfield, CO 80021	Software	First Lien Debt	S + 7.50%	12.10%	7/2/2029		9,091	8,828	8,828
LogRhythm, Inc.	385 Interlocken Crescent #1050, Broomfield, CO 80021	Software	First Lien Debt	S + 7.50%	12.10%	7/2/2029		—	(26)	(26)
Montana Buyer, Inc.	1501 Highwoods Blvd., Suite 200-A, Greensboro, NC, 27410	Software	First Lien Debt	S + 5.00%	9.85%	7/22/2029		8,533	8,471	8,533
Montana Buyer, Inc.	1501 Highwoods Blvd., Suite 200-A, Greensboro, NC, 27410	Software	First Lien Debt	S + 4.00%	12.00%	7/22/2028		139	133	139

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Nasuni Corporation	One Marina Park Drive, 6th Floor, Boston, MA 02210	Software	First Lien Debt	S + 5.75%	10.69%	9/10/2030		14,483	14,267	14,267
Nasuni Corporation	One Marina Park Drive, 6th Floor, Boston, MA 02210	Software	First Lien Debt	S + 5.75%	10.69%	9/10/2030		—	(45)	(45)
Netwrix Corporation And Concept Searching, Inc.	300 Spectrum Center Drive, Suite 200 Irvine, CA 92618	Software	First Lien Debt	S + 5.50%	10.56%	6/11/2029		6,919	6,868	6,912
Netwrix Corporation And Concept Searching, Inc.	300 Spectrum Center Drive, Suite 200 Irvine, CA 92618	Software	First Lien Debt	S + 5.50%	10.56%	6/11/2029		—	(3)	—
Oak Purchaser, Inc.	3520 Green Court, Suite 250, Ann Arbor, MI 48105	Software	First Lien Debt	S + 5.50%	9.75%	4/28/2028		3,336	3,307	3,300
Oak Purchaser, Inc.	3520 Green Court, Suite 250, Ann Arbor, MI 48105	Software	First Lien Debt	S + 5.50%	9.75%	4/28/2028		1,861	1,841	1,830
Oak Purchaser, Inc.	3520 Green Court, Suite 250, Ann Arbor, MI 48105	Software	First Lien Debt	S + 5.50%	9.75%	4/28/2028		—	(2)	(4)
Pound Bidco, Inc.	350 Burnhamthorpe Road West Suite 1000, Mississauga, ON, L5B 3J1, Canada	Software	First Lien Debt	S + 6.00%	11.35%	2/1/2027		21,398	21,216	21,341
Pound Bidco, Inc.	350 Burnhamthorpe Road West Suite 1000, Mississauga, ON, L5B 3J1, Canada	Software	First Lien Debt	S + 6.00%	11.35%	2/1/2027		333	333	327
Pound Bidco, Inc.	350 Burnhamthorpe Road West Suite 1000, Mississauga, ON, L5B 3J1, Canada	Software	First Lien Debt	S + 6.00%	11.35%	2/1/2027		150	141	147
Project Leopard Holdings, Inc.	15211 Laguna Canyon Road, Irvine, CA 92618	Software	First Lien Debt	S + 5.25%	10.60%	7/20/2029		6,170	5,842	5,516
Reorganized Mobileum Acquisition Co, LLC	20813 Stevens Creek Boulevard Suite 200, Cupertino, CA 95014	Software	First Lien Debt	S + 5.00%	13.00%	11/9/2029		184	184	184
Revalize, Inc.	8800 W Baymeadows Way #500, Jacksonville, FL 32256	Software	First Lien Debt	S + 5.75%	10.50%	4/15/2027		19,307	19,249	18,130
Revalize, Inc.	8800 W Baymeadows Way #500, Jacksonville, FL 32256	Software	First Lien Debt	S + 5.75%	10.50%	4/15/2027		39	39	35
Riskonnect Parent, LLC	1701 Barrett Lakes Blvd., Suite 500 Kennesaw, GA 30144	Software	First Lien Debt	S + 5.50%	10.12%	12/7/2028		5,694	5,595	5,628
Riskonnect Parent, LLC	1701 Barrett Lakes Blvd., Suite 500 Kennesaw, GA 30144	Software	First Lien Debt	S + 5.50%	10.12%	12/7/2028		4,197	4,109	4,134
Riskonnect Parent, LLC	1701 Barrett Lakes Blvd., Suite 500 Kennesaw, GA 30144	Software	First Lien Debt	S + 5.50%	10.12%	12/7/2028		—	(16)	(11)
Securonix, Inc.	5080 Spectrum Drive Suite 950 West, Addison, TX 75001	Software	First Lien Debt	S + 7.00%	12.32%	4/5/2028		21,010	20,768	19,027
Securonix, Inc.	5080 Spectrum Drive Suite 950 West, Addison, TX 75001	Software	First Lien Debt	S + 7.00%	12.32%	4/5/2028		85	47	(272)
Trunk Acquisition, Inc.	3200 Rice Mine Road NE, Tuscaloosa, AL 35406	Software	First Lien Debt	S + 5.75%	10.50%	2/19/2027		8,891	8,845	8,822
Trunk Acquisition, Inc.	3200 Rice Mine Road NE, Tuscaloosa, AL 35406	Software	First Lien Debt	S + 5.75%	10.50%	2/19/2026		—	(3)	(7)
User Zoom Technologies, Inc.	1801 Broadway, Suite 720, Denver, CO, 80202	Software	First Lien Debt	S + 7.00%	12.25%	4/5/2029		38,689	38,121	38,689
Mobile Communications America, Inc.	135 North Church Street, Suite 310, Spartanburg, SC 29306	Wireless Telecommunication Services	First Lien Debt	S + 5.50%	10.26%	10/16/2029		5,910	5,832	5,910
Mobile Communications America, Inc.	135 North Church Street, Suite 310, Spartanburg, SC 29306	Wireless Telecommunication Services	First Lien Debt	S + 5.50%	10.26%	10/16/2029		258	244	258
Mobile Communications America, Inc.	135 North Church Street, Suite 310, Spartanburg, SC 29306	Wireless Telecommunication Services	First Lien Debt	S + 5.50%	10.26%	10/16/2029		—	(12)	—
PAI Holdco, Inc.	3 Dakota Drive, Suite 110, New Hyde Park, NY 11042	Automobile Components	Second Lien Debt	S + 7.50% (incl. 2.00% PIK)	12.90%	10/28/2028		26,972	26,522	24,041
Sweep Midco, LLC	4141 Rockside Road, Suite 100, Cleveland, OH 44131	Commercial Services & Supplies	Second Lien Debt			3/12/2036		4,872	—	—
Sweep Midco, LLC	4141 Rockside Road, Suite 100, Cleveland, OH 44131	Commercial Services & Supplies	Second Lien Debt			3/12/2034		1,674	836	837
Infinite Bidco, LLC	17792 Fitch, Irvine, California 92614	Electronic Equipment, Instruments & Components	Second Lien Debt	S + 7.00%	11.84%	3/2/2029		25,500	25,452	21,208

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
QBS Parent, Inc.	4550 Post Oak Place Dr #202 Houston, TX 77027	Energy Equipment & Services	Second Lien Debt	S + 8.50%	13.45%	9/21/2026		15,000	14,888	15,000
Heartland Veterinary Partners, LLC	10 South LaSalle Street, Suite 2120, Chicago, IL 60603	Health Care Providers & Services	Second Lien Debt	14.50% PIK	14.50%	12/10/2027		4,102	4,054	4,090
Heartland Veterinary Partners, LLC	10 South LaSalle Street, Suite 2120, Chicago, IL 60603	Health Care Providers & Services	Second Lien Debt	14.50% PIK	14.50%	12/10/2027		1,595	1,576	1,591
Help/Systems Holdings, Inc.	6455 City West Parkway, Eden Prairie, MN 55344	IT Services	Second Lien Debt	S + 6.75%	11.70%	11/19/2027		17,500	17,500	14,700
Idera, Inc.	Brookhollow Central III, 2950 North Loop Freeway West, Suite 700, Houston, TX 77092	IT Services	Second Lien Debt	S + 6.75%	12.15%	3/2/2029		2,607	2,594	2,607
Any Hour, LLC	1374 130 S, Orem, Utah 84058	Diversified Consumer Services	Other Debt	13.00% PIK	13.00%	5/23/2031		6,166	6,052	6,070
Familia Intermediate Holdings I Corp. (Teasdale Latin Foods)	3041 Churchill Dr. Ste 100,, Flower Mound, TX, 75022-2733	Food Products	Other Debt	16.25% PIK	16.25%	6/18/2026		1,500	1,500	759
Fetch Insurance Services, LLC	101 Greenwich St., New York City, New York, USA	Insurance Services	Other Debt	12.75% (incl. 3.75% PIK)	12.75%	10/31/2027		2,010	1,973	1,980
FORTIS Solutions Group, LLC	2505 Hawkeye Court, Virginia Beach, VA 23452	Containers & Packaging	Preferred Equity	12.25%	—	—		1,000,000	1,295	980
Eclipse Topco, Inc.	3700 North Capital of Texas, Highway, Suite 420, Austin, Texas	Diversified Consumer Services	Preferred Equity	12.5% PIK	—	—		120	1,175	1,175
Vardiman Black Holdings, LLC	401 Church St., Ste. 1900, Nashville, TN 37219	Health Care Providers & Services	Preferred Equity	6.00% PIK	—	—		2,649,446	1,768	1,166
Integrity Marketing Acquisition, LLC	9111 Cypress Waters Boulevard, Suite 450, Dallas, TX 75019	Insurance Services	Preferred Equity	10.50%	—	—		3,250,000	4,285	4,193
Verdantas, LLC	6397 Emerald Parkway, Suite 200, Dublin, OH 43016	Professional Services	Preferred Equity	10.00%	—	—		473,220	473	563
Diligent Corporation	111 West 33rd St., 16th Floor, New York, NY 10120	Software	Preferred Equity	10.50%	—	—		5,000	6,674	7,105
Knockout Intermediate Holdings I, Inc.	701 Brickell Avenue Suite 400, Miami, FL, 33131	Software	Preferred Equity	11.75%	—	—		2,790	3,465	3,624
Revalize, Inc.	8800 W Baymeadows Way #500, Jacksonville, FL 32256	Software	Preferred Equity	S + 10.00%	—	—		2,255	3,073	3,127
RSK Holdings, Inc. (Riskonnect)	1701 Barrett Lakes Blvd., Suite 500 Kennesaw, GA 30144	Software	Preferred Equity	S + 10.50%	—	—		1,012,200	1,323	1,396
PCX Holding Corp.	300 Fenn Rd, Newington, CT 06111	Aerospace & Defense	Common Equity		—	—	0.6%	6,538	654	515
Shelby Co-invest, LP (Spectrum Automotive)	302 Bridges Rd Suite 240, Fairfield, NJ 07004	Automobile Components	Common Equity		—	—	0.2%	8,500	850	1,394
Encore Holdings, LLC	70 Bacon Street, Pawtucket, RI 02860	Commercial Services & Supplies	Common Equity		—	—	0.2%	3,013	396	1,077
Procure Acquiom Financial, LLC (Procure Analytics)	3101 Towercreek, Parkway, Suite 500 Atlanta, GA, Cobb County	Commercial Services & Supplies	Common Equity		—	—	0.4%	1,000,000	1,000	1,350
Surewerx Topco, LP	49 Schooner Street, Coquitlam, BC V3K 0B3.	Commercial Services & Supplies	Common Equity		—	—	0.2%	512	512	679
BP Purchaser, LLC	B O X Partners, LLC, 2650 Galvin Drive, Elgin, IL 60124	Containers & Packaging	Common Equity		—	—	1.0%	1,383,156	1,379	738
BP Purchaser, LLC Rights	B O X Partners, LLC, 2650 Galvin Drive, Elgin, IL 60124	Containers & Packaging	Common Equity		—	—	1.0%	1,666,989	75	83
LUV Car Wash	2218 E Williams Field Road, Suite 225, Gilbert, AZ	Diversified Consumer Services	Common Equity		—	—	1.0%	123	123	81
Pet Holdings, Inc. (Brightpet)	38281 Industrial Park Road, Lisbon, OH 44432	Food Products	Common Equity		—	—	1.5%	17,543	2,013	1,367
mPulse Mobile, Inc.	16530 Ventura Blvd, Suite 500, Encino, CA 91436	Health Care Providers & Services	Common Equity		—	—	0.4%	165,761	1,220	1,338
SDB Holdco, LLC	401 Church St., Ste. 1900, Nashville, TN 37219	Health Care Providers & Services	Common Equity		—	—	2.6%	5,460,555	—	—
Suveto Buyer, LLC	1000 Texan Trail #270, Grapevine, TX 76051	Health Care Providers & Services	Common Equity		—	—	0.4%	19,257	1,926	1,859

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Amerilife Holdings, LLC	2650 McCormick Drive Suite 300L, Clearwater, FL 33759	Insurance Services	Common Equity		—	—	0.0%	908	25	47
Frisbee Holdings, LP (Fetch)	101 Greenwich St., New York City, New York, USA	Insurance Services	Common Equity		—	—	0.5%	21,744	277	307
CSC Thrive Holdings, LP (Thrive Networks)	25 Forbes Boulevard, Suite 3, Foxborough, MA 02035	IT Services	Common Equity		—	—	0.2%	162,309	421	841
Help HP SCF Investor, LP (Help/Systems)	6455 City West Parkway, Eden Prairie, MN 55344	IT Services	Common Equity		—	—	0.2%	9,619,564	12,460	15,584
Recovery Point Systems, Inc.	75 West Watkins Mill Road, Gaithersburg, MD, 20878	IT Services	Common Equity		—	—	1.3%	1,000,000	1,000	570
Abacus Data Holdings, Inc. (AbacusNext)	4850 Eastgate Mall, San Diego, CA, 92121	Professional Services	Common Equity		—	—	0.5%	67,388	2,981	1,368
Verdantas, LLC	6397 Emerald Parkway, Suite 200, Dublin, OH 43016	Professional Services	Common Equity		—	—	0.4%	4,780	5	6
Pritchard Industries, LLC	150 E 42nd St, New York, NY 10017	Real Estate Management & Development	Common Equity		—	—	0.8%	1,882,739	1,938	1,676
Fullsteam Operations, LLC	540 Devall Drive, Suite 301,, Auburn, AL	Software	Common Equity		—	—	0.1%	2,966	100	161
Reorganized Mobileum Grandparent, LLC	20813 Stevens Creek Boulevard Suite 200, Cupertino, CA 95014	Software	Common Equity		—	—	0.3%	25,375	—	—
Reveal Data Solutions	145 S. Wells St., Suite 500, Chicago, IL 60606	Software	Common Equity				0.3%	477,846	621	769

									$3,662,618	$3,640,324

PORTFOLIO MANAGEMENT

Our Adviser, an indirect, wholly owned subsidiary of Morgan Stanley, was established in 2007 and serves as the investment adviser for various funds, accounts and strategies, including the funds and accounts on the MS Private Credit platform, including the MS BDCs. The Adviser has established the Investment Committee to be responsible for the Company’s investment decisions and it is comprised of senior investment professionals of IM and is chaired by our Chief Executive Officer and President and member of our Board of Directors, Jeffrey S. Levin, who we consider to be our portfolio manager. The Investment Committee also serves as the investment committee for the other MS BDCs. All investment decisions are reviewed and approved by the Investment Committee, which has principal responsibility for approving new investments and overseeing the management of existing investments.

With over an average of 24 years of experience, the members of the Investment Committee have significant investing, leveraged finance and risk management experience and provide valuable diligence insights to the Investment Team. The Investment Team leverages the broad experience-set of the Investment Committee to evaluate transactions and develop a framework for seeking appropriate risk-adjusted returns and risk mitigation strategies for target investments.

The members of the Investment Committee are: David N. Miller, Jeffrey S. Levin, Jeffrey Day, Kunal Soni, David Kulakofsky, Sean Sullivan, Ashwin Krishnan, Henry ‘Hank’ D’Alessandro, Toby Norris and Peter Ma.

Biographies of Investment Committee Members

David N. Miller has served as the Chair of the Board of Directors since October 2019 and has served in the same capacity for each of the other MS BDCs since their formation. Mr. Miller is the Global Head of Private Credit & Equity at Morgan Stanley and a member of the MSIM operating committee. He also serves as the chair of the board of directors of each of the other MS BDCs. Mr. Miller joined Morgan Stanley in August 2016 and has over 25 years of investing experience. Prior to joining Morgan Stanley, from 2012 to January 2016, Mr. Miller was the President and Chief Executive Officer of Silver Bay Realty Trust Corp., or Silver Bay, a publicly traded real estate investment trust he co-founded in 2011 to capitalize on the significant dislocation in the residential housing market. Prior to Silver Bay, Mr. Miller was a Managing Director at Pine River Capital Management and Two Harbors Investment Corp. where he focused on investment strategy and new business development. During the global financial crisis (2008 - 2011), Mr. Miller served in various roles at the U.S. Department of Treasury, or Treasury, including as the Chief Investment Officer of the Troubled Asset Relief Program where he created complex crisis response investment programs and managed its $700 billion portfolio. Prior to Treasury, Mr. Miller held various investment roles, including as a portfolio manager at HBK Investments and in the Special Situations Group at Goldman Sachs & Co., where he focused on opportunistic investments in public and private debt and equity. Mr. Miller received an M.B.A. from Harvard Business School and a B.A. magna cum laude in Economics from Dartmouth College where he was elected to Phi Beta Kappa. Mr. Miller’s investing experience and experience as a senior officer of several finance companies led our Nominating and Corporate Governance Committee to conclude that Mr. Miller is qualified to serve as a Director.

Jeffrey S. Levin has served as our Chief Executive Officer, President and a member of the Board of Directors since October 2019 and has served in the same capacity for the each of other MS BDCs since their formation. Mr. Levin is Co-Head of Morgan Stanley’s North America Private Credit team, where he serves on the Chair of the Direct Lending Investment Committee and is the Portfolio Manager and the Head of Direct Lending. Mr. Levin also serves as Co-Portfolio Manager of the Senior Loan Fund investment strategy. Prior to rejoining Morgan Stanley in February 2019, Mr. Levin was a Partner and Managing Director at The Carlyle Group and a part of the management team for The Carlyle Group’s Direct Lending Platform. In addition, Mr. Levin served as President of The Carlyle Group’s BDCs from May 2016 to February 2019. From 2012 to May 2016, Mr. Levin served as the Head of Origination for The Carlyle Group’s Direct Lending platform. Prior to joining The Carlyle Group in 2012, Mr. Levin was a founding member of the MS Private Credit platform, where he was responsible for originating, structuring and executing credit and private equity investments across various industries. Prior to that role, Mr. Levin was a member of the Leveraged & Acquisition Finance Group at Morgan Stanley, where he was responsible for originating and executing high yield bond and leveraged loan transactions. Mr. Levin received a B.B.A. from Emory University. Mr. Levin’s investing experience and experience as a senior officer of other BDCs led our Nominating and Corporate Governance Committee to conclude that Mr. Levin is qualified to serve as a Director.

Jeffrey Day has served on the Adviser’s Investment Committee since 2019. Mr. Day is a Managing Director of Morgan Stanley, Head of Direct Lending Capital Markets and Business Development and a member of the executive team for the Direct Lending strategy and a member of the MS Private Credit Investment Committees. Mr. Day joined Morgan Stanley in 2019 and is a Managing Director at IM. He brings more than 24 years of relevant middle-market private credit investing and leveraged finance experience. Prior to joining Morgan Stanley, Mr. Day was a Managing Director at Madison Capital Funding and was involved in sponsor coverage, capital markets, and fundraising. Prior to Madison Capital, he worked in various underwriting, portfolio management, capital markets and relationship management roles at JP Morgan Chase, CapitalSource Finance and GE Capital. Mr. Day earned a BBA in Finance from the Goizueta Business School at Emory University and his MBA in Finance and Management & Strategy from the J.L. Kellogg School of Management at Northwestern University.

Kunal Soni has served on the Adviser’s Investment Committee since 2019. Mr. Soni is a Managing Director of Morgan Stanley, Head of Direct Lending - Western Region, Head of Direct Lending Technology and a member of the executive team for the Direct Lending strategy and a member of the MS Private Credit Investment Committees. Prior to joining MS Private Credit in December 2019, Mr. Soni was Head of the Western Region and Head of the Technology vertical for The Carlyle Group’s Direct Lending strategy from 2015 to 2019. Before joining The Carlyle Group, Mr. Soni was Head of the Western Region for Medley Management, or Medley, from September 2013 to February 2015. Prior to Medley, Mr. Soni was a Founding Partner and Head of the Western Region for THL Credit (the credit affiliate of THL Partners) from 2007 to 2012. Mr. Soni and two other Partners spun off from Bison Capital Asset Management, a structured equity firm focused only on non-sponsored companies, to launch THL Credit in July 2007 (THL Credit went public in April 2010 on the Nasdaq under the ticker symbol “TCRD”). Prior to THL Credit / Bison Capital, Mr. Soni served in the Investment Banking division of J.P. Morgan and Audit and Transaction Services Group of KPMG LLP. Mr. Soni earned his BA from Emory University.

David Kulakofsky has served on the Adviser’s Investment Committee since 2020. Mr. Kulakofsky is a Managing Director of Morgan Stanley, Head of Direct Lending Underwriting and a member of the executive team for the Direct Lending strategy and a member of the MS Private Credit Investment Committees. Prior to joining MS Private Credit in April 2020, Mr. Kulakofsky was Head of Madison Capital Funding’s Software & Technology Services team and a member of Madison’s Investment Committee. Mr. Kulakofsky joined Madison Capital at its inception in 2001 as an Associate and was a Vice President and Underwriting Team Leader before transitioning to an origination role in 2007. Prior to joining Madison Capital, Mr. Kulakofsky was an Analyst in the Investment Banking group at Robert W. Baird & Co., focusing primarily on industrial M&A transactions. Mr. Kulakofsky earned a B.A. in Economics with a minor in Sociology from Northwestern University and an MBA in Analytical Finance from the J.L. Kellogg School of Management at Northwestern University.

Sean Sullivan has served on the Adviser’s Investment Committee since 2020. Mr. Sullivan is a Managing Director of Morgan Stanley, Head of Direct Lending Origination and a member of the executive team for the Direct Lending strategy and a member of the MS Private Credit Investment Committees. Prior to joining MS Private Credit in June 2020, Mr. Sullivan was a Managing Director at Antares Capital, responsible for originating, structuring, and executing private credit investments. Before Antares, Mr. Sullivan was a Managing Director at Solar Capital. Prior to Solar Capital, Mr. Sullivan was a Senior Vice President of Originations at GE Capital focused on the TMT vertical. He also held capital markets structuring and finance positions at GE Capital. Mr. Sullivan graduated from the University of North Carolina—Chapel Hill.

Ashwin Krishnan has served on the Adviser’s Investment Committee since 2019. Mr. Krishnan is Co-Head of North America Private Credit and a Co-Portfolio Manager of the Opportunistic Credit strategy at Morgan Stanley, a Managing Director of Morgan Stanley and a Co-Portfolio Manager of the North Haven Credit Partners strategy. He joined Morgan Stanley in 2003 and has more than 22 years of experience. Prior to joining Morgan Stanley, Mr. Krishnan was in the Communications Investment Banking group at UBS. Mr. Krishnan holds an M.S. in Engineering from Columbia University and a B.S. in Industrial Engineering from Bangalore University, India.

Henry ‘Hank’ D’Alessandro has served on the Adviser’s Investment Committee since 2019. Mr. D’Alessandro is a Managing Director of Morgan Stanley and is the Vice Chairman of Morgan Stanley’s North America Private Credit team, where he serves on the Investment Committee and is a Senior Advisor of the Credit Partners opportunistic credit strategy. Mr D’Alessadro also serves as co-portfolio manager and head of credit of North Haven Net REIT. Mr. D’Alessandro joined Morgan Stanley in 1997 and has over 30 years of relevant industry experience. Prior to his current role, Mr. D’Alessandro was Vice Chairman of North American Leveraged and Acquisition Finance and Head of U.S. Financial Sponsor Leveraged Finance. Prior to joining Morgan Stanley, he was a Vice President at Chase Securities, Inc. and an Audit Manager at KPMG Peat Marwick. Mr. D’Alessandro earned a B.S., magna cum laude, from Seton Hall University and an MBA from Cornell University.

Toby Norris has served on the Adviser’s Investment Committee since 2019. Mr. Norris is Chief Operating Officer and Head of Risk Management for Private Investing at IM. Mr. Norris joined Morgan Stanley in 2011 and risk management experience. Prior to this role Mr. Norris was the head of risk for Merchant Banking and Real Estate Investing. Prior to joining the Firm, Mr. Norris was a senior risk executive at Bank of America Merrill Lynch responsible for managing all credit risk exposure to large corporate borrowers in North America in the general industrials, gaming, sports and other sectors. From 2005 to 2008, Mr. Norris held a series of management positions in Global Risk Management at Merrill Lynch, and was a Managing Director with responsibility for global capital commitments prior to the merger with Bank of America. From 1997 to 2005, Mr. Norris was a leveraged finance and media banker at Merrill Lynch. Mr. Norris received a B.A. in economics from Trinity College and an M.B.A. from the Massachusetts Institute of Technology.

Peter Ma has served on the Adviser’s Investment Committee since 2021. Mr. Ma is a Managing Director of Morgan Stanley, a member of the executive team for the Credit Partners strategy. Prior to joining MS Private Credit in 2021, Mr. Ma was a Partner and Managing Director at Colbeck Capital, responsible for sourcing opportunities and leading investment execution, including diligence, documentation, and portfolio management. Before Colbeck, Mr. Ma was an investment banker at MESA Securities where he advised media and entertainment companies on mergers, acquisitions, and capital raising, with a focus on structured solutions. Mr. Ma graduated from Harvard University with a Bachelor of Arts in Economics.

The foregoing lists of personnel may not be complete lists and are subject to change, at any time, at the discretion of the Adviser, and no assurance can be given that such personnel will remain in their current positions or retain their current functions with regard to the platform or the Company. Also, the Adviser may change the scope of senior management, portfolio management or the Investment Committee’s responsibilities from time to time, or may conduct periodic portfolio reviews through other internal management committees within guidelines and constraints approved by the Investment Committee. The Adviser undertakes no obligation to update the foregoing description relating to senior management, portfolio management or the Investment Committee in the event of a change in personnel or in the scope of responsibilities.

The members of the Investment Committee do not receive any direct compensation from the Company. As of September 30, 2024, Mr. Levin, our portfolio manager, has principal responsibility for approving new investments and overseeing the management of the existing investments of the MS BDCs, which include the Company, T Series, PIF, PIF A, LGAM and SLIF II and which MS BDCs had $17.3 billion in committed capital and advisory fees based on performance, with the exception of SLIF II which does not have advisory fees based on performance, and 3 pooled investment vehicles which had $1.2 billion in committed capital and advisory fees based on performance. He also has shared responsibility for approving new investments and overseeing the management of the existing investments for 2 pooled investment vehicles which had $0.5 billion in committed capital and advisory fees based on performance. Committed capital includes fee-paying capital committed since inception and committed capital is calculated as aggregate capital commitments or equity raised and total committed leverage within each of the funds or accounts with exception for funds past their investment period, where committed capital is calculated as invested capital.

DETERMINATION OF NET ASSET VALUE

We conduct the valuation of assets at all times consistent with U.S. generally accepted accounting principles and the 1940 Act. Our Board of Directors, with the assistance of our Audit Committee, determines the fair value of our assets, for assets with a daily public market, and for assets with no readily available public market, on at least a quarterly basis, in accordance with the terms of ASC Topic 820, Fair Value Measurements, or ASC 820. The Board of Directors has delegated to the Adviser as valuation designee, the Valuation Designee, the responsibility of determining the fair value of the Company’s investment portfolio, subject to oversight of the Board of Directors, pursuant to Rule 2a-5 under the 1940 Act. As such, the Valuation Designee is charged with determining the fair value of the Company’s investment portfolio, subject to oversight of the Board of Directors. Our valuation procedures are set forth in more detail below.

ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value is a market-based measurement, not an entity-specific measurement. For some assets and liabilities, observable market transactions or market information might be available. For other assets and liabilities, observable market transactions and market information might not be available. However, the objective of a fair value measurement in both cases is the same-to estimate the price when an orderly transaction to sell the asset or transfer the liability would take place between market participants at the measurement date under current market conditions (that is, an exit price at the measurement date from the perspective of a market participant that holds the asset or owes the liability).

Securities that are illiquid or for which the pricing source does not provide a valuation or methodology or provides a valuation or methodology that, in the judgment of the Valuation Designee or our Board of Directors, does not represent fair value, each is valued as of the measurement date using all techniques appropriate under the circumstances and for which sufficient data is available. These valuation techniques may vary by investment but include comparable public market valuations, comparable precedent transaction valuations and discounted cash flow analyses. Debt investments are generally fair valued using discounted cash flow analyses technique. Expected cash flows are projected based on contractual terms and discounted back to the measurement date based on a discount rate. The discount rate is determined based upon an assessment of current and expected yields for similar investments and risk profiles. The process used to determine the applicable value is as follows:

1.

each portfolio company or investment is initially valued using a standardized template designed to approximate fair market value based on observable market inputs and updated credit statistics and unobservable inputs;

2.	preliminary valuation conclusions are documented and reviewed by a valuation committee comprised of members of our Adviser’s senior management;

3.

our Board of Directors or Valuation Designee engages independent third-party valuation firms to provide positive assurance on a portion of our illiquid investments each quarter (such that each illiquid investment is reviewed by an independent valuation firm at least once on a rolling twelve-month basis) including review of management’s preliminary valuation and conclusion of fair value;

4.

our Audit Committee reviews the assessments of the Valuation Designee and the independent third-party valuation firms and provides our Board of Directors with recommendations with respect to the fair value of each investment in our portfolio; and

5.

our Board of Directors discusses the valuation recommendations of our Audit Committee and determine the fair value of each investment in our portfolio in good faith based on the input of the Valuation Designee and, where applicable, the third-party valuation firm.

The fair value is generally determined based on the assessment of the following factors, as relevant:

•	the nature and realizable value of any collateral;

•	call features, put features and other relevant terms of debt;

•	the portfolio company’s leverage and ability to make payments;

•	the portfolio company’s public or “private letter” credit ratings;

•	the portfolio company’s actual and expected earnings and cash flow;

•	prevailing interest rates for like securities and expected volatility in future interest rates;

•	the markets in which the issuer does business and recent economic and/or market events; and

•	comparisons to publicly traded securities.

Investment performance data utilized will be the most recently available as of the measurement date which in many cases may reflect up to a one quarter lag in information.

Our Board of Directors is ultimately responsible for the determination, in good faith, of the fair value of our portfolio investments.

Determination of fair value involves subjective judgments and estimates. Accordingly, the notes to our financial statements will express the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on our financial statements.

DIVIDEND REINVESTMENT PLAN

We have adopted an “opt out” DRIP that provides for reinvestment of our dividends and other distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result, if our Board of Directors authorizes, and we declare, a cash dividend or other distribution, then our stockholders who have not “opted out” of our DRIP will have their cash dividends or distributions automatically reinvested in additional shares of our common stock, rather than receiving cash.

No action is required on the part of a registered stockholder to have their cash dividend or other distribution reinvested in shares of our common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying the plan administrator and our transfer agent and registrar in writing so that such notice is received by the plan administrator no later than 10 days prior to the record date for distributions to stockholders. The plan administrator will set up an account for each stockholder to acquire shares of common stock in non-certificated form through the plan if such stockholders have elected to receive their distributions in shares of common stock. Those stockholders who hold shares of common stock through a broker or other financial intermediary may receive dividends and other distributions in cash by notifying their broker or other financial intermediary of their election.

Our Board of Directors reserves the right, subject to the provisions of the 1940 Act, to either issue new shares of common stock or to make open market purchases of shares of common stock for the accounts of participants or a combination of each. The number of shares of common stock to be issued to a participant is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of our common stock at the close of regular trading on The New York Stock Exchange on the date of such distribution and/or the price to be paid by us to acquire shares of common stock on The New York Stock Exchange pursuant to the DRIP, provided that in the event the market price per share on the date of such distribution exceeds the most recently computed net asset value per share, we will issue shares at the greater of the most recently computed net asset value per share or 95% of the current market price per share (or such lesser discount to the current market price per share that still exceeds the most recently computed net asset value per share). The market price per share on that date will be the closing price for such shares on The New York Stock Exchange or, if no sale is reported for such day, at the average of their reported bid and asked prices. There will be no brokerage or other charges to stockholders who participate in the plan. The DRIP administrator’s fees under the plan will be paid by us.

Stockholders who receive dividends and other distributions in the form of shares of common stock are generally subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash. However, since a participating stockholder’s cash dividends would be reinvested in shares of our common stock, such stockholder will not receive cash with which to pay any applicable taxes on reinvested dividends. A stockholder’s basis for determining gain or loss upon the sale of shares of common stock received in a dividend or other distribution from us will generally be equal to the cash that would have been received if the stockholder had received the distribution in cash. Any shares of common stock received in a dividend or other distribution will have a new holding period for tax purposes commencing on the day following the day on which such shares are credited to the U.S. holder’s account.

No fractional shares of common stock will be issued pursuant to the DRIP, and participants who would otherwise have been entitled to receive a fraction of a share of common stock pursuant to the DRIP will receive, in lieu thereof, cash in an amount equal to the difference between the distributions declared and payable to such participant and the value of the whole shares of common stock issued to such participant pursuant to the DRIP.

We may terminate the DRIP upon notice in writing to each participant at least 30 days prior to any record date for the payment of any distribution by us. Participants may terminate their accounts under the plan by notifying the plan administrator by submitting a letter of instruction terminating the participant’s account under the plan to the plan administrator. Such termination is effective immediately if the participant’s notice is received by the plan administrator no later than 10 days prior to the record date for an applicable distribution; otherwise, such termination shall be effective only with respect to any subsequent distributions. Upon termination, participants will receive the shares of common stock held under the plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of the material U.S. federal income tax considerations applicable to us and to an investment in shares of our common stock. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, we have not described certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, or the AMT, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to mark-to-market their securities holdings, pension plans and trusts, persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar and financial institutions. This summary assumes that stockholders hold shares of our common stock as capital assets (within the meaning of Section 1221 of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of the filing of this registration statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service, or the IRS, regarding any offering of our securities. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets. For purposes of this discussion, references to “dividends” are to dividends within the meaning of the U.S. federal income tax laws and associated regulations and may include amounts subject to treatment as a return of capital under section 19(a) of the 1940 Act.

A “U.S. stockholder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if either a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or the trust was in existence on August 20, 1996, was treated as a U.S. person prior to that date, and has made a valid election to be treated as a U.S. person.

A “non-U.S. stockholder” is a beneficial owner of shares of our common stock that is not a U.S. stockholder.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partner in a partnership that will hold shares of common stock should consult its tax advisors with respect to the purchase, ownership and disposition of shares of common stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in shares of our common stock will depend on the facts of his, her or its particular situation. We encourage stockholders to consult their own tax advisors regarding the specific consequences of such an investment, including tax reporting requirements, the applicability of U.S. federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty, and the effect of any possible changes in the tax laws.

Election to Be Taxed as a RIC

We have elected to be treated as a RIC under Subchapter M of the Code, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. As a RIC, we generally will not have to pay corporate-level U.S. federal income taxes on any net ordinary income or capital gains that we timely distribute to our stockholders as dividends. To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, we must distribute to our stockholders, for each taxable year, dividends of an amount at least equal to 90% of our ICTI, as defined by the Code, which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses and determined without regard to any deduction for dividends paid, or the Annual Distribution Requirement. Although not required for us to maintain our RIC tax status, in order to preclude the imposition of a 4% nondeductible federal excise tax imposed on RICs, we must distribute to our stockholders in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of the excess (if any) of our realized capital gains over our realized capital losses, or capital gain net income (adjusted for certain ordinary losses), generally for the one-year period ending on October 31 of the calendar year and (3) the sum of any net ordinary income plus capital gains net income for preceding years that were not distributed during such years and on which we paid no federal income tax, or the Excise Tax Avoidance Requirement.

Taxation as a RIC

If we:

•	qualify as a RIC; and

•	satisfy the Annual Distribution Requirement;

•

then we will not be subject to U.S. federal income tax on the portion of our ICTI and net capital gain, defined as net long-term capital gains in excess of net short-term capital losses, we distribute to stockholders. As a RIC, we will be subject to U.S. federal income tax at regular corporate rates on any net income or net capital gain not distributed as dividends to our stockholders.

In order to qualify as a RIC for U.S. federal income tax purposes, we must, among other things:

•	qualify to be regulated as a BDC under the 1940 Act at all times during each taxable year;

•

derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, or other income derived with respect to our business of investing in such stock or securities, and net income derived from interests in “qualified publicly traded partnerships” (partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends and other permitted RIC income), or the 90% Income Test; and

•	diversify our holdings so that at the end of each quarter of the taxable year:

•

at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and

•

no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer or of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or in the securities of one or more qualified publicly traded partnerships, or the Diversification Tests.

We may invest in partnerships, including qualified publicly traded partnerships, which may result in our being subject to state, local or foreign income, franchise or other tax liabilities.

In addition, as a RIC we are subject to ordinary income and capital gain distribution requirements under the Excise Tax Avoidance Requirement. If we do not meet the required distributions under the Excise Tax

Avoidance Requirement, we will be subject to a 4% nondeductible federal excise tax on the undistributed amount. The failure to meet the Excise Tax Avoidance Requirement will not cause us to lose our RIC status. Although we currently intend to make sufficient distributions each taxable year to satisfy the Excise Tax Avoidance Requirement, under certain circumstances, we may choose to retain taxable income or capital gains in excess of current year distributions into the next tax year in an amount less than what would trigger payments of federal income tax under Subchapter M of the Code. We may then be required to pay a 4% excise tax on such income or capital gains.

A RIC is limited in its ability to deduct expenses in excess of its ICTI. If our deductible expenses in a given taxable year exceed our ICTI, we may incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its stockholders. In addition, deductible expenses can be used only to offset ICTI, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its ICTI, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, we may for tax purposes have aggregate taxable income for several taxable years that we are required to distribute and that is taxable to our stockholders even if such taxable income is greater than the net income we actually earn during those taxable years. Any underwriting fees paid by us are not deductible.

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with PIK interest or, in certain cases, with increasing interest rates or issued with warrants), we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID accrued will be included in our ICTI for the taxable year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount. Furthermore, a portfolio company in which we hold equity or debt instruments may face financial difficulty that requires us to work out, modify, or otherwise restructure such equity or debt instruments. Any such restructuring could, depending upon the terms of the restructuring, cause us to incur unusable or nondeductible losses or recognize future non-cash taxable income. Any such transaction could also result in our receiving assets that give rise to income that is not qualifying income for purposes of the 90% Income Test.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (1) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (2) treat dividends that would otherwise be eligible for the corporate dividends-received deduction as ineligible for such treatment, (3) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (4) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (5) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (6) cause us to recognize income or gain without a corresponding receipt of cash, (7) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (8) adversely alter the characterization of certain complex financial transactions and (9) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the effect of these provisions and prevent our ability to be subject to tax as a RIC.

Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant.

Although we do not presently expect to do so, we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while our debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our qualification as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

Some of the income and fees that we may recognize, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, will not satisfy the 90% Income Test. In order to manage the risk that such income and fees might disqualify us as a RIC for a failure to satisfy the 90% Income Test, we may be required to recognize such income and fees indirectly through one or more entities treated as corporations for U.S. federal income tax purposes. Such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce our return on such income and fees.

There may be uncertainty as to the appropriate treatment of certain of our investments for U.S. federal income tax purposes. In particular, we may invest a portion of our net assets in below investment grade instruments. U.S. federal income tax rules with respect to such instruments are not entirely clear about issues such as if an instrument is treated as debt or equity, whether and to what extent we should recognize interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by us, to the extent necessary, in order to seek to ensure that we distribute sufficient income to qualify, and maintain our qualification as, a RIC and to ensure that we do not become subject to U.S. federal income or excise tax.

Income received by us from sources outside the United States may be subject to withholding and other taxes imposed by such countries, thereby reducing income available to us. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Stockholders generally will not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us. We generally intend to conduct our investment activities to minimize the impact of foreign taxation, but there is no guarantee that we will be successful in this regard.

We may invest in stocks of foreign companies that are classified under the Code as passive foreign investment companies, or PFICs. In general, a foreign company is classified as a PFIC if at least 50% of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. In general, under the PFIC rules, an “excess distribution” received with respect to PFIC stock is treated as having been realized ratably over the period during which we held the PFIC stock. We will be subject to tax on the portion, if any, of the excess distribution that is allocated to our holding period in prior taxable years (and an interest factor will be added to the tax, as if the tax had actually been payable in such prior taxable years) even though we distribute the corresponding income to stockholders. Excess distributions include any gain from the sale of PFIC stock as well as certain distributions from a PFIC. All excess distributions are taxable as ordinary income.

We may be eligible to elect alternative tax treatment with respect to PFIC stock. Under such an election, we generally would be required to include in our gross income its share of the earnings of a PFIC on a current basis, regardless of whether any distributions are received from the PFIC. If this election is made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. Alternatively, we may be able to elect to mark to market our PFIC stock, resulting in any unrealized gains at year end being treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of the PFIC’s shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income in prior years with respect to stock in the same PFIC.

Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income with respect to PFIC stock, as well as subject us to tax on certain income from PFIC stock, the amount that must be distributed to stockholders, and which will be taxed to stockholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC stock.

Under the Code, gains or losses attributable to fluctuations in foreign currency exchange rates that occur between the time we accrue interest income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time we actually collect such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss. Similarly, on disposition of some investments, including debt securities and certain forward contracts denominated in a foreign currency, gains or losses attributable to fluctuations in the value of foreign currency between the date of acquisition of the security or contract and the date of disposition also are treated as ordinary gain or loss. These gains and losses, referred to under the Code as “section 988” gains and losses, may increase or decrease the amount of our ICTI to be distributed to stockholders as ordinary income. For example, fluctuations in exchange rates may increase the amount of income that we must distribute in order to qualify for treatment as a RIC and to prevent application of an excise tax on undistributed income. Alternatively, fluctuations in exchange rates may decrease or eliminate income available for distribution. If section 988 losses exceed other ICTI during a taxable year, we would not be able to make ordinary distributions, or distributions made before the losses were realized would be re-characterized as a return of capital to stockholders for U.S. federal income tax purposes, rather than as ordinary dividend income, and would reduce each stockholder’s basis in the common stock.

Failure to Qualify as a RIC

If we were unable to qualify for treatment as a RIC and are unable to cure the failure, for example, by disposing of certain investments quickly or raising additional capital to prevent the loss of RIC status, we would be subject to tax on all of our taxable income at regular corporate rates. The Code provides some relief from RIC disqualification due to failures to comply with the 90% Income Test and the Diversification Tests, although there may be additional taxes due in such cases. We cannot assure you that we would qualify for any such relief should we fail the 90% Income Test or the Diversification Tests.

Should failure occur, all our taxable income would be subject to tax at regular corporate rates and we would not be able to deduct our dividend distributions to stockholders. Additionally, we would no longer be required to distribute our income and gains. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, certain corporate stockholders would be eligible to claim a dividends-received deduction with respect to such dividends and non-corporate stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. If we fail to qualify as a RIC, we may be subject to regular corporate tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five taxable years.

The remainder of this discussion assumes that we qualify as a RIC and have satisfied the Annual Distribution Requirement.

Taxation of U.S. Stockholders

The following discussion only applies to U.S. stockholders. Prospective stockholders that are not U.S. stockholders should refer to “—Taxation of Non-U.S. Stockholders” below.

Distributions; Dispositions

Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus net short-term capital gains in excess of net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. To the extent such distributions paid by us to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and if certain holding period requirements are met, such distributions generally will be treated as qualified dividend income and generally eligible for a maximum U.S. federal tax rate of either 15% or 20%, depending on whether the individual stockholder’s income exceeds certain threshold amounts, and if other applicable requirements are met, such distributions generally will be eligible for the corporate dividends received deduction to the extent such dividends have been paid by a U.S. corporation. In this regard, it is anticipated that distributions paid by us will generally not be attributable to dividends and, therefore, generally will not qualify for the preferential maximum U.S. federal tax rate applicable to non-corporate stockholders as well as will not be eligible for the corporate dividends received deduction.

Certain distributions reported by us as section 163(j) interest dividends may be treated as interest income by stockholders for purposes of the tax rules applicable to interest expense limitations under Code section 163(j). Such treatment by the stockholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to our business interest income.

Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains (currently generally at a maximum rate of either 15% or 20%, depending on whether the individual stockholder’s income exceeds certain threshold amounts) in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its shares of common stock and regardless of whether paid in cash or reinvested in additional shares. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder. A stockholder’s basis for determining gain or loss upon the sale of common stock received in a distribution from us will generally be equal to the cash that would have been received if the stockholder had received the distribution in cash, unless we issue new shares that are trading at or above net asset value, in which case the stockholder’s basis in the new shares of common stock will generally be equal to its fair market value.

Although we currently intend to distribute any net capital gains at least annually, we may in the future decide to retain some or all of our net capital gains but report the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay tax on the retained amount, each U.S. stockholder will be required to include their share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to their allocable share of the tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for their Shares. Since we expect to pay tax on any retained net capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any tax year and (2) the amount of capital gain dividends paid for that tax year, we may, under certain circumstances, elect to treat a dividend that is paid during the following tax year as if it had been paid during the tax year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the tax year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been received by our U.S. stockholders on December 31 of the calendar year in which the dividend was declared.

If an investor purchases shares of common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though it represents a return of their investment.

A stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of their Shares. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held their shares of common stock for more than one year. Otherwise, it would be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of common stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares may be disallowed if other shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition. In such a case, the basis of shares of common stock acquired will be increased to reflect the disallowed loss.

In general, individual U.S. stockholders are subject to a maximum U.S. federal income tax rate of either 15% or 20% (depending on whether the individual U.S. stockholder’s income exceeds certain threshold amounts) on their net capital gain, i.e., the excess of realized net long-term capital gain over realized net short-term capital loss for a taxable year, including a long-term capital gain derived from an investment in shares of our common stock. Such rate is lower than the maximum federal income tax rate on ordinary taxable income currently payable by individuals. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate stockholders incurring net capital losses for a tax year (i.e., net capital losses in excess of net capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each tax year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent tax years as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for a tax year, but may carry back such losses for three tax years or carry forward such losses for five tax years.

We will send to each of our U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each calendar year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation. Dividends distributed by us generally will not be eligible for the dividends-received deduction or the lower tax rates applicable to certain qualified dividends.

Legislation requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC, to the IRS and to taxpayers. Stockholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Medicare Tax on Net Investment Income

A U.S. stockholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. stockholder’s “net investment income” for a taxable year and (ii) the excess of the U.S. stockholder’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include taxable distributions and deemed distributions paid with respect to stock, including our common stock, and net gain attributable to the disposition of stock, including our common stock (in each case, unless such stock is held in connection with certain trades or businesses), but will be reduced by any deductions properly allocable to such distributions or net gain.

Tax Shelter Reporting Regulations

Under applicable Treasury regulations, if a U.S. stockholder recognizes a loss with respect to our common stock of $2 million or more for a non-corporate U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS, a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. stockholders should consult their own tax advisers to determine the applicability of these Treasury regulations in light of their individual circumstances.

Backup Withholding

Backup withholding, currently at a rate of 24%, may be applicable to all taxable distributions to any non-corporate U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle such stockholder to a refund, provided that proper information is timely provided to the IRS.

Taxation of Non-U.S. Stockholders

The following discussion applies only to non-U.S. stockholders. Whether an investment in shares of our common stock is appropriate for a non-U.S. stockholder will depend upon that stockholder’s particular circumstances. An investment in shares of our common stock by a non-U.S. stockholder may have adverse tax consequences to such non-U.S. stockholder. Non-U.S. stockholders should consult their own tax advisers before investing in our common stock.

Distributions; Dispositions

Whether an investment in shares of our common stock is appropriate for a non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in shares of our common stock by a non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders should consult their tax advisors before investing in shares of our common stock.

Subject to the discussion below, distributions of our “investment company taxable income” to non-U.S. stockholders (including interest income, net short-term capital gain or foreign-source dividend and interest income, which generally would be free of withholding if paid to non-U.S. stockholders directly) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the non-U.S. stockholder, in which case the distributions will generally be subject to U.S. federal income tax at the rates applicable to U.S. persons. In that case, we will not be required to withhold U.S. federal tax if the non-U.S. stockholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.

Certain properly reported dividends received by a non-U.S. stockholder generally are exempt from U.S. federal withholding tax when they (1) are paid in respect of our “qualified net interest income” (generally, our U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which we are at least a 10% stockholder, reduced by expenses that are allocable to such income), or (2) are paid in connection with our “qualified short-term capital gains” (generally, the excess of our net short-term capital gain over our long-term capital loss for a tax year) as well as if certain other requirements are satisfied. Nevertheless, it should be noted that in the case of shares of our common stock held through an intermediary, the intermediary may withhold U.S. federal income tax even if we reported a payment as an interest-related dividend or short-term capital gain dividend. Moreover, depending on the circumstances, we may report all, some or none of our potentially eligible dividends as derived from such qualified net interest income or as qualified short-term capital gains, or treat such dividends, in whole or in part, as ineligible for this exemption from withholding.

Actual or deemed distributions of our net capital gains to a non-U.S. stockholder, and gains realized by a non-U.S. stockholder upon the sale of shares of our common stock, will not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States or, in the case of an individual non-U.S. stockholder, the stockholder is present in the United States for 183 days or more during the year of the sale or capital gain dividend and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of shares of our common stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

A non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the non-U.S. stockholder provides us or the dividend paying agent with a U.S. nonresident withholding tax certification (e.g., an IRS Form W-8BEN, IRS Form W-8BEN-E, or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Withholding and Information Reporting on Foreign Financial Accounts

Under the Code and Treasury regulations, the applicable withholding agent generally will be required to withhold 30% of the dividends on our common stock paid to (i) a non-U.S. financial institution (whether such financial institution is the beneficial owner or an intermediary) unless such non-U.S. financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial non-U.S. entity (whether such entity is the beneficial owner or an intermediary) unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements. If payment of this withholding tax is made, non-U.S. stockholders that are otherwise eligible for an exemption from, or a reduction in, withholding of U.S. federal income taxes with respect to such dividends or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Non-U.S. stockholders should consult their own tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and non-U.S. tax consequences, of an investment in shares of our common stock.

Other Taxes

Stockholders may be subject to state, local and non-U.S. taxes applicable to their investment in shares. Stockholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in shares of our common stock.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the common stock, preferred stock, debt securities, subscription rights, and warrants. These summaries meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security.

DESCRIPTION OF OUR CAPITAL STOCK

The following description of our capital stock is based on relevant portions of the Delaware General Corporation Law, or DGCL, and on our Certificate of Incorporation and Bylaws. This summary is not necessarily complete, and we refer you to the DGCL and our Certificate of Incorporation and Bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, for a more detailed description of the provisions summarized below.

Our authorized stock currently consists of 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Our common stock is traded on The New York Stock Exchange under the ticker symbol “MSDL.” There are no outstanding options or warrants to purchase shares of our common stock. No stock has been authorized for issuance under any equity compensation plan. Under Delaware law, our stockholders generally are not personally liable for our debts or obligations.

The following are our outstanding classes of securities as of September 30, 2024:

Title of Class	(2) Amount authorized	(3) Amount held by us or for Our Account	(4) Amount Outstanding Exclusive of Amounts shown Under Column (3)
Common Stock	100,000,000	—	89,008,972

All shares of our common stock have equal rights as to earnings, assets, dividends and other distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of assets legally available therefrom. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares are not able to elect any directors.

Provisions of the DGCL and Our Certificate of Incorporation and Bylaws

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

The indemnification of our officers and directors is governed by Section 145 of the DGCL, our certificate of incorporation and bylaws. Section 145(a) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if (1) such person acted in good faith, (2) in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and (3) with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 145 of the DGCL further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it is ultimately determined that he or she was not entitled to indemnification. Section 145 of the DGCL also provides that indemnification and advancement of expenses permitted under such Section are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Section 145 of the DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

Our certificate of incorporation provides that our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the current DGCL or as the DGCL may be amended. Section 102(b)(7) of the DGCL provides that the personal liability of a director to a corporation or its stockholders for breach of fiduciary duty as a director may be eliminated except for liability (1) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock or (4) for any transaction from which the director derives an improper personal benefit.

Our certificate of incorporation and bylaws provide for the indemnification of any person to the full extent permitted, and in the manner provided, by the current DGCL or as the DGCL may be amended. In addition, we have entered into indemnification agreements with each of our directors in order to effect the foregoing except to the extent that such indemnification would exceed the limitations on indemnification under section 17(h) of the 1940 Act.

As a BDC, we are not permitted to and will not indemnify our Adviser, any of our executive officers and directors, or any other person against liability arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office, or by reason of reckless disregard of obligations and duties of such person arising under contract or agreement.

Election of Directors

Our bylaws provide that the affirmative vote of a majority of the total votes cast “for” or “against” a nominee for director at a duly called meeting of stockholders at which a quorum is present is required to elect a director in an uncontested election. In a contested election, directors are elected by a plurality of the votes cast at a meeting of stockholders duly called and at which is a quorum is present. Under our bylaws, our Board of Directors may amend the bylaws to alter the vote required to elect directors.

Classified Board of Directors

Our Board of Directors is divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. At each annual meeting of stockholders, directors of the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders following the meeting at which they were elected and until their successors are duly elected and qualified. A classified Board of Directors may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board of Directors helps to ensure the continuity and stability of our management and policies.

Number of Directors; Removal; Vacancies

Our certificate of incorporation and bylaws provide that the number of directors will be set only by the Board of Directors. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors.

However, unless our bylaws are amended, the number of directors may never be less than four nor more than eight. Under the DGCL, unless the certificate of incorporation provides otherwise (which our certificate of incorporation does not), directors on a classified board such as our Board of Directors may be removed only for cause. Under our certificate of incorporation and bylaws, any vacancy on the Board of Directors, including a vacancy resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of the directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of us.

Action by Stockholders

Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting. This may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) by or at the direction of the Board of Directors, (2) pursuant to our notice of meeting or (3) by a stockholder who was a stockholder of record at the time of provision of notice, at the record date and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Directors at a special meeting may be made only (1) by or at the direction of the Board of Directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purposes of electing directors, by a stockholder who was a stockholder of record at the time of provision of notice, at the record date and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our Board of Directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Delaware Anti-Takeover Law

The DGCL contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders. Our Board of Directors has considered the implications of these provisions, including Section 203 of the DGCL, which is described in further detail below, and believes, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because the negotiation of such proposals may improve their terms.

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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at or subsequent to such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

•	Section 203 of the DGCL defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition (in one transaction or a series of transactions) of 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Our Board of Directors may choose to adopt a resolution exempting from Section 203 of the DGCL any business combination between us and any other person, subject to prior approval of such business combination by our Board of Directors, including approval by a majority of our Independent Directors.

The Company is aware of certain recent federal and state court decisions regarding certain control share statutes in jurisdictions other than Delaware holding that such control share statutes are not consistent with the 1940 Act and acknowledges the possibility that a court may determine that Section 203 of the DGCL similarly conflicts with the 1940 Act. The Company’s bylaws provide that to the extent that any provision of the DGCL, including Section 203 of the DGCL, conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act shall control.

Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the DGCL or any provision of our certificate of incorporation or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Exclusive Forum

Our certificate of incorporation and bylaws provide that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or bylaws or the securities, antifraud, unfair trade practices or similar laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder, or (4) any action asserting a claim governed by the internal affairs doctrine will be a federal or state court located in the state of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our common stock will be deemed, to the fullest extent permitted by law, to have notice of and consented to these exclusive forum provisions and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or proceeding and consented to process being served in any such action or proceeding, without limitation, by U.S. mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Company, with postage thereon prepaid. Our certificate of incorporation includes this provision so that we can respond to litigation more efficiently, reduce the costs associated with our responses to such litigation, particularly litigation that might otherwise be brought in multiple forums, and make it less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements. However, this exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that such stockholder believes is favorable for disputes with us or our directors, officers or other employees, if any, and may discourage lawsuits against us and our directors, officers or other employees, if any. Alternatively, if a court were to find such provision inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations. The exclusive forum provision does not apply to claims arising under the federal securities laws.

DESCRIPTION OF OUR PREFERRED STOCK

In addition to shares of common stock, our certificate of incorporation authorizes the issuance of preferred stock. We could issue preferred stock from time to time in one or more classes or series without stockholder approval. Prior to issuance of shares of each class or series, our Board of Directors is required by Delaware law and by our certificate of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any such an issuance must adhere to the requirements of the 1940 Act, Delaware law and any other limitations imposed by law.

The 1940 Act currently requires that (i) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 66 2/3% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, (ii) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends or other distribution on the preferred stock are in arrears by two years or more. Some matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a business development company. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

For any series of preferred stock that we issue, our board of directors will determine and the articles supplementary and the prospectus supplement relating to such series will describe:

•	the designation and number of shares of such series;

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the rate and time at which, and the preferences and conditions under which, any dividends or other distributions will be paid on shares of such series, as well as whether such dividends or other distributions are participating or non-participating;

•	any provisions relating to convertibility or exchangeability of the shares of such series, including adjustments to the conversion price of such series;

•	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of the holders of shares of such series;

•	any provisions relating to the redemption of the shares of such series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which dividends or other distributions, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we could issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights. We could issue subscription rights to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more persons pursuant to which such persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. Our common stockholders will indirectly bear all of the expenses incurred by us in connection with any subscription rights offerings, regardless of whether any common stockholder exercises any subscription rights.

A prospectus supplement will describe the particular terms of any subscription rights we issue, including the following:

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the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

•	the title and aggregate number of such subscription rights;

•	the exercise price for such subscription rights (or method of calculation thereof);

•	the currency or currencies, including composite currencies, in which the price of such subscription rights may be payable;

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if applicable, the designation and terms of the securities with which the subscription rights are issued and the number of subscription rights issued with each such security or each principal amount of such security;

•	the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

•	the number of such subscription rights issued to each stockholder;

•	the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

•	if applicable, the minimum or maximum number of subscription rights that may be exercised at one time;

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

•	any termination right we may have in connection with such subscription rights offering;

•	the terms of any rights to redeem, or call such subscription rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the subscription rights;

•	the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the subscription rights offering;

•	if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights; and

•	any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

Each subscription right will entitle the holder of the subscription right to purchase for cash or other consideration such amount of shares of common stock at such subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. If less than all of the rights represented by such subscription rights certificate are exercised, a new subscription certificate will be issued for the remaining rights. Prior to exercising their subscription rights, holders of subscription rights will not have any of the rights of holders of the securities purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we could issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

We could issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we issue, including the following:

•	the title and aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right will expire (subject to any extension);

•	whether such warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	the terms of any rights to redeem, or call such warrants;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the warrants;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Each warrant will entitle the holder to purchase for cash such common stock or preferred stock at the exercise price or such principal amount of debt securities as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised as set forth in the prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and a warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends or other distributions, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the 1940 Act, we may generally only offer warrants provided that (a) the warrants expire by their terms within ten years, (b) the exercise or conversion price is not less than the current market value at the date of issuance, (c) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of the Company and its stockholders and (d) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series and any related free writing prospectus.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described below under “—Events of Default-Remedies if an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us with respect to our debt securities.

All the material terms of the indenture and the supplemental indenture, as well as an explanation of your rights as a holder of debt securities, will be described in this prospectus as supplemented by the applicable prospectus supplement accompanying this prospectus. Because this section is a summary it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. We have filed the indenture with the SEC. See “Available Information” for information on how to obtain a copy of the indenture. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available.

A prospectus supplement, which will accompany this prospectus, will describe the particular terms of any series of debt securities being offered, including any or all of the following, as applicable:

•	the designation or title of the series of debt securities;

•	the total principal amount of the series of debt securities;

•	the percentage of the principal amount at which the series of debt securities will be offered;

•	the date or dates on which principal will be payable or the method by which such date or dates will be determined or extended;

•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

•	the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•	whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);

•	the terms for redemption, extension or early repayment, if any;

•	the provision for any sinking fund;

•	the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

•	if other than the trustee, the identity of each security registrar and/or paying agent;

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if other than the principal amount, the portion of the principal amount of the debt securities of the series that are payable upon “declaration of acceleration of maturity,” upon redemption of the debt securities of the series redeemable before stated maturity, upon surrender for repayment at the option of the debt security holder, or which the trustee is entitled to claim;

•	the currencies in which the series of debt securities are issued and payable;

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whether the amount of payments of principal (or premium, if any) or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

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any provisions regarding whether the principal of (or premium, if any) or interest, if any, on the debt securities of the series are to be payable, at the election of the Company or a debt security holder thereof, in one or more currencies other than that in which such debt securities are denominated or stated to be payable;

•	provisions, if any, granting special rights to the debt securities holders of a series upon the occurrence of such events as may be specified;

•	any restrictive covenants;

•	any Events of Default (as defined in “Events of Default” below);

•	any deletions from, modifications of or additions to the Events of Default (as defined in “Events of Default” below) or covenants;

•	whether the series of debt securities are issuable in certificated form;

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the date as of which any temporary global security representing outstanding debt securities of the series will be dated if other than the date of original issuance of the first security of the series to be issued;

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the person to whom any interest is payable, if other than the person in whose name such debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest, and the extent to which, or the manner in which, interest will be paid;

•	any provisions for defeasance or covenant defeasance;

•

if the debt securities of a series are issuable in definitive form (whether upon original issue or upon exchange of a temporary security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•	any special U.S. federal income tax implications, including, if applicable, federal income tax considerations relating to original issue discount;

•

whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	the designation of the initial exchange rate agent, if any;

•	if the debt securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

•	whether the debt securities are secured and the terms of any security interest;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	the appointment of any calculation agent, foreign currency exchange agent or other additional agents;

•	the name of the securities exchange, if the debt securities are listed on a securities exchange;

•

the guarantees, if any of the debt securities, and the extent of the guarantees (including provisions relating to seniority, subordination and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of such securities;

•	any restrictions on the sale or transfer of the debt securities; and

•	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

We are permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, as defined in the 1940 Act, is at least equal to 150% immediately after each such issuance after giving effect to any exemptive relief granted to us by the SEC. In addition, while any indebtedness and or senior securities remain outstanding, we must make provisions to prohibit any distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. For a discussion of the risks associated with leverage, see “Risk Factors” in our most recently filed Annual Report on Form 10-K, as well as in subsequent filings with the SEC.

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued by us or our subsidiaries thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk protection or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

We may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you in this Description of Our Debt Securities, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Termination of a Global Security.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the debt securities to be registered in his or her name and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “—Issuance of Securities in Registered Form” above;

•	an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	if we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series;

•

an investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee;

•

DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds; your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities; there may be more than one financial intermediary in the chain of ownership for an investor; we do not monitor and are not responsible for the actions of any of those intermediaries.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “—Issuance of Securities in Registered Form” above.

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the investors in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Special Considerations for Global Securities.”

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at our offices, the office of the applicable trustee and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, at our option, we may pay any cash interest that becomes due on the debt security by mailing a check to the holder at his, her or its address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):

•	we do not pay the principal of (or premium, if any, on) a debt security of the series when due, and such default is not cured within five days;

•	we do not pay interest on a debt security of the series when due, and such default is not cured within 30 days;

•	we do not deposit any sinking fund payment in respect of debt securities of the series within five days of its due date;

•

we remain in default in the performance, or in breach, of a covenant or agreement in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding debt securities of the series);

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days;

•

the series of debt securities has an asset coverage, as such term is defined in the 1940 Act, of less than 100% on the last business day of each of twenty-four consecutive calendar months, after giving effect to any exemptive relief granted to the Company by the SEC; or

•	any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium, interest, or sinking or purchase fund installment, if it in good faith considers the withholding of notice to be in the interest of the holders.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the affected series may (and the trustee shall at the request of such holders) declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series by written notice to us and the trustee if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default (other than nonpayment of principal of (or premium, if any) or interest that has become due solely by reason of such acceleration) have been cured or waived.

The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it (called an “indemnity”). If indemnity reasonably satisfactory to it is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured;

•	the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the Event of Default;

•	the holder or holders must offer the trustee indemnity, security or both, satisfactory to the trustee, against the costs, expenses and liabilities incurred of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and

•

the holders of a majority in principal amount of the outstanding debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

Waiver of Default

Holders of a majority in principal amount of the outstanding debt securities of the affected series may waive any past defaults other than

•	the payment of principal of (or premium, if any) or interest, if any, on any debt securities of the series; or

•	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Merger or Consolidation

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another person. However, unless the prospectus supplement relating to certain debt securities states otherwise, we may not take any of these actions unless all the following conditions are met:

•

the Company shall be the continuing entity or the resulting entity or transferee shall be a corporation, statutory trust or limited liability company organized and existing under the laws of the United States or any state or territory thereof and must agree, in form reasonably satisfactory to the trustee, to be legally responsible for our obligations under the debt securities, including the punctual payment of the principal (or premium, if any) and interest, if any, on the debt securities and the performance of every covenant under the indenture and any supplement thereto related to the debt securities;

•	immediately after giving effect to such transaction, no default or Event of Default shall have happened and be continuing;

•	we must deliver certain certificates and documents to the trustee; and

•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

•	change the stated maturity of the principal of (or premium, if any) or any installment of principal of or interest on a debt security or the terms of any sinking fund with respect to any security;

•	reduce the principal amount or the rate of interest due on a debt security;

•	change the manner of calculating the rate of interest or any premium payable upon redemption or change any of our obligations to pay additional amounts under the indenture;

•

reduce the amount of principal payable upon acceleration of the maturity of an original issue discount or indexed security following a default or upon the redemption thereof or the amount thereof provable in a bankruptcy proceeding;

•	adversely affect any right of repayment at the holder’s option;

•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

•	impair your right to sue for payment;

•	adversely affect any right to convert or exchange a debt security in accordance with its terms;

•	modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is needed to modify or amend the indenture;

•

reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is needed to reduce the requirements for quorum or voting;

•

modify any other aspect of the provisions of the indenture dealing with supplemental indentures with the consent of holders, waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require the consent of the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

•

if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of a series of debt securities issued under the indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants applicable to that series of debt securities. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•

for debt securities whose principal amount is not known (for example, because it is based on an index), we will use the principal face amount at original issuance or a special rule for that debt security described in the prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we, any other obligor, or any affiliate of us or any obligor own such debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance-Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

Under current U.S. federal tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If we achieved covenant defeasance and your debt securities were subordinated as described under “—Indenture Provisions-Subordination” below, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit described in the first bullet below to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders. In order to achieve covenant defeasance, we must do the following:

•

we must irrevocably deposit in trust for the benefit of all holders of a series of debt securities (1) an amount (in such currency in which such securities are then specified as payable at stated maturity), (2) government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity), or (3) a combination thereof in an amount, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•	covenant defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments;

•

we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing holders of outstanding securities to be taxed on the debt securities any differently than if covenant defeasance had not occurred;

•

no default or event of default with respect to such debt securities shall have occurred and be continuing on the date of the deposit and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days;

•	we must deliver to the trustee an officers’ certificate and legal opinion stating that all conditions precedent to covenant defeasance have been complied with; and

•	satisfy the terms, conditions or limitations for covenant defeasance contained in any supplemental indentures.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be such a shortfall. However, there is no assurance that we would have sufficient funds to make payment of the shortfall.

Full Defeasance

If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described in the second bullet below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for you to be repaid:

•

we must irrevocably deposit in trust for the benefit of all holders of a series of debt securities (1) an amount (in such currency in which such securities are then specified as payable at stated maturity), (2) government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity), or (3) a combination thereof in an amount, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;

•	defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments;

•

we must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to recognize income, gain or loss for federal income tax purposes as a result of such defeasance and to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;

•

no default or event of default with respect to such debt securities shall have occurred and be continuing on the date of the deposit and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and

•	we must deliver to the trustee an officers’ certificate and legal opinion stating that all conditions precedent to defeasance have been complied with;

•	satisfy the terms, conditions or limitations for full defeasance contained in any supplemental indentures.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “—Indenture Provisions-Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

•	only in fully registered certificated form;

•	without interest coupons; and

•	unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.

Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in the prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions-Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities, upon our dissolution, winding up, liquidation or reorganization before all Senior Indebtedness is paid in full, the payment or distribution received by the trustee in respect of such subordinated debt securities or by the holders of any of such subordinated debt securities must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities or the holders of any indenture securities that are not Senior Indebtedness. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

Senior Indebtedness is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

•

our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed, that we have designated as “Senior Indebtedness” for purposes of the indenture and in accordance with the terms of the indenture (including any indenture securities designated as Senior Indebtedness), and

•	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness and of our other Indebtedness outstanding as of a recent date.

Secured Indebtedness and Ranking

Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. The debt securities, whether secured or unsecured, of the Company will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities (i.e., the holders of the debt securities will not have access to the assets of the Company’s subsidiaries, financing vehicles or similar facilities until after all of these entities’ creditors have been paid and the remaining assets have been distributed up to the Company as the equity holder of these entities).

In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture

U.S. Bank Trust Company, National Association serves as the trustee under the indenture.

Certain Considerations Relating to Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

Our securities are held by our custodian, State Street Bank and Trust Company, or State Street, pursuant to a custody agreement. We have also engaged State Street to serve as our transfer agent, distribution paying agent and registrar. State Street’s address is: 100 Summer Street, Floor 5, Boston, Massachusetts 02110.

PORTFOLIO TRANSACTIONS AND BROKERAGE

Since we will generally acquire and dispose of investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by our Board of Directors, our Adviser will be primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. Our Adviser does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While our Adviser generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, our Adviser may select a broker based partly upon brokerage or research services provided to us, our Adviser and any other accounts. Such brokerage or research services may include research reports on companies, industries and securities; economic and financial data; financial publications; computer data bases; quotation equipment and services; and research-oriented computer hardware, software and other services. In return for such services, we may pay a higher commission than other brokers would charge if our Adviser determines in good faith that such commission is reasonable in relation to the services provided.

We have not paid any brokerage commissions during the three most recent fiscal years.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings or series, together or separately, our common stock, preferred stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, subscription rights or debt securities in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods. We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds, if any, we will receive from the sale; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (1) in connection with a rights offering to our existing stockholders, (2) offerings completed within one year of the receipt of consent of the majority of our common stockholders or (3) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.

In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Our common stockholders will indirectly bear such fees and expenses as well as any other fees and expenses incurred by us in connection with any sale of securities. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on The New York Stock Exchange may engage in passive market making transactions in our common stock on The New York Stock Exchange in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on The New York Stock Exchange. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of shares of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

Certain legal matters regarding the securities offered by this prospectus will be passed upon for the Company by Dechert LLP, Boston, MA. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company incorporated by reference in this Registration Statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The principal business address of Deloitte & Touche LLP is 30 Rockefeller Plaza, New York, New York, 10112.

AVAILABLE INFORMATION

We file annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge on our website at www.msdl.com or by calling us at (212) 761-4000 or by email at msdl@morganstanley.com. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available free of charge on the SEC’s Internet website at http://www.sec.gov. Information on our website and the SEC’s website is not incorporated into or a part of this prospectus. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by sending a request by email to: publicinfo@sec.gov.

All requests for information, including copies of documents incorporated by reference into this registration statement, should be directed to:

Investor Relations

Morgan Stanley Direct Lending Fund

1585 Broadway, 23rd Floor

New York, NY 10036

(212) 761-4000

msdl@morganstanley.com

INCORPORATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus and any applicable prospectus supplement is terminated will automatically be incorporated and, where applicable, supersede any applicable information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our filings listed below and any future filings (including those made after the date of the filing of the registration statement of which this prospectus is a part) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of securities covered by this prospectus and any applicable prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC, which is not deemed filed, is not incorporated by reference in this prospectus and any applicable prospectus supplement (unless specifically set forth in such filing). Information that we file with the SEC will automatically update and may supersede information in this prospectus, any applicable prospectus supplement and information previously filed with the SEC.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 1, 2024;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 9, 2024, August 8, 2024 and November 7, 2024;

•

those portions of our  Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2024 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 1, 2024;

•	our Current Report on Form 8-K filed with the SEC on August 27, 2024; and

•	any description of shares of our common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

To obtain copies of these filings, see “Available Information.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information, and you should not rely on such information if you receive it. We are not making an offer of or soliciting an offer to buy, any securities in any state or other jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$

MORGAN STANLEY DIRECT LENDING FUND

% Notes due

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Truist Securities	BNP PARIBAS	MUFG	RBC Capital Markets	SMBC Nikko

   , 2026